Exhibit 10.2 WEX INC. AMENDED AND RESTATED 2019 EQUITY AND INCENTIVE PLAN RESTRICTED STOCK UNIT AWARD AGREEMENT 2024 GRANT THIS AWARD AGREEMENT (this “Agreement”) is entered into by and between WEX Inc., a Delaware corporation (the “Company”), and the individual (the “Grantee”) listed on the attached Memorandum (which is incorporated herein by reference, the “Memorandum”), effective as of the Date of Grant set forth on such Memorandum (the “Date of Grant”), pursuant to the terms and conditions of the WEX Inc. Amended and Restated 2019 Equity and Incentive Plan (the “Plan”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Plan. WHEREAS, the Company has adopted the Plan (the prospectus of which was provided to the Grantee), which is incorporated herein by reference and made part of this Agreement; WHEREAS, the Board has the authority under the Plan to grant Awards to eligible service providers of the Company and its subsidiaries (collectively, the “Company Group”); and WHEREAS, the Board has determined that it would be in the best interests of the Company and its stockholders to grant the Award provided for herein to the Grantee pursuant to the Plan and this Agreement. NOW THEREFORE, in consideration of the mutual convents hereinafter set forth, the Company and the Grantee agree as follows: 1) Award. Subject to (i) the terms and conditions set forth in the Plan and this Agreement (including, without limitation, the Grantee’s agreement to comply with the obligations set forth in Section 5 and Section 6 below) and (ii) the Grantee’s acknowledgement of this Agreement and the Memorandum, the Company hereby grants the Grantee the number of Restricted Stock Units set forth in the Memorandum (the “RSUs”). 2) Vesting. Except as otherwise provided in Section 3(a), Section 3(b)(i) and Section 3(c), the RSUs shall vest in equal installments on each of the first three (3) anniversaries of the Date of Grant, subject to the Grantee’s continued Service (as defined below) on the applicable vesting date, such that one-hundred percent (100%) of the RSUs shall be vested on the third anniversary of the Date of Grant. Any portion of the RSUs that has vested as set forth in this Section 2 shall be settled within thirty (30) days following the applicable vesting date. For purposes of this Agreement, “Service” means providing services as an active employee, to, or for the benefit of, any member of the Company Group. 3) Termination; Change in Control. a) Death. Upon the Grantee’s death, any unvested RSUs shall immediately vest and shall be settled within thirty (30) days following the Grantee’s death.

b) Retirement. i) If the Grantee’s Service is terminated due to the Grantee’s Retirement (as defined below), the RSUs shall immediately vest and shall be settled on the schedule set forth in Section 2 or Section 3(a), as applicable (i.e., within thirty (30) days following each of the first three (3) anniversaries of the Date of Grant or, if earlier, within thirty (30) days following the Grantee’s death), subject to the Grantee’s (x) continued compliance with the provisions of this Agreement, including, without limitation, Section 5 and Section 6, (y) execution and non- revocation of a separation agreement, including a release of claims, in a form provided by the Company (and executed by deed where appropriate), within the timeframe set forth therein, but no later than thirty (30) days following the Grantee’s Retirement (the “Release Requirement”) and (z) successful completion of the Grantee’s transitional duties prior to Retirement. If the Grantee fails to satisfy the Release Requirement, outstanding RSUs shall be forfeited immediately, automatically and without consideration and the Board may require the Grantee to immediately remit to the Company any shares of Common Stock (or the fair market value thereof (as determined by the Board in its sole discretion) to the extent the Grantee no longer holds the shares of Common Stock) issued in respect of the RSUs as a result of Section 3(b)(i), and the Company shall be entitled to an award of its reasonable attorneys’ fees incurred in enforcing its rights pursuant to this Section 3(b)(i). ii) Notwithstanding Section 3(b)(i), if (x) the Company receives a legal opinion stating that there has been a legal judgment and/or legal development in the Grantee’s jurisdiction that likely would result in Section 3(b)(i) being deemed unlawful or in violation of Section 409A, or (y) any of the restrictive covenants set forth in Section 5 and Section 6 are held by any court or governmental authority (or otherwise deemed) to be void, unlawful or unenforceable with respect to the Grantee, then Section 3(b)(i) shall be void ab initio and the RSUs shall be subject to the other applicable provisions of this Agreement. If the Grantee has already received shares of Common Stock as a result of Section 3(b)(i), the Board may require the Grantee to immediately remit to the Company any shares of Common Stock (or the fair market value thereof (as determined by the Board in its sole discretion) to the extent the Grantee no longer holds the shares of Common Stock), and the Company shall be entitled to an award of its reasonable attorneys’ fees incurred in enforcing its rights pursuant to this Section 3(b)(ii). iii) For purposes of this Agreement, “Retirement” means a termination of the Grantee’s Service following Notice (as defined below), other than a termination of the Grantee’s Service for Cause or where grounds for a termination of the Grantee’s Service for Cause exist; provided that at the time of such Notice the Grantee has satisfied one (or more) of the following: (x) attainment of at least fifty-five (55) years of age and ten (10) full years of continuous Service, (y) attainment of at least sixty (60) years of age and five (5) full years of continuous Service or (z) attainment of at least sixty-five (65) years of age and two (2) full years of continuous Service, in each case, as determined by the Company’s HRIS. To invoke a termination due to Retirement, the Grantee must provide at least six (6) months prior written notice to the Grantee’s direct manager at the applicable member of the Company Group (the “Notice”) and the termination date must be at least six (6) months following the Date of Grant. c) Change in Control.

i) Upon the occurrence of a Change in Control in which the acquirer or the surviving entity does not assume or substitute the RSUs, the RSUs shall immediately vest and shall be settled on the schedule set forth in Section 2 or Section 3(a), as applicable (i.e., within thirty (30) days following each of the first three (3) anniversaries of the Date of Grant or, if earlier, within thirty (30) days following the Grantee’s death); provided, however, that, in accordance with Section 10(c)(2) of the Plan, if such Change in Control would constitute a “change in control event” within the meaning of Section 409A and the Grantee’s Service is terminated by a member of the Company Group (including any acquirer or successor) without Cause or by the Grantee for Good Reason, in each case, following such Change in Control but prior to the first anniversary thereof, then the RSUs shall be settled within thirty (30) days following such termination of Service. ii) Upon the occurrence of a Change in Control in which the acquirer or the surviving entity assumes or substitutes the RSUs, the RSUs shall both vest and be settled in accordance with Section 2 and Section 3 (as applicable); provided, however, that, in accordance with Section 10(c)(2) of the Plan, if the Grantee’s Service is terminated by a member of the Company Group (including any acquirer or successor) without Cause or by the Grantee for Good Reason, in each case, following such Change in Control but prior to the first anniversary thereof then the RSUs shall immediately vest and shall be settled (x) on the schedule set forth in Section 2 or Section 3(a), as applicable (i.e., within thirty (30) days following each of first three (3) anniversaries of the Date of Grant or, if earlier, within thirty (30) days following the Grantee’s death), if such Change in Control would not constitute a “change in control event” within the meaning of Section 409A or (y) within thirty (30) days following such termination of Service if such Change in Control would constitute a “change in control event” within the meaning of Section 409A. d) Other Terminations. Except as otherwise provided under Section 3(a), Section 3(b)(i) and Section 3(c) of this Agreement, upon the termination of the Grantee’s Service for any reason, any RSUs that have not vested as of such termination shall be forfeited immediately, automatically and without consideration (unless the Board, in its sole discretion, determines otherwise). A termination of Service shall be deemed to have occurred on the date on which the Grantee ceases to perform active employment duties for the Company Group, regardless of any notice period, salary continuation period or other severance period. Notwithstanding any other provision of the Plan, this Agreement or any other agreement between any member of the Company Group and the Grantee to the contrary, the Grantee shall not be entitled to any compensation for the loss of any rights under the Plan or this Agreement as a result of the termination of the Grantee’s Service. 4) Settlement. Upon settlement of the RSUs, the Company shall deliver to the Grantee, for each vested RSU, one (1) share of Common Stock, subject to any terms and conditions set forth in the Plan or imposed by the Board. No fractional shares of Common Stock shall be delivered and any fractions shall be rounded down. 5) Confidential and Proprietary Information.

a) The Grantee acknowledges that in connection with the Grantee’s Service, the Grantee is placed in a position of confidence and trust with the Company Group and in line with that position has and will continue to have access to information of a nature not generally disclosed to the public. The Grantee agrees to keep confidential and not: (i) use or (ii) disclose to anyone any Confidential and Proprietary Information, except in the proper course of the Grantee’s duties to the Company Group, as required by law or as authorized by the Board of Directors. “Confidential and Proprietary Information” includes but is not limited to all the Company Group’s trade secrets, business and strategic plans, financial details, computer programs, manuals, contracts, current and prospective client and supplier lists, and all other documentation, business knowledge, data, material, property and supplier lists, and developments owned, possessed or controlled by the Company Group, regardless of whether possessed or developed by the Grantee in the course of the Grantee’s Service. Such Confidential and Proprietary Information may or may not be designated as confidential or proprietary and may be oral, written or electronic media. The Grantee understands that such information is owned and shall continue to be owned solely by the Company Group, and hereby represents that the Grantee has not and will not disclose, directly or indirectly, in whole or in part, any Confidential and Proprietary Information. The Grantee acknowledges that the Grantee has complied and will continue to comply with this commitment, both as an employee and after the termination of the Grantee’s Service. Notwithstanding the foregoing, Confidential and Proprietary Information does not include any information that: (1) is already in the public domain or becomes available to the public through no breach by the Grantee of this Agreement; (2) was lawfully in the Grantee’s possession prior to disclosure to the Grantee by the Company Group; (3) is lawfully disclosed to the Grantee by a third party (other than any member of the Company Group, or any of its representatives, agents or employees) without any obligations of confidentiality attaching to such disclosure; (4) is developed by the Grantee entirely on the Grantee’s own time without the Company Group’s equipment, supplies or facilities and does not relate at the time of conception to the Company Group’s business or actual or demonstrably anticipated research or development; or (5) is lawfully acquired by a non-supervisory employee about wages, hours or other terms and conditions of employment when used for purposes protected by §7 of the National Labor Relations Act such as discussing wages, benefits or terms and conditions of employment, or other legally protected concerted activity for mutual aid or protection of laborers. Information shall not be deemed to be in the public domain merely because any part of said information is embodied in general disclosures or because individual features, components, or combinations thereof are now or become known to the public or are in the public domain. b) The provisions in this Agreement do not prohibit the Grantee from communicating with any governmental authority or making a report in good faith and with a reasonable belief of any violations of law or regulation to a governmental authority, or from testifying or participating in a legal proceeding relating to such violations, including providing documents or information or making other disclosures protected or required by any whistleblower law or regulation to the Securities and Exchange Commission, the Department of Labor, or any other appropriate government authority. This may include disclosure of trade secret or confidential information within the limitations permitted by the 2016 Defend Trade Secrets Act (DTSA). The Grantee understands, agrees and acknowledges that under the DTSA,

(1) no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret (as defined in the Economic Espionage Act) that: (A) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law, or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and (2) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order. Notwithstanding the foregoing, the Grantee expressly agrees to honor the confidentiality obligations in this Agreement and will only share Confidential and Proprietary Information with the Grantee’s attorney or with the government agency or entity in accordance with this Section 5. Further, nothing in this Agreement limits or affects Grantee’s right to disclose or discuss sexual harassment or sexual assault disputes. Nothing in this Agreement shall be construed to permit or condone unlawful conduct, including but not limited to the theft or misappropriation of Company Group’s property, trade secrets or information. 6) Non-Competition and Non-Solicitation. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information provided to the Grantee, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that during the Grantee’s Service and continuing thereafter until (i) twelve (12) months following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of Service due to Retirement, twelve (12) months following the Vesting Date (in each case, except with respect to Section 5(f), which restrictions apply in perpetuity), the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company Group, whether as an agent or otherwise: a) Contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company Group with whom the Grantee directly performed any services or had any direct business contact; b) Contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company Group whose entity- or other customer-specific information the Grantee discovered or gained access to as a result of the Grantee’s access to Company Group’s Confidential and Proprietary Information; c) Utilize the Company Group’s Confidential and Proprietary Information to solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company Group; d) Solicit or induce, either directly or indirectly, any employee of the Company

Group to leave the employ of any member of the Company Group or become employed with or otherwise engaged by any person, entity or organization other than the Company Group; or take any action to assist any subsequent employer or any other person, entity or organization, either directly or indirectly, in soliciting or inducing any employee of a member of the Company Group to leave the employ of such member of the Company Group or become employed with or otherwise engaged by any person, entity or organization other than a member of the Company Group; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any individual employed by a member of the Company Group within sixty (60) days preceding that individual’s hire by the Grantee or the Grantee’s subsequent employer; e) Become employed by, render services to or directly or indirectly (whether for compensation or otherwise, and whether as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity), own or hold a proprietary interest in, manage, operate, or control, or join or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with, any Competing Enterprise. For purposes of this Section 6(e), a “Competing Enterprise” means any entity, organization or person engaged, or planning to become engaged, in substantially the same or similar business to that being conducted or actively and specifically planned to be conducted during the Grantee’s Service or within six (6) months after the Grantee’s termination of Service, owned or controlled. It includes, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of the Grantee’s knowledge contemplated to be sold by the Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards. The restrictions in this Section 6 shall be effective and binding only to the extent permissible under Rule 5.6 of the Maine Rules of Professional Conduct or any similar rule governing the practice of law that is applicable to the Grantee. The restrictions in this Section 6 shall not be construed to prevent the Grantee from, following the termination of the Grantee’s Service, working for a business entity that does not compete with the Company Group simply because the entity is affiliated with a Competing Enterprise, so long as the entity is operationally separate and distinct from the Competing Enterprise and the Grantee’s job responsibilities at that entity are unrelated to the Competing Enterprise. The restrictions in this Section 6 will not apply to employment by or the rendering of services to businesses that sell fuel or convenience items if those businesses are not directly competing with the Company Group, owned or controlled. The restrictions in this Section 6 shall also not be deemed to prohibit the Grantee from owning not more than one percent (1%) of the total shares of all classes of stock of any publicly held company. The Grantee acknowledges that the Company Group’s businesses are conducted internationally and agrees that the provisions in this Section 6 shall operate in any country in which the Company Group conducts business while the Grantee is/was employed by a member of the Company Group; and/or

f) Subject to Section 5(b), and except in the proper course of the Grantee’s duties to the Company Group in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company Group, to (i) any competitor of the Company Group, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company Group, (iii) a member of the media, (iv) any prospective acquirer of any member of the Company Group, (v) any litigant or potential litigant against any member of the Company Group, (vi) any other person seeking information regarding the Company Group (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company Group, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of any member of the Company Group and/or any current or former officer, director or employee of any member of the Company Group; (c) join a “group” or become a “participant” in a solicitation with respect to the Company Group (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against any member of the Company Group, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against any member of the Company Group, (iii) proposing to acquire any member of the Company Group or any of its assets or (iv) making any other demands of any member of the Company Group. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company Group with any such Potential Adverse Party without prior written approval from the CLO. The Company Group has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company Group, (c) solicitation or hire of the employees of any member of the Company Group, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Section 5 and Section 6 of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to the provision that provides the greatest protection to the Company Group that is enforceable under applicable law. The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Company Group. The Grantee also acknowledges that in the event the Grantee breaches any part of Section 5 and Section 6 of this Agreement, the damages to the Company Group would be irreparable. Therefore, in addition to monetary damages and/or reasonable attorney fees, the Company Group shall have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the restrictive covenants contained in this Agreement. Further, the Grantee consents to the issuance of a temporary restraining order or preliminary injunction to maintain the status quo pending the outcome of any proceeding. The Grantee further understands and agrees that if the Grantee breaches any covenant set forth in Section 6, the duration of any covenant so breached shall, to the fullest extent permitted by law, automatically be tolled from the date of the first breach until the date judicial relief providing effective remedy for such breach or breaches is obtained by the Company Group, or until the Company Group states in writing that it will seek no judicial relief for such breach. If any one or more provisions of Section 5 and Section 6 shall for any reason be held to be excessively broad as to time, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the greatest extent compatible with applicable law as it shall then appear, and the parties expressly agree that any of the provisions of Section 5 and Section 6 may be reformed, modified, revised, edited or blue-penciled to make such provision enforceable, to the fullest extent permitted by law, and the parties consent to the enforcement of such provision as so reformed, modified, revised, edited or blue-penciled. The Grantee agrees, during (i) the twelve (12) month period following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of Service due to Retirement, the twelve (12) month period following the Vesting Date, to disclose to the Company Group, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company Group no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity. During the Grantee’s Service and continuing thereafter until (i) twelve (12) months following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of Service due to Retirement, twelve (12) months following the Vesting Date, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Section 5 and Section 6 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company Group may send a copy of this Agreement to, or otherwise make the provisions of Section 5 and Section 6 of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The Grantee agrees not to assert any claim that such conduct by the Company Group is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Section 5 and Section 6 are later found to be enforceable in whole or in part. Mindful of the obligations set forth in Section 5 and Section 6, upon termination of the Grantee’s Service, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company Group. 7) Successors and Assigns; No Third Party Beneficiaries. Unless otherwise determined by the Board, the Grantee shall not be permitted to transfer or assign this Agreement or the RSUs, except as expressly permitted under the Plan. The Company may assign this Agreement to an entity controlled by or under common control with the Company or to an entity that acquires all or substantially all of the business, equity or assets of the Company. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company Group and its successors and assigns and upon the Grantee and the Grantee’s heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the Company Group and the Grantee, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. 8) Withholding. As a condition to the granting of the RSUs, the Grantee acknowledges and agrees that the Grantee is responsible for the payment of income and employment taxes (and any other taxes) payable in connection with the vesting and/or settlement of the RSUs. The Company Group shall have the power and the right to deduct or withhold automatically from any payment or shares of Common Stock deliverable under this Agreement, or require the Grantee to remit to the Company Group, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement (the “Minimum Withholding”) in a form that is reasonably acceptable to the Company (as determined by the Company in its sole discretion); provided that, except as otherwise provided by the Board, with respect to the withholding of shares of Common Stock, if the Company Group is able to withhold from the shares of Common Stock deliverable under this Agreement such number of shares of Common Stock having a fair market value (as determined by the Board in its sole discretion) that is greater than the Minimum Withholding without financial accounting implications for the Company or the withholding is in a jurisdiction that does not have a Minimum Withholding, the Company Group shall have the power and the right, including at the Grantee's request, to deduct or withhold automatically from any shares of Common Stock deliverable under this Agreement up to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company) to satisfy federal, state, and local taxes, domestic or foreign, with respect to any taxable event arising as a result of this Agreement. Notwithstanding the foregoing, with respect to any taxes that the Company Group is required to withhold in connection with the vesting of the RSUs, the Company Group shall deduct or withhold automatically from any shares of Common Stock deliverable under this Agreement the number of shares of Common Stock having a fair market value equal to the Minimum Withholding with respect to such taxable event, which retained shares of Common Stock shall fund the payment of such taxes by the Company on the Grantee’s behalf. 9) No Rights to Continued Service. The granting of the RSUs shall impose no obligation on any member of the Company Group to continue the Service of the Grantee and shall not interfere in any way with the right of any member of the Company Group to terminate such Service. 10) Governing Law. This Agreement, and all claims or causes of action or other matters that may be based upon, arise out of or relate to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict or choice of law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction. 11) Consent to Jurisdiction. The Company and the Grantee, by the Grantee’s execution hereof, (a) hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State of Delaware for the purposes of any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that the Grantee is not subject personally to the jurisdiction of the above-named courts, that the Grantee’s property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agree not to commence any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise; provided, however, that the Company and the Grantee may seek to enforce a judgment issued by the above-named courts in any proper jurisdiction. The Company and the Grantee hereby consent to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at the Grantee’s address specified pursuant to Section 15 is reasonably calculated to give actual notice. 12) WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT THE GRANTEE SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THIS SECTION 12 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND SHALL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. 13) Compliance with Section 409A. Notwithstanding any other provision of this Agreement to the contrary: a) The Company intends that the RSUs satisfy the requirements of Section 409A. This Agreement shall be interpreted in accordance with that intent, such that there are no adverse tax consequences, interest or penalties under Section 409A as a result of the RSUs. In no event whatsoever will any member of the Company Group or any of their respective directors, officers, agents, attorneys, employees, shareholders, investors, managers, fiduciaries, successors or assigns be liable for any additional tax, interest or penalties that may be imposed on the Grantee under Section 409A or any damages for failing to comply with Section 409A. b) A termination of Service shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits considered “nonqualified deferred compensation” under Section 409A upon or following a termination of Service unless such termination is also a “separation from service” within the meaning of Section 409A, and for purposes of any such provision of this Agreement, references to a “termination,” “terminate,” “termination of Service” or like terms shall mean “separation from service” within the meaning of Section 409A. If any payment, compensation or other benefit provided to the Grantee, due to the termination of the Grantee’s employment, is determined, in whole or in part, to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the Grantee is a specified employee as defined in Section 409A(2)(B)(i) of the Code, no part of such payments shall be paid before the day that is six (6) months plus one (1) day after the date of termination or, if earlier, ten (10) business days following the Grantee’s death (the “New Payment Date”). The aggregate of any payments that otherwise would have been paid to the Grantee during the period between the date of termination and the New Payment Date shall be paid to the Grantee in a lump sum on such New Payment Date. Thereafter, any payments that remain outstanding as of the day immediately following the New Payment Date shall be paid without delay over the time period originally scheduled, in accordance with the terms of this Agreement. c) If under this Agreement, an amount is paid in two or more installments, for purposes of Section 409A, each installment shall be treated as a separate payment. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “as soon as practicable following the applicable Vesting Date, but no later than thirty (30) days following such Vesting Date”), the actual date of payment within the specified period shall be within the sole discretion of the Company. 14) No Guarantees Regarding Tax Treatment. Grantee (or Grantee’s beneficiaries) shall be responsible for all taxes with respect to the RSUs. The Board and the Company make no guarantees regarding the tax treatment of the RSUs. Neither the Board nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A of the Code or Section 457A of the Code or otherwise. 15) Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in the regular mail, postage prepaid, addressed, as appropriate, to the Grantee at the last address specified in the Grantee’s employment records (or such other address as the Grantee may designate in writing to the Company), or to the Company, 1 Hancock Street, Portland, ME 04101, Attention: Chief Legal Officer, or such other address as the Company may designate in writing to the Grantee. 16) No Effect on Compensation. The amount of any compensation the Grantee receives pursuant to this Agreement shall not constitute includable compensation for purposes of determining the amount of benefits to which the Grantee is entitled to under any other compensation or benefit plan or program of the Company Group, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan or as otherwise expressly required under applicable law. 17) Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof. 18) Recoupment/Clawback. Notwithstanding any other provision in the Plan or this Agreement to the contrary, any amounts paid (in cash or non-cash) to the Grantee under this Agreement that are subject to recovery under any current or future law, government regulation, stock exchange listing requirement, or policy of the Company Group (“Company Policy”), will be recouped and recovered by the Company pursuant to such law, government regulation, stock exchange listing requirement, or Company Policy unless such Company Policy violates the laws of the State of Delaware. 19) Amendments. Subject to the terms of the Plan, the Board may amend, alter, suspend, discontinue or terminate this Agreement, the Plan, or any portion thereof at any time, in its sole discretion; provided, that no action taken by the Board shall adversely affect in any material respect any rights granted to the Grantee under this Agreement (other than pursuant to Article 10 of the Plan or as the Board deems necessary to comply with applicable law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 409A) without the Grantee’s written consent. No amendment or modification of any term of this Agreement shall be effective unless signed in writing by or on behalf of the Company and, if required, the Grantee, and made in accordance with the terms of the Plan. 20) Severability. The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law. 21) Entire Agreement. This Agreement (including Exhibit A), the Memorandum and the Plan constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, whether oral or written and whether express or implied, and whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof; provided, that, the Grantee shall continue to be bound by any other confidentiality, non-competition, non-solicitation and other similar restrictive covenants contained in any other agreements between the Grantee and the Company, its affiliates and their respective predecessors to which the Grantee is bound.

22) Authority. The Board has complete authority and discretion to determine Awards, and to interpret and construe the terms of the Plan and this Agreement. The determination of the Board as to any matter relating to the interpretation or construction of the Plan or this Agreement shall be final, binding and conclusive on all parties. 23) Rights as a Stockholder. The Grantee shall have no rights as a stockholder of the Company with respect to any shares of Common Stock underlying or relating to any Award until the Common Stock is issued to the Grantee, as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. 24) Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile and pdf e-mail signatures shall have the same legal effect as manual signatures. 25) Electronic Delivery. The Company may, in its sole discretion, decide to deliver this Agreement, the Memorandum and any other documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to sign this Agreement and the Memorandum by acknowledgment through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. * * * IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of [DATE]. WEX INC. By: Title: GRANTEE _____________________________________ Name:

EXHIBIT A Country and State Specific Provisions This Exhibit A includes special terms and conditions applicable to Awards granted to such Grantee under the Plan if the Grantee resides and/or works in one of the jurisdictions listed below. These terms and conditions are in addition to or, if so indicated, in replacement of the terms and conditions set forth in the Agreement. This Exhibit A also includes information regarding Confidential and Proprietary Information, Non-Competition, Non-Solicitation and certain other issues of which the Grantee should be aware with respect to the Grantee’s receipt of the Restricted Stock Units and participation in the Plan. The information is based on the exchange control, securities and other laws in effect in the respective jurisdictions as of March 2024. However, such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information noted herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Grantee vests in the Restricted Stock Units, acquires shares (or the cash equivalent) or sells the Common Stock acquired under the Restricted Stock Units. In addition, the information contained herein is general in nature and may not apply to the Grantee’s particular situation and the Company is not in a position to assure the Grantee of any particular result. Accordingly, the Grantee is advised to seek appropriate professional advice as to how the relevant laws in the Grantee’s jurisdiction may apply to the Grantee’s situation. Finally, if the Grantee is a citizen or resident of a jurisdiction other than the one in which the Grantee is currently residing and/or working, transfers employment and/or residency to another jurisdiction after the Award is granted or is considered a resident of another jurisdiction for local law purposes, the terms and conditions and notifications contained herein may not be applicable to the Grantee. The Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply under these circumstances.

Australia Termination; Change in Control The following provisions replace Sub-Section 3(d) of the Agreement in its entirety: 3(d) Other Terminations. Except as otherwise provided under Section 3(a), Section 3(b)(i) and Section 3(c) of this Agreement, upon the termination of the Grantee’s Service for any reason, any RSUs that have not vested as of such termination shall be forfeited immediately, automatically and without consideration (unless the Board, in its sole discretion, determines otherwise). A termination of Service shall be deemed to have occurred on the date on which the Grantee ceases to be employed and inclusive of any notice period whether worked or paid in lieu, but excluding any salary continuation period or redundancy payment period. Notwithstanding any other provision of the Plan, this Agreement or any other agreement between any member of the Company Group and the Grantee to the contrary, the Grantee shall not be entitled to any compensation for the loss of any rights under the Plan or this Agreement as a result of the termination of the Grantee’s Service. Confidential and Proprietary Information: The following provisions replace Section 5 of the Agreement in its entirety: 5. Confidential and Proprietary Information. The Grantee acknowledges that in connection with the Grantee’s Service, the Grantee is placed in a position of confidence and trust with the Company Group, and in line with that position has and will continue to have access to information of a nature not generally disclosed to the public. The Grantee agrees to keep confidential and not: (i) use or (ii) disclose to anyone any Confidential and Proprietary Information, except in the proper course of the Grantee’s duties to the Company Group, as required by law or as authorized by the Board of Directors. “Confidential and Proprietary Information” includes but is not limited to all Company Group trade secrets, business and strategic plans, financial details, computer programs, manuals, contracts, current and prospective client and supplier lists, and all other documentation, business knowledge, data, material, property and supplier lists, and developments owned, possessed or controlled by the Company Group, regardless of whether possessed or developed by the Grantee in the course of the Grantee’s employment. Such Confidential and Proprietary Information may or may not be designated as confidential or proprietary and may be oral, written or electronic media. The Grantee understands that such information is owned and shall continue to be owned solely by the Company, and hereby represents that the Grantee has not and will not disclose, directly or indirectly, in whole or in part, any Confidential and Proprietary Information. The Grantee acknowledges that the Grantee has complied and will continue to comply with this commitment, both as an employee and after the termination of the Grantee’s employment. Notwithstanding the foregoing, Confidential and Proprietary Information does not include any information that: (1) is already in the public domain or becomes available to the public through no breach by the Grantee of this Agreement; (2) was lawfully in the Grantee’s possession prior to disclosure to the Grantee by the Company Group; (3) is lawfully disclosed to the Grantee by a third party (other than the Company, or any of its representatives, agents or employees) without any obligations of confidentiality attaching to such disclosure; or (4) is developed by the Grantee entirely on the Grantee’s own time without the Company Group’s equipment, supplies or facilities and does not relate at the time of conception to the Company Group’s business or actual or demonstrably anticipated research or development; or (5) is information pertaining to Grantee’s pay or employment terms and conditions if the information is disclosed voluntarily by the Grantee, subject to any additional confidentiality restrictions relating to pay and/or the terms and conditions of employment. Information shall not be deemed to be in the public domain merely because any part of said information is embodied in general disclosures or because individual features, components, or combinations thereof are now or become known to the public or are in the public domain. Non-Competition and Non-Solicitation: The following provisions replace Section 6 of the Agreement in its entirety: 6. Non-Competition and Non-Solicitation. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information provided to the Grantee, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that during the Grantee’s Service and for the Restraint Period following the termination of the Grantee’s Service for any reason, the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise: (a) Contact, provide unsolicited advice to, solicit, attempt to take away business where a customer or client has not made contact of their own free-will, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company Group with whom the Grantee directly performed any services or had any direct business contact within the last 12 months of their employment with the Company; (b) In the Restraint Area, contact, provide unsolicited advice to, solicit, attempt to take away business where a customer or client has not made contact of their own free-will, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company Group whose entity- or other customer- specific information the Grantee had direct access to and contact with, within the last 12 months of their employment with the Company, as a result of the Grantee’s access to Company Confidential and Proprietary Information; (c) Solicit or induce, either directly or indirectly, any employee of the Company Group with whom the Grantee had a business relationship and/or dealings to leave the employ of the Company Group or become employed with or otherwise engaged by any person, entity or organization other than the Company Group; or take any action to assist any subsequent employer or any other person, entity or organization, either directly or indirectly, in soliciting or inducing any Company employee to leave the employ of the Company Group become employed with or otherwise engaged by any person, entity or organization other than the Company Group; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any individual employed by the Company Group;

(d) In the Restraint Area, become employed by, render services to or directly or indirectly (whether for compensation or otherwise, and whether as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity) own or hold a proprietary interest in, manage, operate, or control, or join or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with, any Competing Enterprise. For purposes of this Sub-Section 5(d), a “Competing Enterprise” means any entity, organization or person engaged, or planning to become engaged, in substantially the same or similar business to that being conducted or actively and specifically planned to be conducted during the Grantee’s Service, and of which the Grantee was aware. It includes, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of the Grantee’s knowledge contemplated to be sold by the Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards. Furthermore, the restrictions in this Section shall not be construed to prevent the Grantee from, following the termination of the Grantee’s Service, working for a business entity that does not compete with the Company or its subsidiaries simply because the entity is affiliated with a Competing Enterprise, so long as the entity is operationally separate and distinct from the Competing Enterprise and the Grantee’s job responsibilities at that entity are unrelated to the Competing Enterprise. The restrictions in this Section will not apply to employment by or the rendering of services to businesses that sell fuel or convenience items if those businesses are not directly competing with the Company or its subsidiaries, owned or controlled. The restrictions in this Section shall also not be deemed to prohibit the Grantee from owning not more than one percent (1%) of the total shares of all classes of stock of any publicly held company; and/or (e) Subject to Section 5, and except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) to the extent permitted by law, aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO. For the purposes of this Section 6, “Restraint Period” means: (1) Twelve (12) months from the Grantee’s last day of Service, or if a court holds this period to be unreasonable or invalid, then: (2) Nine (9) months from the Grantee’s last day of Service, or if a court holds this period to be unreasonable or invalid, then: (3) Six (6) months from the Grantee’s last day of Service. For the purposes of this Section 6, “Restraint Area” means: (1) Australia, or if a court holds this geographical scope to be unreasonable or invalid for any reason, then: (2) Victoria, New South Wales and/or any other state, territory and/or location in which the Company or any other company in the WEX group conducts business during Grantee’s Service and in which the Grantee was involved and/or held relationships with clients of the WEX group within these states, or if a court holds this geographical scope to be unreasonable or invalid for any reason, then; (3) The state where the Grantee was employed. For the purposes of this Section 6, the parties understand and agree that the “Company” means WEX Inc. and any of its “related body corporate” as defined by the Corporations Act 2001 (Cth) as amended from time to time. The Company Group have previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company Group, (c) solicitation or hire of Company employees, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions, rather than the Restrictions contained in this Section 6. The Grantee agrees and acknowledges that the Restraint Period, Restraint Area, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Company. The Grantee also acknowledges that in the event the Grantee breaches any part of Sections 5 or 6, the damages to the Company and its subsidiaries would be irreparable. Therefore, in addition to monetary damages and/or legal costs, the Company shall have the right to seek specific performance, an injunction and/or other equitable relief as appropriate in any court of competent jurisdiction to enforce the restrictive covenants contained in this Agreement. Further, the Grantee consents to the issuance of an interim injunction to maintain the status quo pending the outcome of any proceeding. The Grantee further understands and agrees that if the Grantee breaches any covenant set forth in Section 6, the duration of any covenant so breached shall, to the fullest extent permitted by law, automatically be tolled from the date of the first breach until the date judicial relief providing effective remedy for such breach or breaches is obtained by the Company, or until the Company states in writing that it will seek no judicial relief for such breach. Each restrictive covenant in this Section 6 (resulting from any combination of the wording in this Section 6, including the relevant definitions) constitutes a separate restrictive covenant that is severable from the other restrictive covenants. If any one or more provisions of this Section 6 shall for any reason be held to be void, voidable, unenforceable or illegal by a court or tribunal as to the Restraint Period, Restraint Area, activity or subject, because it goes beyond what is reasonable to protect the Company Group’s business or for any other reason, then that part will be severed and the other restrictive covenants will remain in full force and effect to the greatest extent permitted by law. The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Sections 5 or 6of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee where such engagement would breach the terms of this Agreement. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Sections 5 or 6are later found to be enforceable in whole or in part. The Grantee understands, acknowledges and agrees that the Grantee has been provided with an opportunity to seek independent legal advice before deciding whether or not to enter into this Agreement and that the Grantee has made the decision on the Grantee’s own accord to agree to the restrictive covenants contained within this Section 6 in exchange for the consideration that the Company is providing as outlined herein. Mindful of the obligations set forth in Sections 5 and 6, upon termination of the Grantee’s employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company. No Rights to Continued Service: The following provision supplements Section 9 of the Agreement: The grant of Awards under the Plan is made at the discretion of the Company and the Plan may be suspended or terminated by the Company at any time. The grant of an Award in one (1) year or at one time does not in any way entitle the Grantee to an Award in the future. The Plan is wholly discretionary and is not to be considered part of the Grantee's normal or expected compensation subject to severance, resignation, redundancy or similar compensation. The value of the Award is an extraordinary item of compensation which is outside the scope of the Grantee's employment contract. Tax Information: The following provisions replace Section 13 of the Agreement in its entirety: 13. Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Ctch) applies (subject to the conditions in that Act). Imposition of Other Requirements: 26) Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Securities Law Information: 27) Securities Law Information. The grant of the Award is being made pursuant to Division 1A, Part 7.12 of the Corporations Act 2001 (Cth). If the Grantee offers shares of Company Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Grantee personally should obtain legal advice on applicable disclosure obligations prior to making any such offer. Belgium Award: The reference under Section 1 (Award) to Section 6 should be read as a reference to Section 6, Sub-Section 6bis and Sub-Section 6ter. Confidential and Proprietary Information: The following provisions replace Section 5 of the Agreement in its entirety: 5. Confidential and Proprietary Information. The Grantee acknowledges that in connection with the Grantee’s Service, the Grantee is placed in a position of confidence and trust with the Company Group, and, in line with that position, has and will continue to have access to information of a nature not generally disclosed to the public. The Grantee agrees to keep confidential and not: (i) use or (ii) disclose to anyone any Confidential and Proprietary Information, except in the proper course of the Grantee’s duties to the Company Group, as required by law or as authorized by the Board of Directors. “Confidential and Proprietary Information” includes, but is not limited to, all Company Group’s trade secrets, business and strategic plans, financial details, computer programs, manuals, contracts, current and prospective client and supplier lists, and all other documentation, business knowledge, data, material, property and supplier lists, and developments owned, possessed or controlled by the Company

Group, regardless of whether possessed or developed by the Grantee in the course of the Grantee’s Service. Such Confidential and Proprietary Information may or may not be designated as confidential or proprietary and may be oral, written or electronic media. The Grantee understands that such information is owned and shall continue to be owned solely by the Company Group, and hereby represents that the Grantee has not disclosed and will not disclose, directly or indirectly, in whole or in part, any Confidential and Proprietary Information. The Grantee acknowledges that the Grantee has complied and will continue to comply with this commitment, both as an employee and after the termination of the Grantee’s Service. Notwithstanding the foregoing, Confidential and Proprietary Information does not include any information that: (1) is already in the public domain or becomes available to the public through no breach by the Grantee of this Agreement; (2) was lawfully in the Grantee’s possession prior to disclosure to the Grantee by the Company Group; (3) is lawfully disclosed to the Grantee by a third party (other than any member of the Company Group, or any of its representatives, agents or employees) without any obligations of confidentiality attaching to such disclosure; or (4) is developed by the Grantee entirely on the Grantee’s own time without the Company Group’s equipment, supplies or facilities and does not relate at the time of conception to the Company Group’s business or actual or demonstrably anticipated research or development. Information shall not be deemed to be in the public domain merely because any part of said information is embodied in general disclosures or because individual features, components, or combinations thereof are now or become known to the public or are in the public domain. Non-Competition and Non-Solicitation: The following provisions replace Section 6 of the Agreement in its entirety: 6.1 Definitions: 6.1.1 “Restricted Period” means the period commencing on the earlier of (i) the date on which the Grantee’s Service terminates for any reason other than Retirement; (ii) the date when the Grantee commences garden leave; or (iii) in the event of termination of Service due to Retirement, the Vesting Date, and continuing for twelve (12) months thereafter. 6.2 Non-Solicitation and Disclosure. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information provided to the Grantee, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that during the Grantee’s Service, during any period between Retirement and the final Vesting Date (if applicable) and during the Restricted Period, the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company Group, whether as an agent or otherwise: (a) Contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company Group with whom the Grantee directly performed any services or had any direct business contact; (b) Contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company Group whose entity- or other customer-specific information the Grantee discovered or gained access to as a result of the Grantee’s access to Company Group’s Confidential and Proprietary Information; (c) Utilize the Company Group’s Confidential and Proprietary Information to solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company Group; or (d) Solicit or induce, either directly or indirectly, any employee of the Company Group to leave the employ of any member of the Company Group or become employed with or otherwise engaged by any person, entity or organization other than the Company Group; or take any action to assist any subsequent employer or any other person, entity or organization, either directly or indirectly, in soliciting or inducing any employee of a member of the Company Group to leave the employ of such member of the Company Group or become employed with or otherwise engaged by any person, entity or organization other than a member of the Company Group; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any individual employed by a member of the Company Group within sixty (60) days preceding that individual’s hire by the Grantee or the Grantee’s subsequent employer. 6.3 Subject to the reporting of possible violations of the securities laws to the Belgian supervisory authority, the Financial Services and Markets Authority (FSMA), and except in the proper course of the Grantee’s duties to the Company Group in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company Group, directly or through others, the Grantee agrees to keep confidential and not: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company Group, to (i) any competitor of the Company Group, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company Group, (iii) a member of the media, (iv) any prospective acquirer of any member of the Company Group, (v) any litigant or potential litigant against any member of the Company Group, (vi) any other person seeking information regarding the Company Group (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company Group, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of any member of the Company Group and/or any current or former officer, director or employee of any member of the Company Group; (c) join a “group” or become a “participant” in a solicitation with respect to the Company Group (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against any member of the Company

Group, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against any member of the Company Group, (iii) proposing to acquire the Company or any of its assets or (iv) making any other demands of any member of the Company Group. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company Group with any such Potential Adverse Party without prior written approval from the CLO. 6.4 The Grantee agrees that the Restricted Period will not apply to Sub-Section 6.3 and the Grantee’s obligations under Sub-Section 6.3 will continue in perpetuity. 6bis. Non-Competition. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information provided to the Grantee, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that during the Grantee’s employment with the Company Group, during any period between Retirement and the final Vesting Date (if applicable) and during the Restricted Period , the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company or any company or entity of the WEX Group, whether as an agent or otherwise: become employed by, render services to or directly or indirectly (whether for compensation or otherwise, and whether as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity), own or hold a proprietary interest in, manage, operate, or control, or join or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with, any Competing Enterprise. For purposes of this Sub-Section (6bis), a “Competing Enterprise” means any entity, organization or person engaged, or planning to become engaged, in substantially the same or similar business to that being conducted or actively and specifically planned to be conducted during the Grantee’s employment with the Company or any company or entity of the WEX Group or within six (6) months after the Grantee’s termination of employment with the Company or any company or entity of the WEX Group. It includes, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of the Grantee’s knowledge contemplated to be sold by the Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards. If notwithstanding the severability provisions in the Agreement, Sub-Section 6bis as set out above would be considered to be null and void, the Company, acting on behalf of the employer, and the Grantee, agree to be bound by the following provision if the Grantee does not qualify as a sales representative (the “Belgian Alternative Provision 1”):

6bis. Non-Competition. In view of the employer’s international field of activity, after the Grantee has left the employer and even if the Grantee’s seniority would be inferior to six (6) months, except in case of termination of the employment by the Grantee for serious cause, the Grantee shall, during the Grantee’s employment with any member of the Company Group, during any period between Retirement and the Vesting Date (if applicable) and during the Restricted Period, on the territory specified below, be prohibited from exercising similar activities, either by running a personal enterprise or by being hired or engaged by a competing employer and having thus the opportunity of causing a prejudice to the employer by using for himself/herself or for the profit of a competitor, the Grantee’s knowledge of any practice specific to the employer which the Grantee has acquired on an industrial or commercial level during the Grantee’s employment. The prohibition referred to in this Sub-Section 6bis applies to the territory of Belgium and the Netherlands. The Grantee accepts that this territory is automatically extended to the countries in which the Grantee would also be active in the last thirty-six (36) months prior to the day of termination of the employment. If the non-competition obligation of this Sub-Section 6bis applies, a one off and lump sum indemnity will be paid to the Grantee, unless the employer waives the application of this clause within fifteen (15) days following the termination of the employment. This indemnity will amount to half of the gross salary for the term of the effective application of the non-competition obligation. If the non-competition obligation of this Sub-Section 6bis applies and if the Grantee fails to comply with its provisions, the Grantee will reimburse to the employer the indemnity the Grantee received and, in addition thereto, the Grantee will pay an equivalent amount as damages, without prejudice to the employer’s right to claim any additional damages. If, notwithstanding the severability provisions in the Agreement, the Belgian Alternative Provision 1 would also be considered to be null and void, the Company, acting on behalf of the employer, and the Grantee, agree to be bound by the following provision if the Grantee does not qualify as a sales representative (the “Belgian Alternative Provision 2”): 6bis. Non-Competition. The Grantee undertakes, during the course of the employment relationship and for a period of twelve (12) months following the end of the employment, not to perform, in Belgium, any activities which are similar to those exercised by the Grantee at the employer, either in the framework of a competing activity for the Grantee's own account, or directly or indirectly for any competitor of the employer. If the non-competition obligation of this article applies, a one off and lump sum indemnity will be paid to the Grantee, unless the employer waives the application of this clause within fifteen (15) days following the termination of the employment. This indemnity will amount to half of the gross salary for the term of the effective application of the non-competition obligation. If the non-competition obligation of this article applies and if the Grantee fails to comply with its provisions, the Grantee will reimburse to the employer the indemnity the Grantee received and, in addition thereto, the Grantee will pay an equivalent amount as damages, without prejudice to the employer’s right to claim any additional damages.

The non-competition obligation of this article will have no effect in case of termination of the employment either during the first six (6) months of the employment, or, afterwards, by the employer for a reason other than serious cause, or by the Grantee for serious cause. If, notwithstanding the severability provisions in the Agreement, Sub-Section 6bis as set out above would be considered to be null and void, the Company, acting on behalf of the employer, and the Grantee, agree to be bound by the following provision if the Grantee qualifies as a sales representative (the “Belgian Alternative Provision 3”): 6bis. Non-Competition. During the course of the employment relationship and for a period of twelve (12) months following the end of the employment, the Grantee will be prohibited from exercising activities which are similar to the activities the Grantee exercises for the employer, within the working area in which the Grantee carried out the Grantee’s activities, either in the framework of a competing activity for the Grantee's own account, or directly or indirectly for any competitor of the employer. The prohibition set forth in this article will have no effect in case of termination of the employment either during the first six (6) months of the employment, or, afterwards, by the employer for a reason other than serious cause, or by the Grantee for serious cause. In case of breach of this non-competition obligation, the Grantee will have to pay a lump-sum indemnity of three (3) months gross remuneration to the employer, without prejudice to the employer’s right to claim higher damages based on the actually suffered loss. 6ter. Common provisions. The restrictions in Section 6 and Sub-Section 6bis shall not be construed to prevent the Grantee from, following the termination of the Grantee’s Service, working for a business entity that does not compete with the Company Group simply because the entity is affiliated with a Competing Enterprise, so long as the entity is operationally separate and distinct from the Competing Enterprise and the Grantee’s job responsibilities at that entity are unrelated to the Competing Enterprise. The restrictions in the foregoing Section 6 and Sub- Section 6bis will not apply to employment by or the rendering of services to businesses that sell fuel or convenience items if those businesses are not directly competing with the Company Group, owned or controlled. The restrictions in the foregoing Section 6 and Sub-Section 6bis shall also not be deemed to prohibit the Grantee from owning not more than one percent (1%) of the total shares of all classes of stock of any publicly held company. The Grantee acknowledges that the Company Group’s businesses are conducted internationally and agrees that the provisions in the foregoing Section 6 and Sub-Section 6bis shall operate in any country in which the Company Group conducts business while the Grantee is/was employed by a member of the Company Group. Existing Restrictions - The Company Group has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company Group, (c) solicitation or hire of employees of any member of the Company Group, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Section 5, Section 6 or Sub- Section 6bis of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to the provision that provides the greatest protection to the

Company Group that is enforceable under applicable law. In case several provisions offer the same level of protection, the most recent one shall prevail. The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Company Group. The Grantee also acknowledges that in the event the Grantee breaches any part of Section 5, Section 6 or Sub-Section 6bis of this Agreement, the damages to the Company Group would be irreparable. Therefore, in addition to monetary damages and/or reasonable attorney fees, the Company Group shall have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the restrictive covenants contained in this Agreement. Further, the Grantee consents to the issuance of a temporary restraining order or preliminary injunction to maintain the status quo pending the outcome of any proceeding. The Grantee further understands and agrees that if the Grantee breaches any covenant set forth in Section 6 or Sub-Section 6bis, the duration of any covenant so breached shall, to the fullest extent permitted by law, automatically be tolled from the date of the first breach until the date judicial relief providing effective remedy for such breach or breaches is obtained by the Company Group, or until the Company Group states in writing that it will seek no judicial relief for such breach. Disclosure - The Grantee agrees, during the period of twelve (12) months immediately following the termination of the Grantee’s Service for any reason, to disclose to the Company Group, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company Group no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity. Communication – During the Grantee’s Service and for a period of at least twelve (12) months thereafter, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Section 5, Section 6 and Sub-Section 6bis before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company Group may send a copy of this Agreement to, or otherwise make the provisions of Section 5, Section 6, or Sub-Section 6bis of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The Grantee agrees not to assert any claim that such conduct by the Company Group is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Section 5, Section 6, or Sub-Section 6bis are later found to be enforceable in whole or in part. Severability - If any one or more provisions of Section 5, Section 6, Sub-Section 6bis or Sub- Section 6ter shall for any reason be held to be excessively broad as to time, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the greatest extent compatible with applicable law as it shall then appear, and the parties expressly agree that any of the provisions of Section 5, Section 6, Sub-Section 6bis or Sub-Section 6ter may be reformed, modified, revised, edited or blue-penciled to make such provision enforceable, to the fullest extent permitted by law, and the parties consent to the enforcement of such provision as so reformed, modified, revised, edited or blue-penciled. Mindful of the obligations set forth in Section 5, Section 6, Sub-Section 6bis or Sub-Section 6ter, upon termination of the Grantee’s Service, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company Group. It is explicitly agreed that, except for the paragraphs above on (i) Existing Restrictions, (ii) Disclosure, (iii) Communication and (iv) Severability, the provisions of Sub-Section 6ter do not apply in relation to the Belgian Alternative Provision 1 nor in relation to the Belgian Alternative Provision 2 nor in relation to the Belgian Alternative Provision 3. Withholding: The following provision supplements Section 8 of the Agreement: Section 8 shall be without prejudice to the applicable tax and social security obligations under Belgian law applying to the Company Group. No Rights to Continued Service: The following provision supplements Section 9 of the Agreement: The grant of Awards under the Plan is made at the discretion of the Company Group and the Plan may be suspended or terminated by the Company Group at any time. The grant of an Award in one (1) year or at one time does not in any way entitle the Grantee to an Award in the future. The Plan is wholly discretionary and is not to be considered part of the Grantee's normal or expected compensation subject to severance, resignation, redundancy or similar compensation. The value of the Award is an extraordinary item of compensation which is outside the scope of the Grantee's Service. Data Privacy: 26) Data Privacy. (a) The Company Group, in its capacity as Controller, grants Awards under the Plan to employees of the Company Group in its sole discretion. In conjunction with the Company Group’s grant of the Award under the Plan and its ongoing administration of such awards, the Company Group collects, uses and otherwise processes (“Process (es)(ing)”) the Grantee’s personal data (“Personal Data”), including the Grantee’s name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Awards or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Grantee’s favor, which the Company Group receives from the Grantee or the employer. (b) Data Collection, Processing and Usage. In granting the Award under the Plan, the Company Group will Process the Grantee’s Personal Data for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company Group’s legal basis, where required, for the Processing of the Grantee’s Personal Data is the necessity for the Company Group to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the European Union, European Economic Area, and the United Kingdom (“EEA+”), and/or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+. (c) Stock Plan Administration Service Provider. The Company Group transfers the Grantee’s Personal Data to Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, independent service providers based in the United States, which assist the Company Group with the implementation, administration and management of the Plan (the “Service Provider”). In the future, the Company Group may select a different Service Provider and share the Grantee’s Personal Data with another company that serves in a similar manner. The Service Provider will open an account for the Grantee to receive and trade shares of Common Stock acquired under the Plan. The Grantee will be asked to agree on separate terms and data processing practices with the Service Provider, which is a condition to the Grantee’s ability to participate in the Plan. (d) International Data Transfers. The Company Group and the Service Provider are based in the United States. The Grantee should note that the Grantee’s country of residence may have enacted data privacy laws that are different from the United States. In order to protect the Grantee’s privacy, where Personal Data are transferred by or on behalf of the Company Group to other countries or organizations that have not been recognized as providing regulatory protection similar to the Grantee’s country, the Company Group contractually obliges its international entities, affiliates and service providers to comply with the applicable data protection laws and principles through standard clauses that have been approved or recognized by the relevant regulators. The Company Group also relies on the Grantee’s consent per this Agreement as the legal basis for the transfer of the Grantee’s Personal Data to the United States is the Grantee’s consent. (e) Voluntariness and Consequences of Failure to Perform Under the Agreement, Consent Denial or Consent Withdrawal. The Grantee’s participation in the Plan and his or her performance under this Agreement, including agreeing to the Processing of the necessary Personal Data is purely voluntary. The Grantee may end his or her participation in the Plan, terminate this Agreement or deny or withdraw his or her consent to the transfer of his or her Personal Data at any time. If the Grantee does not consent, or if the Grantee later withdraws his or her consent, the Grantee may be unable to participate in the Plan. This will not affect the Grantee’s existing employment or salary; instead, the Grantee merely may forfeit the opportunities associated with the Plan. (f) Data Subjects Rights. The Grantee may have a number of rights under the data privacy laws in the Grantee’s country of residence. For example, the Grantee’s rights may include the right to (i) request access or copies of Personal Data the Company Processes, (ii) request rectification of incorrect Personal Data, (iii) request deletion of Personal Data, (iv) place restrictions on Processing, (v) lodge complaints with competent privacy or data protection authorities in the Grantee’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Grantee’s Personal Data. To receive clarification regarding the Grantee’s rights or to exercise his or her rights, the Grantee should refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/ and contact his or her local human resources department. (g) Personal Data Retention. The Company Group and its Service Provider will retain the Grantee’s Personal Data no longer than necessary for the purpose for which it was processed for the duration of this Agreement, unless a longer period is required to comply with applicable laws. Retention periods may vary depending on i) purpose for which the Personal Data was collected and used, which may differ depending on the nature of the Personal Data and the activities involved, ii) the length of the Grantee’s participation in the Plan, or iii) whether there are legal obligations to which either the Company Group or the Grantee are subject. (h) For more information on how the Company Group processes the Grantee’s Personal Data, please refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/. Imposition of Other Requirements: 27) Imposition of Other Requirements. The Company Group reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Additional Acknowledgements and Authorizations: 28) Additional Acknowledgements and Authorizations. By accepting the Award, the Grantee acknowledges, understands and agrees that: a) the future value of the shares of Common Stock underlying the Award is unknown, indeterminable and cannot be predicted with certainty; b) neither the Company Group, nor any member thereof, shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award, any payment made pursuant to the Award, or the subsequent sale of any shares of Common Stock acquired under the Plan; and c) the Company Group is not providing any tax, legal or financial advice, nor is the Company Group making any recommendations regarding participation in the Plan or the acquisition or sale of the shares of Common Stock. The Grantee should consult with his or her personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan. Brazil The Plan: The following provision supplements Section 1 of the Agreement: The Grantee’s participation in the Plan is absolutely voluntary. Award: The following provision supplements Section 1 of the Agreement: The Award is not remuneration for services and, therefore, is not to be considered salary, or of salary nature, for any purpose, whatsoever.

Termination: The following provision replaces Section 3(d) of the Agreement in its entirety: Other Terminations. Except as otherwise provided under Section 3(a), Section 3(b)(i) and Section 3(c)(ii) of this Agreement, upon the termination of the Grantee’s Service for any reason, any PRSUs that have not satisfied the Vesting Conditions as of such termination shall be forfeited immediately, automatically and without consideration (unless the Board, in its sole discretion, determines otherwise). A termination of Service shall be deemed to have occurred on the date on which the Grantee ceases to perform active employment duties for the Company Group, regardless of any notice period, salary continuation period or other severance period. Notwithstanding any other provision of the Plan, this Agreement or any other agreement between any member of the Company Group and the Grantee to the contrary, the Grantee shall not be entitled to any compensation for the loss of any rights under the Plan or this Agreement as a result of the termination of the Grantee’s Service (for any reason whatsoever, other than those provided under Section 3(a), Section 3(b)(i) and Section 3(c)(ii) of this Agreement, whether or not such termination is later found to be invalid or in breach of the employment laws in the jurisdiction where the Grantee is employed or providing services or the terms of the Grantee’s employment or service agreement, if any). Confidential and Proprietary Information: The following provisions replace Section 5 of the Agreement in its entirety: 5. Confidential and Proprietary Information. The Grantee acknowledges that in connection with the Grantee’s Service with the Company Group, the Grantee is placed in a position of confidence and trust with the Company Group, and in line with that position has and will continue to have access to information of a nature not generally disclosed to the public. The Grantee agrees to keep confidential and not: (i) use or (ii) disclose to anyone Confidential and Proprietary Information except in the course of the Grantee’s duties to the Company, as required by law or court order, or as authorized, in writing, by the Board of Directors. “Confidential and Proprietary Information” includes but is not limited to all Company Group’ trade secrets, business and strategic plans, financial details, computer programs, manuals, contracts, current and prospective client and supplier lists, and all other documentation, business knowledge, data, material, property and supplier lists, and developments owned, possessed or controlled by the Company Group, regardless of whether possessed or developed by the Grantee in the course of the Grantee’s employment. Such Confidential and Proprietary Information may or may not be designated as confidential or proprietary and may be oral, written or electronic media. The Grantee understands that such information is owned and shall continue to be owned solely by the Company, and hereby represents that the Grantee has not and will not disclose, directly or indirectly, in whole or in part, any Confidential and Proprietary Information. The Grantee acknowledges that the Grantee has complied and will continue to comply with this commitment, both as an employee and after the termination of the Grantee’s employment. Notwithstanding the foregoing, Confidential and Proprietary Information does not include any information that: (1) is already in the public domain or becomes available to the public through no breach by the Grantee of this Agreement; (2) was lawfully in the Grantee’s possession prior to disclosure to the Grantee by the Company Group; (3) is lawfully disclosed to the Grantee by a third party (other than the Company, or any of its representatives, agents or employees) without any obligations of confidentiality attaching to such disclosure; or (4) is developed by the Grantee entirely on the Grantee’s own time without the Company Group’s equipment, supplies or facilities and does not relate at the time of conception to the Company Group’s business or actual or demonstrably anticipated research or development. Information shall not be deemed to be in the public domain merely because any part of said information is embodied in general disclosures or because individual features, components, or combinations thereof are now or become known to the public or are in the public domain. Non-Competition and Non-Solicitation: The following provisions replace Section 6 of the Agreement in its entirety, except for subsection 6(f) of the Agreement which remains in force as provided in the Agreement: 6A. Non-Solicitation. In exchange for the Award(s) of RSUs to the Grantee, in accordance with the Plan, Memorandum and this Agreement, and any other related agreements, which the Grantee acknowledges and agrees to be reasonable and sufficient compensation for this Non-Solicitation covenant, and due to the Grantee’s access and exposure to Confidential and Proprietary Information provided to the Grantee, the Grantee agrees that during the Grantee’s Service with the Company Group and continuing thereafter until (i) twelve (12) months following the termination of the Grantee’s Service with the Company Group for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, the latter of (y) twelve (12) months following the date of termination of the Grantee’s employment with the Company and (z) the final Vesting Date, the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise: (a) Contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company Group with whom the Grantee directly performed any services or had any direct business contact; (b) Contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company Group whose entity- or other customer-specific information the Grantee discovered or gained access to as a result of the Grantee’s access to Company Confidential and Proprietary Information; (c) Utilize the Company Group’s Confidential and Proprietary Information to solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company Group; (d) Solicit or induce, either directly or indirectly, any employee of the Company Group to leave the employ of the Company Group or become employed with or otherwise engaged by any person, entity or organization other than the Company Group; or take any action to assist any subsequent employer or any other person, entity or organization, either directly or indirectly, in soliciting or inducing any

Company employee to leave the employ of the Company Group or become employed with or otherwise engaged by any person, entity or organization other than the Company Group; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any individual employed by the Company Group within sixty (60) days preceding that individual’s hire by the Grantee or the Grantee’s subsequent employer. 6B. Non-Competition. Subject to the “Additional Provisions” Section below, in exchange for the Award(s) of RSUs to the Grantee, in accordance with the Plan, Memorandum and this Agreement, and any other related agreements, which the Grantee acknowledges and agrees to be reasonable and sufficient compensation for this Non-Competition covenant, and due to the Grantee’s access and exposure to Confidential and Proprietary Information provided to the Grantee, the Grantee agrees that during the Grantee’s Service with the Company Group and continuing thereafter until (i) twelve (12) months following the termination of the Grantee’s Service with the Company Group for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, the latter of (y) twelve (12) months following the date of termination of the Grantee’s employment with the Company and (z) the final Vesting Date, the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise become employed by, render services to or directly or indirectly (whether for compensation or otherwise, and whether as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity) own or hold a proprietary interest in, manage, operate, or control, or join or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with, any Competing Enterprise. For purposes of this Sub-Section 6B, a “Competing Enterprise” means any entity, organization or person engaged, or planning to become engaged, in substantially the same or similar business to that being conducted or actively and specifically planned to be conducted by the Grantee’s employer, during the Grantee’s employment with the Company’s Brazilian subsidiary or any other prior or subsequent employer of the same economic group, or within six (6) months after the Grantee’s termination of employment with the Company’s Brazilian subsidiary or any other company of the same economic group, in Brazil or abroad, in or with which the Grantee has been involved or concerned to a material extent or, about which the Grantee received Confidential Information, at any time during the twelve (12) month period immediately preceding the date of the Grantee’s termination of employment. It includes, without limitation and to the extent applicable: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of the Grantee’s knowledge contemplated to be sold by the Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards. The restrictions in this Section shall not be construed to prevent the Grantee from, following the termination of the Grantee’s Service with the Company Group, working for a business entity that does not compete with the Company or its subsidiaries simply because the entity is affiliated with a Competing Enterprise, so long as the entity is operationally separate and distinct from the Competing Enterprise and the Grantee’s job responsibilities at that entity are unrelated to the Competing Enterprise. The restrictions in this Section will not apply to employment by or the rendering of services to businesses that sell fuel or convenience items if those businesses are not directly competing with the Company or its subsidiaries, owned or controlled. The restrictions in this Section shall also not be deemed to prohibit the Grantee from owning not more than one percent (1%) of the total shares of all classes of stock of any publicly held company. The Grantee acknowledges that the Company Group’s businesses are conducted internationally and agrees that the provisions in this Section shall operate in any country in which the Company conducts business of the same line of business the Grantee was involved with, participated in, or acquired knowledge of while employed by the Company or its subsidiaries. As further compensation for the non-competition restriction imposed after the termination of employment, as described above, the Company or one of its subsidiaries agrees to pay the Grantee an amount equivalent to the Grantee’s last annual salary, payable in twelve (12) equal monthly installments (one for each month of restriction). In the event of a termination due to Retirement, in which case the Grantee shall continue to be eligible to vest and be settled in accordance with schedule set forth in Sub-Sections 3(b) of this Agreement, the parties hereby agree that such future vestings (which are not otherwise available in case of termination for reasons other than Retirement) are sufficient and reasonable compensation for the non- competition period that would start at the Retirement date and end the latter of (y) twelve (12) months following the date of termination of the Grantee’s employment with the Company and (z) the final Vesting Date. In the event the Grantee breaches the Grantee’s obligation to non- compete, the Company shall immediately stop making payments or allowing unvested RSUs to vest (i.e., all unvested RSUs will be forfeited), and may also seek any other remedies provided in this Agreement, by law and/or equity. The parties agree that the Company or the applicable subsidiary, at its sole discretion, shall have the right to reduce the post-termination non-compete period or waive the post-termination non- compete obligation of this Sub-Section 6B of the Grantee at the time the Company or its subsidiary gives notice of termination of employment to the Grantee, regardless of whether the termination is with or without cause, or within ten (10) calendar days of the Grantee’s resignation or Retirement. If the Company or its subsidiary decides to reduce the restrictive period, the post-termination compensation for such period, set forth in this Sub-Section 6B, will be reduced in the same proportion, and, if the Company or its subsidiary decides to waive the Grantee’s post-termination non-compete obligation, then the Grantee shall not be entitled to post-termination compensation, in whole or in part, as provided in this Sub-Section 6B, except that if the Grantee’s termination is due to Retirement, a partial or whole waiver of the non- compete shall not affect the Grantee’s entitlement to future vestings, as provided above. The Grantee hereby acknowledges and agrees that the Grantee has no expectation of a right to the payment described above, except if the Company or its subsidiary requires the Grantee to comply with the non-compete obligation and the Grantee so complies. The Grantee also acknowledges and agrees that the opportunity to participate in the Award and/or the compensation the Grantee may receive under this Sub-Section 6B is sufficient and fair compensation in exchange for the post-termination non-compete restrictions imposed.

Governing Law and Venue: The following provision replaces Section 10, 11 and 12 of the Agreement in its entirety: This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of Brazil. Any disputes shall be brought to and adjudicated by the civil courts of Sao Paulo, SP, Brazil. Acknowledgments: The following new Section 26 is added to the Agreement: 26) Acknowledgements. By entering into this Agreement and accepting the grant of Restricted Stock Units evidenced hereby, the Grantee acknowledges, understands, and agrees that: (a) the Grantee’s participation in the Plan is voluntary; (b) the Grantee is making an investment decision; (c) the shares of Common Stock will be issued to the Grantee only if the vesting conditions are met and any necessary services are rendered by the Grantee over the vesting period; (d) the value of the underlying shares of Common Stock is not fixed and may increase or decrease in value over the vesting period without compensation to the Grantee; (e) the future value of the shares of Common Stock that may be delivered in settlement of the RSUs (to the extent earned) is unknown, indeterminable, and cannot be predicted with certainty; (f) neither the Company, the Employer, nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the RSUs, any payment made pursuant to the RSUs, or the subsequent sale of any shares of Common Stock acquired under the Plan; (g) this Award is made solely by the Company, and the Company is solely responsible for the administration of the Plan and the Grantee’s participation in the Plan; (h) the Plan is established voluntarily by the Company, is discretionary in nature, and may be terminated by the Company at any time, except as otherwise set forth in the Plan; (i) the grant of RSUs is voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs or benefits in lieu of RSUs, even if such awards have been awarded in the past; (j) all decisions with respect to future awards, if any, will be at the sole discretion of the Company; (k) this Award and the underlying shares of Common Stock, and the income from and value of same, are not intended to replace any pension rights or compensation;

(l) this Award and the underlying shares of Common Stock, and the income from and value of same, are considered extraordinary premium and are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any vacation, vacation premium, thirteenth (13th) salary, FGTS contributions, notice of termination, severance, resignation, termination, redundancy, dismissal, or end-of-service payments; bonuses; long-service awards; pension, retirement, or welfare benefits; or similar payments; (m) unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out, or substituted, in connection with any corporate transaction affecting the Common Stock; (n) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the Grantee’s acquisition or sale of the underlying shares of Common Stock; (o) Grantee is fluent in English and fully understands the terms and conditions of the Plan and Award agreements. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control; and (p) the Grantee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan. Data Privacy: The following new Section 27 is added to the Agreement: 27) Data Privacy. (a) The Company, in its capacity as Controller, grants Awards under the Plan to employees of the Company and its subsidiaries in its sole discretion. In conjunction with the Company’s grant of the Award under the Plan and its ongoing administration of such awards, the Company collects, uses and otherwise processes (“Process (es)(ing)”) the Grantee’s personal data (“Personal Data”), including the Grantee’s name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Awards or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Grantee’s favor, which the Company receives from the Grantee or the Employer. (b) Data Collection, Processing and Usage. In granting the Award under the Plan, the Company will Process the Grantee’s Personal Data for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis, where required, for the Processing of the Grantee’s Personal Data is the necessity for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in Brazil, and/or (iii) pursue the legitimate interest of the Company and/or its subsidiary in granting to the Grantee the Awards. (c) Stock Plan Administration Service Provider. The Company transfers the Grantee’s Personal Data to Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, independent service providers based in the United States, which assist the Company with the implementation, administration and management of the Plan (the “Service Provider”). In the future, the Company may select a different Service Provider and share the Grantee’s Personal Data with another company that serves in a similar manner. The Service Provider will open an account for the Grantee to receive and trade shares of Common Stock acquired under the Plan. The Grantee will be asked to agree on separate terms and data processing practices with the Service Provider, which is a condition to the Grantee’s ability to participate in the Plan. (d) International Data Transfers. The Company and the Service Provider are based in the United States. The Grantee should note that the Grantee’s country of residence may have enacted data privacy laws that are different from the United States. In order to protect the Grantee’s privacy, where Personal Data are transferred by or on behalf of the Company to other countries or organizations that have not been recognized as providing regulatory protection similar to the Grantee’s country, the Company contractually obliges its international entities, affiliates and service providers to comply with the applicable data protection laws and principles through standard clauses that have been approved or recognized by the relevant regulators. The Company also relies on the Grantee’s consent per this Agreement as the legal basis for the transfer of the Grantee’s Personal Data to the United States. By signing this Agreement, the Grantee provides consent to the international transfer of the Grantee’s Personal Data and the processing of such Personal Data in accordance with this Section. (e) Voluntariness and Consequences of Failure to Perform Under the Agreement, Consent Denial or Consent Withdrawal. The Grantee’s participation in the Plan and the Grantee’s performance under this Agreement, including agreeing to the Processing of the necessary Personal Data is purely voluntary. The Grantee may end the Grantee’s participation in the Plan, terminate this Agreement or deny or withdraw the Grantee’s consent to the transfer of the Grantee’s Personal Data at any time. If the Grantee does not consent, or if the Grantee later withdraws the Grantee’s consent, the Grantee may be unable to participate in the Plan. This will not affect the Grantee’s existing employment or salary; instead, the Grantee merely may forfeit the opportunities associated with the Plan. Any Consent Withdrawal shall not affect the lawfulness of Processing based on consent before its withdrawal. The Company will continue to retain the information that the Grantee provided to the Company before the Grantee withdrew the Grantee’s consent for as long as allowed or required by applicable law. (f) Data Subjects Rights. Subject to the exceptions or limitations established by applicable Brazilian law or regulation, the Grantee has the right to: (a) request confirmation of the processing of the Grantee’s Personal Data; (b) request access to the Personal Data; (c) request the correction and/or update of the Personal Data; (d) request the anonymization, blocking or elimination of the Personal Data that is unnecessary, excessive or processed in violation of the law; (e) request the transfer of the Personal Data from one service provider to another; (f) request the deletion of the Personal Data previously processed with the Grantee’s consent; (g) request an identification of the public and private entities to which the Company disclosed the Personal Data or with which the Company used a shared database containing the Grantee’s Personal Data; and (h) object to the processing of the Personal Data. To receive clarification regarding the Grantee’s rights or to exercise the Grantee’s rights, the Grantee should refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/ and contact his or her local human resources department. (g) Personal Data Retention. The Company and its Service Provider will retain the Grantee’s Personal Data no longer than necessary for the purpose for which it was processed for the duration of this Agreement, unless a longer period is required to comply with applicable laws. Retention periods may vary depending on i) purpose for which the Personal Data was collected and used, which may differ depending on the nature of the Personal Data and the activities involved, ii) the length of the Grantee’s participation in the Plan, or iii) whether there are legal obligations to which either the Company or the Grantee are subject. (h) For more information on how the Company processes the Grantee’s Personal Data, please refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/. Canada Vesting of Restricted Stock Units: The following provision supplements Section 2 of the Agreement: Where Awards are settled with shares of Common Stock that are not newly-issued, settlement of the Awards shall take place, at the latest, on or prior to December 31 of the calendar year which is three (3) years after the calendar year in which the performance of services, for which Awards are granted, occurred. Termination of Employment: The following provision replaces the second paragraph of Section 3(d) of the Agreement: IN ACCEPTING THE AWARD, THE GRANTEE SPECIFICALLY ACKNOWLEDGES THAT THE GRANTEE HAS READ AND EXPRESSLY ACCEPTS SECTION 3)(d)OF THIS AGREEMENT, AS AMENDED BY THE FOLLOWING PROVISION: A termination of Service or the date upon which the Grantee is no longer employed shall be deemed to have occurred on the date upon which the Grantee ceases to perform active employment duties for the Company or its subsidiaries following the provision of any notification of termination by the Company either, except as otherwise provided in the Agreement, with or without cause, or because of disability, or because of the voluntary or involuntary resignation or retirement from employment by the Grantee, and without regard to any period of notice of termination of employment (whether expressed or implied), any period of notice of resignation or retirement or any period of pay in lieu of any notice, severance or salary continuation or other entitlement, to which the Grantee might then be entitled, whether under contract, common or civil law or otherwise, save and except as may be otherwise required by applicable employment standards legislation. Notwithstanding any other provision of the Plan, the Award, this Agreement or any other agreement (written or oral) to the contrary and except as may be required by applicable employment standards legislation, a) the Grantee shall not be entitled (and by accepting an Award, thereby irrevocably waives any such entitlement) to any payment or other benefit to compensate the Grantee for the loss of any rights under the Plan as a result of the termination or expiration of an Award in connection with any termination of employment (for any reason), on a pro-rata basis or otherwise, and whether under contract, common or civil law or otherwise and b) any payments made under the Plan or that would have been made but for the termination, shall not be included in any damages for wrongful dismissal at common or civil law nor in any damages for a lost opportunity to earn the incentive during a common or civil law reasonable notice period. No amounts earned pursuant to the Plan or any Award shall be deemed to be eligible compensation in respect of any other plan of the Company or any of its subsidiaries. Confidential and Proprietary Information: The following provisions replace Section 5 of the Agreement in its entirety: 5. Confidential and Proprietary Information. The Grantee acknowledges that in connection with the Grantee’s Service, the Grantee is placed in a position of confidence and trust with the Company, and in line with that position has and will continue to have access to information of a nature not generally disclosed to the public. The Grantee agrees to keep confidential and not: (i) use or (ii) disclose to anyone any Confidential and Proprietary Information, except in the proper course of the Grantee’s duties to the Company, as required by law or as authorized by the Board of Directors. “Confidential and Proprietary Information” includes but is not limited to all Company trade secrets, business and strategic plans, financial details, computer programs, manuals, contracts, current and prospective client and supplier lists, and all other documentation, business knowledge, data, material, property and supplier lists, and developments owned, possessed or controlled by the Company, regardless of whether possessed or developed by the Grantee in the course of the Grantee’s Service. Such Confidential and Proprietary Information may or may not be designated as confidential or proprietary and may be oral, written or electronic media. The Grantee understands that such information is owned and shall continue to be owned solely by the Company, and hereby represents that the Grantee has not and will not disclose, directly or indirectly, in whole or in part, any Confidential and Proprietary Information. The Grantee acknowledges that the Grantee has complied and will continue to comply with this commitment, both as an employee and after the termination of the Grantee’s Service. Notwithstanding the foregoing, Confidential and Proprietary Information does not include any information that: (1) is already in the public domain or becomes available to the public through no breach by the Grantee of this Agreement; (2) was lawfully in the Grantee’s possession prior to disclosure to the Grantee by the Company; (3) is lawfully disclosed to the Grantee by a third party (other than any member of the Company Group, or any of its representatives, agents or employees) without any obligations of confidentiality attaching to such disclosure; or (4) is developed by the Grantee entirely on the Grantee’s own time without the Company Group’s equipment, supplies or facilities and does not relate at the time of conception to the Company Group’s business or actual or demonstrably anticipated research or development. Information shall not be deemed to be in the public domain merely because any part of said information is embodied in general disclosures or because individual features, components, or combinations thereof are now or become known to the public or are in the public domain. The provisions in this Agreement do not prohibit the Grantee from communicating with any governmental authority or making a report in good faith and with a reasonable belief of any violations of law or regulation to a governmental authority, or from testifying or participating in a legal proceeding relating to such violations, including making other disclosures protected or required by any whistleblower law or regulation to any appropriate government authority; provided expressly that the Grantee agrees to honor the confidentiality obligations in this Agreement and will only share Confidential and Proprietary Information with the Grantee’s lawyer or with the government agency or entity. Nothing in this Agreement shall be construed to permit or condone unlawful conduct, including but not limited to the theft or misappropriation of Company property, trade secrets or information. Non-Competition and Non-Solicitation: The following provisions replace Section 6 of the Agreement in its entirety: 6A. Non-Solicitation. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information provided to the Grantee, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that during the Grantee’s Service and continuing thereafter until (i) twelve (12) months following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of Service due to Retirement, twelve (12) months following the final Vesting Date (in each case, except with respect to Sub-Section 6A(g), which restrictions apply in perpetuity), the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise: (a) Contact, call on, and/or solicit, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company with whom the Grantee directly performed any services or had any direct business contact for any purpose which is in competition, in whole or in part, with the Business (as defined at Sub-Section 6B); (b) Take away any business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients and/or patrons or prospective customers, clients and/or patrons of the Company with whom the Grantee directly performed any services or had any direct business contact; (c) Contact, call on, and/or solicit, either directly or indirectly, any customers, clients and/or patrons or prospective customers, clients and/or patrons of the Company whose entity- or other customer-specific information the Grantee discovered or gained access to as a result of the Grantee’s access to Company Confidential and Proprietary Information, for any purpose which is in competition, in whole or in part, with the Business; (d) Take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients and/or patrons or prospective customers, clients and/or patrons of the Company whose entity- or other customer-specific information the Grantee discovered or gained access to as a result of the Grantee’s access to Company Confidential and Proprietary Information; (e) Utilize the Company Group’s Confidential and Proprietary Information to solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company; (f) Solicit or induce, either directly or indirectly, any employee of the Company Group to leave the employ of any member of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or take any action to assist any subsequent employer or any other person, entity or organization, either directly or indirectly, in soliciting or inducing any employee of a member of the Company Group to leave the employ of such member of the Company Group or become employed with or otherwise engaged by any person, entity or organization other than a member of the Company Group; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any individual employed by a member of the Company Group within sixty (60) days preceding that individual’s hire by the Grantee or the Grantee’s subsequent employer, the whole, to the extent that the Grantee is aware that the individual is or was employed by such member of the Company Group, as the case may be; and/or (g) Subject to Section 5 (including the last paragraph therein), except in the proper course of the Grantee’s duties to the Company in the ordinary course of business, except as required by law or as otherwise explicitly directed in writing by an officer of the Company, directly or through others: (a) provide any Confidential and Proprietary Information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company Group, (iii) a member of the media, (iv) any prospective acquirer of any member of the Company Group, (v) any litigant or potential litigant against any member of the Company Group, (vi) any other person seeking information regarding the Company Group (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company Group, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of any member of the Company Group and/or any current or former officer, director or employee of any member of the Company Group; (c) join a “group” or become a “participant” in a solicitation with respect to the Company Group (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against any member of the Company Group, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against any member of the Company Group, (iii) proposing to acquire any member of the Company Group or any of its assets or subsidiaries or (iv) making any other demands of any member of the Company Group. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and

shall not discuss the Company Group with any such Potential Adverse Party without prior written approval from the CLO. 6B. Non-Competition. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information provided to the Grantee, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that during the Grantee’s Service and (1) with respect to all Grantees based in Ontario, continuing thereafter until (Y) twelve (12) months following the termination of the Grantee’s Service or (Z) in the event of a termination due to Retirement, twelve (12) months following the final Vesting Date, in each case if the Grantee was classified by the Company in its human resources information system of record as being in an executive role (i.e. chief executive officer, president, chief administrative officer, chief operating officer, chief financial officer, chief information officer, chief legal officer, chief human resources officer or chief corporate development officer, or holds any other chief executive position) as of the Grantee’s last day of Service with the Company or (2) with respect to all other Grantees, (i) (Y) twelve (12) months following the termination of the Grantee’s Service or (Z) in the event of termination due to Retirement, twelve (12) months following the final Vesting Date, in each case if the Grantee was classified by the Company in its human resources information system of record as being in a Director-level role or above (e.g., Director, VP, SVP, CEO, etc.) as of the Grantee’s last day of Service with the Company, or (ii) (Y) six (6) months following the termination of the Grantee’s Service with the Company or (Z) in the event of termination due to Retirement, six (6) months following the final Vesting Date, in each case if the Grantee was classified by the Company in its human resources information system of record as being in a role below Director-level (e.g., Manager, Team Lead, Individual Contributor, etc.) as of the Grantee’s last day of Service, the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company Group, whether as an agent or otherwise, become employed by, render services to or directly or indirectly (whether for compensation or otherwise, and whether as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity), own or hold a proprietary interest in, manage, operate, or control, or join or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with, any Competing Enterprise in the Restricted Area. For purposes of this Section, a “Competing Enterprise” means any entity, organization or person engaged, or planning to become engaged, in substantially the same or similar business to that being conducted or actively and specifically planned to be conducted during the Grantee’s Service with the Company or within six (6) months after the Grantee’s termination of Service. It includes, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of the Grantee’s knowledge contemplated to be sold by any member of the Company Group, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards (collectively the “Business”). For purposes of this Section, the “Restricted Area” is

Canada. The restrictions in this Section shall not be construed to prevent the Grantee from, following the termination of the Grantee’s Service, working for a business entity that does not compete with the Business simply because the entity is affiliated with a Competing Enterprise, so long as the entity is operationally separate and distinct from the Competing Enterprise and the Grantee’s job responsibilities at that entity are unrelated to the Competing Enterprise. The restrictions in this Section will not apply to employment by or the rendering of services to businesses that sell fuel or convenience items if those businesses are not directly competing with any member of the Company Group. The restrictions in this Section shall also not be deemed to prohibit the Grantee from owning not more than one percent (1%) of the total shares of all classes of stock of any publicly held company. 6C. Additional Provisions. The Company Group has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company Group, (c) solicitation or hire of the employees of any member of the Company Group, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Section 5, Sub-Section 6A, Sub-Section 6B or Sub-Section 6C of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to the provision that provides the greatest protection to the Company Group that is enforceable under applicable law. The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Company Group. The Grantee also acknowledges that in the event the Grantee breaches any part of Section 5, Sub-Section 6A, Sub-Section 6B or Sub-Section 6C of this Agreement, the damages to the Company Group would be irreparable. Therefore, in addition to monetary damages and/or reasonable legal fees, the Company Group shall have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the restrictive covenants contained in this Agreement. Further, the Grantee consents to the issuance of a temporary restraining order or preliminary injunction to maintain the status quo pending the outcome of any proceeding. The Grantee further understands and agrees that if the Grantee breaches any covenant set forth in Sub-Sections 6A or 6B, the duration of any covenant so breached shall, to the fullest extent permitted by law, automatically be tolled from the date of the first breach until the date judicial relief providing effective remedy for such breach or breaches is obtained by the Company Group, or until the Company Group states in writing that it will seek no judicial relief for such breach. If any one or more provisions of Section 5, Sub-Section 6A, Sub-Section 6B or Sub-Section 6C shall for any reason be held to be excessively broad as to time, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the greatest extent compatible with applicable law as it shall then appear, and the parties expressly agree that any of the provisions of Section 5, Sub-Section 6A, Sub-Section 6B or Sub-Section 6C may be reformed, modified, revised, edited or blue-penciled to make such provision enforceable, to the fullest extent permitted by law, and the parties consent to the enforcement of such provision as so reformed, modified, revised, edited or blue-penciled. The Grantee agrees, subject to applicable law, during (i) the twelve (12) month period following the termination of the Grantee’s Service, or (ii) in the event of a termination of the Grantee’s Service due to Retirement, the twelve (12) month period following the final Vesting Date, to disclose to the Company Group, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company Group no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity. During the Grantee’s Service and continuing thereafter until (i) twelve (12) months following the termination of the Grantee’s Service, or (ii) in the event of a termination of the Grantee’s Service due to Retirement, twelve (12) months following the final Vesting Date, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Sections 5 and 6 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company Group may send a copy of this Agreement to, or otherwise make the provisions of Sections 5 or 6of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The Grantee agrees not to assert any claim that such conduct by the Company Group is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Sections 5 or 6are later found to be enforceable in whole or in part. Mindful of the obligations set forth in Section 5, Sub-Section 6A, Sub-Section 6B and Sub- Section 6C, upon termination of the Grantee’s Service, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company Group. Governing Law: The following provision replaces Section 10 of the Agreement in its entirety: 10) Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the province in which the Grantee performs the majority of the Grantee’s work for the Company and the federal laws of Canada applicable in that province. Tax Obligations: The following provision replaces Section 8 of the Agreement in its entirety: 8) Tax Obligations. As a condition to the granting of the Award and the vesting thereof, the Grantee acknowledges and agrees that the Grantee is responsible for the payment of income and employment taxes (and any other taxes required to be withheld) payable in connection with the vesting and settlement of an Award. Accordingly, the Grantee agrees to remit to the Company or any applicable subsidiary an amount sufficient to pay such taxes. Such payment shall be made to the Company or the applicable subsidiary of the Company in a form that is reasonably acceptable to the Company, as the Company may determine in its sole discretion. Notwithstanding the foregoing, the Company may retain and withhold from delivery at the time of vesting that number of shares of Common Stock having a fair market value equal to the taxes owed by the Grantee, which retained shares shall fund the payment of such taxes by the Company on behalf of the Grantee. Voluntary Participation: 26) Voluntary Participation. By accepting this Award of securities, the Grantee represents and warrants to the Company that the Grantee’s participation in the trade and acceptance of such securities is voluntary and that the Grantee has not been induced to participate by expectation of engagement, appointment, employment or continued engagement, appointment or employment, as applicable. 27) French Language Documents for Quebec-based Grantees. In the event that Grantee is based in Quebec, a French translation of the Agreement, the Plan and certain other documents related to the Award will be made available to the Grantee as soon as reasonably practicable. The Grantee understands that, from time to time, additional information related to the Award may be provided in English and such information may not be immediately available in French. However, upon request, the Company will provide a translation of such information into French as soon as reasonably practicable. Notwithstanding anything to the contrary in the Agreement, and unless the Grantee indicates otherwise, the Agreement and other documents related to the Award in the language chosen and signed by the Grantee will govern the Award and the Grantee's participation in the Plan. Imposition of Other Requirements: 28) Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Data Privacy: 29) Data Privacy. The Grantee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Grantee further authorizes the Company, the Employer and/or any other affiliate to disclose and discuss such information with their advisors. The Grantee also authorizes the Company, the Employer and/or any other affiliate to record such information and to keep such information in the Grantee’s employee file. The Grantee further acknowledges that the Grantee’s personal information, including sensitive personal information, may be transferred or disclosed outside of the province where the Grantee resides, including to the United States. If applicable, the Grantee also acknowledges that the Company, the Employer, and other parties involved in the administration of the Plan may use technology for profiling purposes and to make automated decisions that may have an impact on you or the administration of the Plan.

Additional Acknowledgements and Authorizations: 30) Additional Acknowledgements and Authorizations. By accepting the Award, the Grantee acknowledges, understands and agrees that: a) the future value of the shares of Common Stock underlying the Award is unknown, indeterminable and cannot be predicted with certainty; b) neither the Company, the Employer, nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award, any payment made pursuant to the Award, or the subsequent sale of any shares of Common Stock acquired under the Plan; and c) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan or the acquisition or sale of the shares of Common Stock. The Grantee should consult with his or her personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan. France WEX EUROPE SERVICES SAS employees, a subsidiary of the Company, benefit from the measures of this document subject to the rules applicable under French law. "Eligible employees" for the purposes of Restricted Stock Unit Awards shall include employees and managing directors only of the Company. Award: The following provisions replace Section 1 of the Agreement in its entirety 2. Award. Concurrently with the acknowledgement of this Agreement and concurrently with and contingent upon the Grantee’s acknowledgement of the Memorandum, and further subject to the terms and conditions set forth in the Plan and this Agreement, including without limitation, the Grantee’s agreement to comply with the confidentiality obligation and non-compete during the employment contract defined in the Grantee’s employment contract, the Company hereby grants the number of Restricted Stock Units indicated in the Memorandum to the Grantee. Each Restricted Stock Unit entitles the Grantee, upon vesting, to one share of Common Stock based on continued employment or as otherwise set forth in this Agreement. In accepting this Award, the Grantee agrees to be bound by any clawback policy that the Company has adopted or may adopt in the future, to the fullest extent permitted by applicable law. Vesting of Restricted Stock Units: The following provisions replace Sections 2, 3 and 4 of the Agreement in its entirety: 3. Vesting and Settlement of Restricted Stock Units (a) Upon the vesting of the Award, as described in this Section, the Company shall deliver for each Restricted Stock Unit that becomes vested, one (1) share of Common Stock.

Subject to Section 8, the Common Stock shall be delivered as soon as practicable following the applicable Vesting Date or event set forth below, but in any case, within thirty (30) days after such date or event. (b) Subject to Sub-Sections 3(c), (d) and (e) and the Grantee’s compliance with the confidentiality obligation and non-compete during the employment contract defined in the Grantee’s employment contract, as set forth in the Memorandum, one-third (1/3) of the total number of Restricted Stock Units subject to this Award shall become vested on each of the first three (3) anniversaries of the Date of Grant (each, a “Vesting Date”), in each case, so long as the Grantee remains employed with the Company or its subsidiaries through each such Vesting Date and such vested Restricted Stock Units shall be settled in accordance with Sub-Section 3(a). (c) Notwithstanding Sub-Section 3(b), upon the Grantee’s death, the Award shall become immediately and fully vested as to the number of Restricted Stock Units set forth in the Memorandum that have not yet vested pursuant to Sub-Section 3(b) and such Restricted Stock Units shall be settled in accordance with Sub-Section 3(a), subject to any terms and conditions set forth in the Plan or imposed by the Board. (d) Notwithstanding Sub-Section 3(b), if after six (6) months of employment have been completed following the Date of Grant, and prior to the date that all of the Restricted Stock Units have vested, the Grantee’s employment with the Company terminates by reason of Retirement, the portion of the Restricted Stock Units that is not then vested shall continue to vest and be settled in accordance with the schedule set forth in Sub-Sections 3(a) and 3(b) above, subject to (i) the Grantee’s continued compliance with the provisions of this Agreement on each such date and the confidentiality obligation and non-compete during the employment contract defined in the Grantee’s employment contract, (ii) the Grantee’s execution of a separation agreement and release of claims in a form determined by the Company and agreed with the Grantee (and executed by deed where appropriate), within the consideration period specified in such agreement following the date of such termination (such period ending on the date of such agreement’s execution, the “Consideration Period”) and the Grantee’s non-revocation of the execution of such agreement during the revocation period specified in such agreement following the expiration of the Consideration Period (the “Revocation Period”) and (iii) the Grantee’s successful completion of the Grantee’s transitional duties prior to the date of such termination; provided, that, (A) in the event of the Grantee’s death following the Grantee’s Retirement and prior to the final Vesting Date, the unvested portion of the Award shall immediately and fully vest and be settled in accordance with Sub-Sections 3(a) and 3(c) above, subject to any terms and conditions set forth in the Plan or imposed by the Board and (B) in the event that any Vesting Date occurs following the date of such termination, but prior to the expiration of the Revocation Period, the Restricted Stock Units that would otherwise vest on such Vesting Date and be settled on or within thirty (30) days following such Vesting Date in accordance with Sub-Sections 3(a) and (b) shall instead vest and be settled on the date immediately following the expiration of the Revocation Period (or, if the Consideration Period and the Revocation Period could span two (2) calendar years, the Restricted Stock Units shall be vested and settled on the first regularly scheduled payroll date during the second calendar year). For purposes of this Agreement, “Retirement” shall mean termination of employment upon at least six (6) months of prior written notice by the Grantee to the Grantee’s direct manager at the Company, and other than for Cause (as defined in the Plan), provided that the Grantee has satisfied at the time of notice any of the following: (i) on or after the attainment of fifty-five (55) years of age and ten (10) full continuous years of service, (ii) on or after the attainment of sixty (60) years of age and five (5) full continuous years of service or (iii) on or after the attainment of sixty-five (65) years of age and two (2) full continuous years of service, in each case, as determined by the Company’s HRIS. Notwithstanding the foregoing, if (i) the Company receives a legal opinion that there has been a legal judgment and/or legal development in the Grantee’s jurisdiction that likely would result in the favorable treatment that applies to the Award under this Sub-Section 3(d) being deemed unlawful, or (ii) the confidentiality obligation and non-compete during the employment contract defined in the Grantee’s employment contract are held by any court or government authority (or otherwise deemed) to be void, unlawful or unenforceable as written with respect to the Grantee, the provisions of Sub-Section 3(d) will not be applicable to the Grantee and the remaining provisions of Section 3 will govern. (e) Notwithstanding Sub-Section 3(c): (i) upon a “Change in Control” of the Company, if the surviving entity does not agree to assume the obligations set forth in the Agreement, then the Award shall become immediately and fully vested and the Award shall be settled in accordance with Sub-Section 3(a) above, subject to any terms and conditions set forth in the Plan or imposed by the Board; provided, however, that (A) in the event that the Restricted Stock Units constitute the payment of nonqualified deferred compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and (B) the Change in Control does not constitute a “change in control event” within the meaning of Section 409A of the Code, the Restricted Stock Units shall vest immediately upon such Change in Control but shall be payable in accordance with the schedule set forth in Sub-Sections 3(a) and 3(b) hereof, or earlier as set forth in Sub-Sections 3(a) and 3(c); and (ii) upon a Change in Control, if the surviving entity does agree to assume the obligations set forth in the Agreement, then the Award shall be subject to the provisions to Section 3(c)(2) of the Plan, provided, however, that (A) in the event that the Restricted Stock Units constitute the payment of nonqualified deferred compensation within the meaning of Section 409A Code and (B) the Change in Control does not constitute a “change in control event” within the meaning of Section 409A of the Code, the Restricted Stock Units shall vest immediately upon the applicable termination of employment pursuant to Section 3(c)(2) of the Plan but shall be payable in accordance with the schedule set forth in Sub-Sections 3(a) and 3(b) hereof, or earlier as set forth in Sub-Sections 3(a) and 3(c). For purposes of this Agreement, “Change in Control” shall have the meaning set forth in the Plan. Confidential, non-compete and non-solicitation restrictions: The following provisions and the relevant clauses of the individual employment contracts and the amendment to the individual employment contracts replace Sections 5 and 6 of the Agreement in its entirety: Confidential and Proprietary Information; Non-Competition and Non-Solicitation The Grantee hereby acknowledges and agrees to be bound by the provisions relating to confidential and proprietary information, non-competition and non-solicitation, which are contained within the addendum to the Grantee’s contract of employment and/or the Grantee’s contract of employment of near or even date herewith.

No Rights to Continued Service: The following provision supplements Section 9 of the Agreement: The grant of Awards under the Plan is made at the discretion of the Company and the Plan may be suspended or terminated by the Company at any time. The grant of an Award in one (1) year or at one time does not in any way entitle the Grantee to an Award in the future. The Plan is wholly discretionary and is not to be considered part of the Grantee's normal or expected compensation. The value of the Award is an extraordinary item of compensation which is outside the scope of the Grantee's employment or service contract (if any). Governing Law: The following provision replaces Section 10 of the Agreement in its entirety: 10) Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of France. Any disputes shall be brought to and adjudicated by the French civil courts. Tax Obligations: The following provisions replace Section 8 of the Agreement in its entirety: 8) Tax Obligations. a) As a condition to the granting of the Award and the vesting thereof, the Grantee acknowledges and agrees that the Grantee is responsible for the payment of income taxes and any other taxes or contributions whatsoever, including social security contributions payable in connection with the vesting of an Award. b) The amount of taxes will be determined and paid in accordance with the applicable French legal provisions. c) Whether the Company must pay taxes or social contributions on behalf of the Grantee, the Company may retain and withhold from delivery at the time of vesting that number of shares of Common Stock having a fair market value equal to the taxes required to be withheld by the Company from the Grantee, which is accepted by the Grantee. Amendments: The following provision replaces Section 19 of the Agreement in its entirety: 19) Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto. The Company may be amended or modified this agreement to adapt it to the new legal provisions. Severability: The following provision replaces Section 20 of the Agreement in its entirety: 20) Severability. The provisions of this Agreement are severable, such that in the event any provision of this Agreement is found to be unenforceable, in whole or in part, the remainder of this Agreement will nevertheless be binding and enforceable.

Consent to Receive Information in English: 26) Consent to Receive Information in English. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement, à la présente convention. Imposition of Other Requirements: 27) Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Data Privacy: 28) Data Privacy a) The Company, in its capacity as Controller, grants Awards under the Plan to employees of the Company and its subsidiaries in its sole discretion. In conjunction with the Company’s grant of the Award under the Plan, the Company collects, uses and otherwise processes (“Process (es)(ing)”) the Grantee’s personal data (“Personal Data”), including the Grantee’s name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Awards or any other equity compensation awards granted which the Company receives from the Grantee or the Employer. b) Data Collection, Processing and Usage. In granting the Award under the Plan, the Company will Process the Grantee’s Personal Data for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis, where required, for the Processing of the Grantee’s Personal Data is the necessity for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the European Union, European Economic Area, and the United Kingdom (“EEA+”), and/or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+. c) Stock Plan Administration Service Provider. The Company transfers the Grantee’s Personal Data to Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, independent service providers based in the United States, which assist the Company with the implementation, administration and management of the Plan (the “Service Provider”). In the future, the Company may select a different Service Provider and share the Grantee’s Personal Data with another company that serves in a similar manner. The Service Provider will open an account for the Grantee to receive and trade shares of Common Stock acquired under the Plan.

The Grantee will be asked to agree on separate terms and data processing practices with the Service Provider, which is a condition to the Grantee’s ability to participate in the Plan. d) Personal data will be converted for the duration of the Plan’s holding period or for a longer holding period in order to meet legal requirements or to comply with rules relating to the statutory limitation period for claims. e) International Data Transfers. The Company and the Service Provider are based in the United States. The Grantee should note that the Grantee’s country of residence may have enacted data privacy laws that are different from the United States. In order to protect the Grantee’s privacy, where Personal Data are transferred by or on behalf of the Company to other countries or organizations that have not been recognized as providing regulatory protection similar to the Grantee’s country, the Company contractually obliges its international entities, affiliates and service providers to comply with the applicable data protection laws and principles through standard clauses that have been approved or recognized by the relevant regulators. The Company also relies on the Grantee’s consent per this Agreement as the legal basis for the transfer of the Grantee’s Personal Data to the United States is the Grantee’s consent. f) Voluntariness and Consequences of Failure to Perform Under the Agreement, Consent Denial or Consent Withdrawal. The Grantee’s participation in the Plan and his or her performance under this Agreement, including agreeing to the Processing of the necessary Personal Data is purely voluntary. The Grantee may end his or her participation in the Plan, terminate this Agreement or deny or withdraw his or her consent to the transfer of his or her Personal Data at any time. If the Grantee does not consent, or if the Grantee later withdraws his or her consent, the Grantee may be unable to participate in the Plan. This will not affect the Grantee’s existing employment or salary; instead, the Grantee merely may forfeit the opportunities associated with the Plan. g) Data Subject Rights. The Grantee may have a number of rights under the data privacy laws in the Grantee’s country of residence. For example, the Grantee’s rights may include the right to (i) request access or copies of Personal Data the Company Processes, (ii) request rectification of incorrect Personal Data, (iii) request deletion of Personal Data, (iv) place restrictions on Processing, (v) lodge complaints with competent privacy or data protection authorities in the Grantee’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Grantee’s Personal Data. To receive clarification regarding the Grantee’s rights or to exercise his or her rights, the Grantee should refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/ and contact his or her local human resources department. Tax Information: 29) Tax Information. The Grantee understands that this Award is not intended to be French tax-qualified.

Additional Acknowledgements and Authorizations: 30) Additional Acknowledgements and Authorizations. By accepting the Award, the Grantee acknowledges, understands and agrees that: a) the future value of the shares of Common Stock underlying the Award is unknown, indeterminable and cannot be predicted with certainty; b) neither the Company, the Employer, nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award, any payment made pursuant to the Award, or the subsequent sale of any shares of Common Stock acquired under the Plan; and c) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan or the acquisition or sale of the shares of Common Stock. The Grantee should consult with his or her personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan. Germany The Grantee is employed by WEX Europe Services Telesales GmbH (the “Employer”) a wholly-owned subsidiary of the Company (a “Group Company” and collectively, with all other subsidiaries of the Company, the “Group Companies”). The Company has the authority under and pursuant to the Plan to grant awards to eligible employees of the Company and its subsidiaries (each a “Group Company” and, collectively, the “Group Companies”). "Eligible employees" for the purposes of Restricted Stock Unit Awards made to participants resident in Germany, shall include employees and managing directors only of the Employer. Termination; Change in Control. Other terminations: The following provisions replace Sub-Section 3(d) of the Agreement: d) Other terminations: Except as otherwise provided under Section 3(a), Section 3(b)(i) and Section 3(c) of this Agreement, upon the termination of the Grantee’s Service for any reason, any RSUs that have not vested as of such termination shall be forfeited immediately, automatically and without consideration (unless the Board, in its sole discretion, determines otherwise). A termination of Service shall be deemed to have occurred with effect to the end of notice period and in the event of a dismissal for good cause, at the date dismissal is served. Notwithstanding any other provision of the Plan, this Agreement or any other agreement between any member of the Company Group and the Grantee to the contrary, the Grantee shall not be entitled to any compensation for the loss of any rights under the Plan or this Agreement as a result of the termination of the Grantee’s Service.

Confidential and Proprietary Information: The following provisions replace Section 5 of the Agreement in its entirety: 5. Confidential and Proprietary Information. The Grantee acknowledges that in connection with the Grantee’s employment with the Employer, the Grantee has and will continue to have access to information of a nature not generally disclosed or readily accessible to the public in which there is a legitimate interest in secrecy and which is the subject of appropriate secrecy measures. The Grantee agrees to keep confidential and not: (i) use or (ii) disclose to anyone, any Confidential Information, except in the proper course of the Grantee’s duties to the Employer and/or Company, as required by law or as authorized by the Board of Directors. 5.1 The term “Confidential and Proprietary Information” includes but is not limited to and is agreed that the Employer and the Company have a legitimate interest in secrecy in particular, but not limited to in respect of: 5.1.1 financial information relating to the Employer and any Group Company including (but not limited to) management accounts, sales forecasts, dividend forecasts, profit and loss accounts and balance sheets, draft accounts, results, order schedules, profit margins, pricing strategies, and other information regarding the performance or future performance of the Employer or any Group Company; 5.1.2 client or customer lists and contact lists, details of the terms of business with, the fees and commissions charged to or by and the requirements of customers or clients, prospective customers or clients of, buyers from and suppliers to the Employer or any Group Company, price lists, discount structures, pricing statistics, market research reports, renewal dates and any customer or prospective customer complaints; 5.1.3 any information relating to expansion plans, maturing business opportunities, business strategy, marketing plans, and presentations, tenders, projects, joint ventures or acquisitions and developments contemplated, offered, or undertaken by the Employer or any Group Company; 5.1.4 details of the employees, officers, and workers of and consultants to the Employer or any Group Company, their job skills and capabilities and the remuneration and other benefits paid to them; 5.1.5 copies or details of and information relating to know-how, research activities, inventions, creative briefs, ideas, computer programs (whether in source code or object code), secret processes, designs and formulae, or other intellectual property undertaken, commissioned, or produced by or on behalf of the Employer or any Group Company; 5.1.6 confidential reports or research commissioned by or provided to the Employer or any Group Company and any trade secrets and confidential transactions of the Employer or any Group Company;

5.1.7 details of any marketing, development, pre-selling or other exploitation of any intellectual property, or other rights of the Employer or any Group Company, any proposed options or agreements to purchase, license, or otherwise exploit any intellectual property of the Employer or any Group Company, any intellectual property which is under consideration for development by the Employer or any Group Company, any advertising, marketing, or promotional campaign which the Employer or any Group Company is to conduct; and 5.1.8 any information which the Grantee ought reasonably to know is confidential and any information which has been given to the Employer or any Group Company in confidence by agents, buyers, clients, consultants, customers, suppliers, or other persons. 5.2 The previous Sub-Section will apply to any such information whether designated as confidential and proprietary or not and whether provided orally, in writing or on electronic media. The previous Sub-Section will not apply to any information which the Grantee can demonstrate: (i) was known to the Grantee prior to the commencement of the Grantee’s employment by the Employer; or (ii) is in the public domain, other than by way of unauthorized disclosure (whether by the Grantee or any other person). 5.3 No Confidential and Proprietary Information may be reproduced (except in the proper exercise of the Grantee’s duties to the Employer) or given to the press or any publication whatsoever or in the form of a paper to a professional body without the prior written consent of the Employer or the Company. 5.4 The Grantee shall not make copies of, or memorize any, Confidential and Proprietary Information and shall on the Termination Date return to the Company any records in any form of Confidential and Proprietary Information acquired or received by the Grantee during the course of the Grantee’s employment and shall not retain any copy, in whatever means, or summary of the same. 5.5 This Agreement shall not prevent the Grantee from: 5.5.1 reporting misconduct, or a serious breach of applicable regulatory requirements to anybody responsible for supervising or regulating the matters in question; 5.5.2 disclosing the information specifically requested by a mandatory order issued by a competent administrative authority or court; 5.5.3 reporting an offence to a law enforcement agency; or 5.5.4 co-operating with a criminal investigation or prosecution. Non-solicitation: The following provisions replace Section 6 of the Agreement in its entirety: 6. Restrictive Covenants 6.1 Definitions

The following definitions apply to this Agreement unless the context requires otherwise: 6.1.1 “Critical Employee” means any person who is employed or engaged by or seconded or assigned to the Company or any Group Company during the Restricted Period and: 6.1.1.1 for whom, during the Relevant Period: a. the Grantee have had direct or indirect managerial responsibility; or b. with whom the Grantee had contact or dealings; and 6.1.1.2 who, during the Relevant Period: a. had contact with Customers or Prospective Customers or suppliers in performing the Grantee’s duties of employment with the Company or any Group Company; and/or b. is in possession of Confidential and Proprietary Information about Customers or Prospective Customers or suppliers; 6.1.2 “Customer” means any person, firm, company, business entity or other organization whatsoever to which the Company or any Group Company distributed, sold or supplied Restricted Goods or Restricted Services during the Relevant Period; 6.1.3 “Prospective Customer” means any person, firm, company, business entity or other organization whatsoever with which the Company or any Group Company had discussions during the Relevant Period regarding the possible distribution, sale or supply of Restricted Goods or Restricted Services; 6.1.4 “Relevant Period” means the period of twelve (12) months immediately preceding the start of the Restricted Period; 6.1.5 “Restricted Goods or Restricted Services” means: 6.1.5.1 any products and services provided by the Company or any Group Company as at the Termination Date or which the Company or any Group Company has planned to start providing within six (6) months of the Termination Date including, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of the Grantee’s knowledge contemplated to be sold by the

Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards researched, developed, manufactured, distributed or sold by the Company or any Group Company; and 6.1.5.2 with which the Grantee duties were materially concerned or for which the Grantee, or any employee who was under the Grantee’s direct or indirect supervision, were responsible during the Relevant Period, 6.1.5.3 or any products or services of the same type or materially similar to such products or services; 6.1.6 “Restricted Period” means the period commencing on the earlier of (i) the Termination Date; or (ii) such date on which the Grantee cease providing services to the Company, and continuing for twelve (12) months in respect of the Non-Solicitation of Customers, Prospective Customers and Critical Employees in Sub-Section 5.2.1; 6.1.7 “Termination Date” means the date upon which the Grantee’s employment with the Company terminates for whatever reason and howsoever arising, whether lawfully or unlawfully. 6.2 Non-Solicitation. 6.2.1 In order to protect the Confidential and Proprietary Information, and business/customer connections and workforce stability of the Company and any Group Company, and the Grantee’s access and exposure to Confidential and Proprietary Information provided to the Grantee, the Grantee agrees that during the appointment and during the Restricted Period, without the Company’s consent, the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company and any Group Company, (and whether as an employee, employer, consultant, agent, principal, partner, corporate officer, board member, director, service provider or in any other individual or representative capacity whatsoever), directly or indirectly: 6.2.1.1 In competition with the Company and/or any Group Company, contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, any Customer, or Prospective Customers of the Company or any Group Company in respect of Restricted Goods or Restricted Services; 6.2.1.2 Solicit or induce, either directly or indirectly, any Critical Employee to leave the employ of the Company or any Group Company; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any Critical Employee in the business of researching into, developing or otherwise dealing with Restricted Goods or Restricted Services; and/or

6.2.1.3 In the event that the Grantee breaches the Grantee’s obligations under Sub-Sections 6.2.1.1-6.2.1.2, the Grantee shall pay to the Company a contractual penalty equal to fifty percent (50%) of the last contractual (fixed and variable) monthly remuneration per breach. Any other rights and remedies of the Company and the Employer remain unaffected. 6.2.2 Subject to the reporting of possible violations of the securities laws to the German supervisory authority, the Financial Services and Markets Authority (FSMA), and except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others, the Grantee agrees to keep confidential and not: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO. For the avoidance of doubt, the Restricted Period does not apply to this Sub-Section 6.2.2, it being understood that the Grantee’s obligations continue in perpetuity. 6.2.3 The Company has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is a party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company and any Group Company, (c) solicitation or hire of Company and any Group Company employees, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the

Grantee shall remain bound by such Existing Restrictions and the amount to be paid to the Grantee in consideration for the post-termination non- competition obligations shall be the highest of both considerations, but not the addition of both consideration. To the extent the restrictions contained in this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to the restrictions in this Agreement. If after the date of this Agreement the Grantee subsequently agrees to enter into an agreement containing restrictive covenants (“Subsequent Restrictions”), to the extent that the restrictions contained in this Agreement conflict in any way with any Subsequent Restrictions, such conflict shall be resolved by giving effect to the Subsequent Restrictions. 6.2.4 The Grantee hereby agrees that the Grantee will at the request and cost of the Company enter into a direct agreement or undertaking with any Group Company whereby the Grantee will accept restrictions and provisions corresponding to the restrictions and provisions in this Agreement (or such of them as may be appropriate in the circumstances) in relation to such activities and such area and for such a period as such Group Company may reasonably require for the protection of its legitimate business interests. 6.2.5 If the Grantee’s employment transfers by operation of law to a third party (the “Transferee”), this Agreement shall with effect from that transfer of employment apply to the Grantee as if references to the Company included the Transferee and references to any Group Company were construed accordingly, and as if the references to defined terms in respect of the Company and any Group Company including but not limited to "Customer", "Prospective Customer" and "Critical Employee", applied to the customers, prospective customers and critical employees of the Transferee and their respective Group Companies. The Grantee agrees to execute any such documents as may be required to effectuate said benefit. 6.2.6 Each of the restrictions contained in this Sub-Section 6.2, each definition set out in Sub-Section 6.1, each limb of such definition and each operative word within each Sub-Section or definition is intended to be an entirely separate, severable and independent restriction, notwithstanding that they are combined together for the sake of brevity, and the Grantee agrees not to advance any argument to the contrary. In the event that any of the restrictions shall be held to be void or ineffective but would be valid and effective if some part of the wording thereof were deleted such restriction shall apply with such modification as may be necessary to make it valid and effective. If such a deletion applies to a definition, such deletion shall not apply to any other restriction, so that each definition is deemed to be repeated each time it is used. If any one or more provisions of Sections 5 or 6shall for any reason be held to be excessively broad as to time, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the greatest extent compatible with applicable law as it shall then appear, and the parties expressly agree that any of the provisions of Sections 5 or 6 may be reformed, modified, revised, edited or blue-penciled to make such provision enforceable, to the fullest extent permitted by law, and the parties consent to the enforcement of such provision as so reformed, modified, revised, edited or blue-penciled. 6.2.7 The Grantee agrees to provide a copy of this Agreement to any employer or other person to whom or with whom the Grantee is intending to provide services within the Restricted Period before entering into any contractually binding agreement to perform such services. 6.2.8 Subject to any requirements under the General Data Protection Regulations, immediately after agreeing to provide services to any person during the Restricted Period, the Grantee will notify the Company of the identity of that person. 6.2.9 Upon termination of the Grantee’s employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company as a reminder and ratification of the Grantee undertaking to comply with the Grantee obligations under this agreement. 6.2.10 The Grantee acknowledges that the period of time, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, reasonable and necessary under the circumstances and are reasonably required for the protection of the Company and any Group Company. Tax Obligations: The following provisions replace Section 8 of the Agreement in its entirety: 8) Tax Obligations. a) As a condition to the granting of the Award and the vesting thereof, the Grantee acknowledges and agrees that the Grantee is responsible for the payment of income and employment taxes (and any other taxes or contributions whatsoever, including social security contributions) payable in connection with the vesting of an Award. Accordingly, the Grantee agrees to remit to the Company or any applicable subsidiary an amount sufficient to pay such taxes required to be withheld by the Company. Such payment shall be made to the Company or the applicable subsidiary of the Company in a form that is reasonably acceptable to the Company, as the Company may determine in its sole discretion. b) Notwithstanding Sub-Section 8)a), the Company will retain and withhold from delivery at the time of vesting that number of shares of Common Stock having a fair market value equal to any taxes or contributions required to be withheld by the Company from the Grantee, which retained shares shall fund the payment of such taxes or contributions by the Company or any company or entity of the WEX Group on behalf of the Grantee. Section 8 shall be without prejudice to the applicable tax and social security obligations under German law applying to the Company or any Group Company. Electronic Delivery: The following provision replaces Section 25 of the Agreement in its entirety: 25) Written Form; Electronic Delivery and Acceptance. Each party shall receive a mutually signed copy of this. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the

Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company. Language: 26. Language. The Grantee warrants and represents that the Grantee is fluent in English and fully and unmistakably understands the terms and conditions of this Agreement and has been given the opportunity to seek assistance in translation. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control. Imposition of Other Requirements: 27. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Data Privacy: 28) Data Privacy. a) The Company, in its capacity as Controller, grants Awards under the Plan to employees of the Company and its subsidiaries in its sole discretion. In conjunction with the Company’s grant of the Award under the Plan and its ongoing administration of such awards, the Company collects, uses and otherwise processes (“Process (es)(ing)”) the Grantee’s personal data (“Personal Data”), including the Grantee’s name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Awards or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Grantee’s favor, which the Company receives from the Grantee or the Employer. b) Data Collection, Processing and Usage. In granting the Award under the Plan, the Company will Process the Grantee’s Personal Data for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis, where required, for the Processing of the Grantee’s Personal Data is the necessity for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the European Union, European Economic Area, and the United Kingdom (“EEA+”), and/or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+. c) Stock Plan Administration Service Provider. The Company transfers the Grantee’s Personal Data to Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, independent service providers based in the United States, which assist the Company with the implementation, administration and management of the Plan (the “Service Provider”). In the future, the Company may select a different Service Provider and share the Grantee’s Personal Data with another company that serves in a similar manner. The Service Provider will open an account for the Grantee to receive and trade shares of Common Stock acquired under the Plan.

The Grantee will be asked to agree on separate terms and data processing practices with the Service Provider, which is a condition to the Grantee’s ability to participate in the Plan. d) International Data Transfers. The Company and the Service Provider are based in the United States. The Grantee should note that the Grantee’s country of residence may have enacted data privacy laws that are different from the United States. In order to protect the Grantee’s privacy, where Personal Data are transferred by or on behalf of the Company to other countries or organizations that have not been recognized as providing regulatory protection similar to the Grantee’s country, the Company contractually obliges its international entities, affiliates and service providers to comply with the applicable data protection laws and principles through standard clauses that have been approved or recognized by the relevant regulators. The Company also relies on the Grantee’s consent per this Agreement as the legal basis for the transfer of the Grantee’s Personal Data to the United States is the Grantee’s consent. e) Voluntariness and Consequences of Failure to Perform Under the Agreement, Consent Denial or Consent Withdrawal. The Grantee’s participation in the Plan and his or her performance under this Agreement, including agreeing to the Processing of the necessary Personal Data is purely voluntary. The Grantee may end his or her participation in the Plan, terminate this Agreement or deny or withdraw his or her consent to the transfer of his or her Personal Data at any time. If the Grantee does not consent, or if the Grantee later withdraws his or her consent, the Grantee may be unable to participate in the Plan. This will not affect the Grantee’s existing employment or salary; instead, the Grantee merely may forfeit the opportunities associated with the Plan. f) Data Subjects Rights. The Grantee may have a number of rights under the data privacy laws in the Grantee’s country of residence. For example, the Grantee’s rights may include the right to (i) request access or copies of Personal Data the Company Processes, (ii) request rectification of incorrect Personal Data, (iii) request deletion of Personal Data, (iv) place restrictions on Processing, (v) lodge complaints with competent privacy or data protection authorities in the Grantee’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Grantee’s Personal Data. To receive clarification regarding the Grantee’s rights or to exercise his or her rights, the Grantee should refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/ and contact his or her local human resources department. g) Personal Data Retention. The Company and its Service Provider will retain the Grantee’s Personal Data no longer than necessary for the purpose for which it was processed for the duration of this Agreement, unless a longer period is required to comply with applicable laws. Retention periods may vary depending on i) purpose for which the Personal Data was collected and used, which may differ depending on the nature of the Personal Data and the activities involved, ii) the length of the Grantee’s participation in the Plan, or iii) whether there are legal obligations to which either the Company or the Grantee are subject. h) For more information on how the Company processes the Grantee’s Personal Data, please refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/. Additional Acknowledgements and Authorizations: 29. Additional Acknowledgements and Authorizations:

By accepting the Award, the Grantee consents to participation in the Plan and acknowledges that the Grantee has received a copy of the Plan. The Grantee understands that the Company has unilaterally, gratuitously, and in its sole discretion decided to grant the Award under the Plan to employees of the Company and its subsidiaries. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any subsidiary, other than to the extent set forth in this Agreement. Consequently, the Grantee understands that the Award is granted on the assumption and condition that the Award and any shares acquired at vesting of the Award are not part of any employment or service contract (either with the Company or any subsidiary), and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever. In addition, the Grantee understands that this grant would not be made but for the assumptions and conditions referred to above; thus, the Grantee acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to the Award shall be null and void. Further, the Grantee understands that he or she will not be entitled to continue vesting in any Award upon cessation of the Grantee’s employment or service, except as otherwise provided in this Agreement. This will be the case, for example, even in the event of a termination of the Grantee’s employment by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjusted or recognized to be without cause, individual or collective dismissal or objective grounds, whether adjudged or recognized to be without cause. The Grantee acknowledges that the Grantee has read and specifically accepts the vesting and termination conditions in the Agreement. The Grantee further acknowledges the following: (a) the future value of the shares of Common Stock underlying the Award is unknown, indeterminable and cannot be predicted with certainty; (b) neither the Company, the Employer, nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award, any payment made pursuant to the Award, or the subsequent sale of any shares of Common Stock acquired under the Plan; and (c) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan or the acquisition or sale of the shares of Common Stock. The Grantee should consult with his or her personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan. India If Grantee is employed by WEX Fintech India Private Limited (“WEX India”), the following terms and provisions shall apply. In case of any conflict between this country addendum and the Agreement, the provisions of this country addendum shall prevail.

Non-Competition Sub-section 6(e) of the Agreement, alone, is deleted in its entirety. Tax The following provisions supplement Section 8 of the Agreement: For the purposes of determining the amount of withholding tax, as per the extant law, the fair market value of the shares subject to the RSU will be determined by a category - 1 merchant banker duly registered with the Securities and Exchange Board of India (“SEBI”) as on the date of purchase/allotment of securities. The Grantee hereby agrees to pay or reimburse to WEX India the amount of tax by any of the methods prescribed in the Plan on the difference between fair market value and price (if any) paid by the Grantee. The Grantee shall also be responsible to pay tax on subsequent sale of shares of Common Stock underlying the Award at the applicable rates prevailing at the time of sale. The Grantee is also responsible to pay taxes on dividend income at the applicable rates prevailing at the time of declaration/receipt. The Company or WEX India shall not be responsible for the tax payable by the Grantee on such subsequent sale. The Grantee agrees that it is their sole responsibility and liability to comply with the payment of taxes and compliance requirements and the Grantee shall consult their personal advisor in this regard. Indian residents are required to declare any foreign bank accounts and any foreign financial assets in their annual income tax returns (in schedule FA: details of foreign assets and income from source outside India). The Grantee is required to mandatorily file the tax returns if he/she has any assets outside India even if their income is below the threshold limit prescribed under the income tax law. The Grantee shall be solely responsible and liable for complying with this reporting obligation and should confer with their personal tax advisor to determine their obligations in this regard. Securities Law Notice 26) Securities Law Notice a) The securities described in the Plan documents are being offered only to a select number of qualifying employees of WEX India. Such employees may not be acting on behalf of or as an agent for, any other person. Securities under the Plan will not be available for subscription or purchase by any other person. b) The Plan and the corresponding documents have neither been delivered for registration nor are they intended to be registered with any regulatory authorities in India. These documents are not intended for distribution and are meant solely for the consideration of the person to whom they are addressed and should not be reproduced by any Grantee. c) The awards granted pursuant to the Plan do not constitute a public offering of securities under the (Indian) Companies Act, 2013 and are available only to those individuals as indicated in the Plan. The award documentation does not invite offers from the public for subscription or purchase of the securities of any body corporate under any law for the time being in force in India. The award documentation has not been prepared in accordance with and are not intended to constitute a ‘prospectus’ for a public offering of securities under the applicable companies and securities legislation in India, and the documents have not been reviewed by any regulatory authority in India. The award documentation is intended only for the Grantee’s personal use and not for distribution to any other persons. If the Grantee has any questions or concerns about any of the contents of the Plan or any other incidental communication materials, the Grantee should obtain independent professional advice. d) Any website the award documentation is hosted on is not a prospectus under the applicable laws for the time being in force in India. The Company does not intend to market, promote, or invite offers for subscription or purchase of the securities of any body corporate by virtue of providing Grantee with any Plan-related documents. The information provided in the Plan documents is for record only. e) Any person who subscribes or purchases securities of any body corporate should consult his/her own investment adviser before making any investments. The Company or WEX India shall not be liable or responsible for any investment decision made by any person. Foreign Exchange Controls 27) Foreign Exchange Controls Each Grantee shall be solely responsible to comply with all applicable laws including but not limited to the (Indian) Foreign Exchange Management Act, 1999 and the rules and regulations thereunder (as amended), in respect of grant, vesting and settling of RSUs and the sale of shares of Common Stock underlying the Award. Each Grantee shall be required to comply with the applicable laws and requirements for remittance of the monies from India. Should any Grantee sell the shares, the Grantee acknowledges their obligation and agrees to: (i) repatriate to India, any proceeds from the sale of shares of Common Stock (or the receipt of any dividends to India) within 180 days of the date of sale; and (ii) obtain a foreign inward remittance certificate (“FIRC”) from the bank in which the Grantee deposits the foreign currency and maintains the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India (“RBI”) or the Company or WEX India request proof of repatriation. It is the Grantee’s responsibility to comply with exchange control laws in India including making necessary disclosures to the RBI. The Company or WEX India shall not be liable for any fines or penalties resulting from the Grantee’s failure to comply with any applicable laws. Data Privacy 28) Data Privacy The Grantee hereby authorizes and provides consent to the Company, WEX India and their representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Grantee further authorizes and provide consent to the Company, WEX India and/or any other affiliate to disclose and discuss such information with their advisors. The Grantee also authorizes and provides consent to the Company, WEX India and/or any other affiliate to record such information and to keep such information in the Grantee’s employee file. The Grantee further acknowledges and provides consent for the Grantee’s personal information, including sensitive personal information, to be transferred or disclosed outside of the province where the Grantee resides, including to the United States. If applicable, the Grantee also acknowledges that the Company, WEX India, and other parties involved in the administration of the Plan may use technology for profiling purposes and to make automated decisions that may have an impact on Grantee or the administration of the Plan. Additional Acknowledgements and Authorizations 29) Additional Acknowledgements and Authorizations By accepting the Award, the Grantee acknowledges, understands and agrees that: a) the future value of the shares of Common Stock underlying the Award is unknown, indeterminable and cannot be predicted with certainty; b) neither the Company, WEX India, nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award, any payment made pursuant to the Award, or the subsequent sale of any shares of Common Stock acquired under the Plan; and c) the Company or WEX India is not providing any tax, legal or financial advice, nor is the Company or WEX India making any recommendations regarding participation in the Plan or the acquisition or sale of the shares of Common Stock. The Grantee should consult with his or her personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan. Ireland The Grantee is employed either by Optal Financial Europe Limited or WEX Europe Limited, a wholly-owned subsidiary of the Company (a “Group Company” and collectively, with all other subsidiaries of the Company, the “Group Companies”); (each, respectively, the “Employer”). "Eligible employees" for the purposes of Restricted Stock Unit Awards made to participants resident in the Republic of Ireland shall include employees and executive directors only of the Employer. Confidential and Proprietary Information: The following provisions replace Section 5 of the Agreement in its entirety: 5 Confidential Information. 5.1 The Grantee acknowledges that in connection with the Grantee’s employment with the Employer, the Grantee has and will continue to have access to, obtain, and become aware of the Employer’s trade secrets and/or Confidential Information (as defined below) of a nature not generally disclosed to the public, such that the Grantee will be placed in a position whereby the Grantee may cause commercial and irreparable damage to the legitimate business interests of the Employer and/or any Group Company by using or disclosing Employer’s trade secrets and/or such Confidential Information. 5.2 In order to protect the legitimate business interests of the Employer and/or any Group Company, the Grantee agrees that during employment and after the Termination Date (without limitation in time), and without prejudice to the Grantee’s common law duties, the Grantee shall keep confidential and not directly or indirectly: 5.2.1 make any disclosure to any other person, company or organisation whatsoever; and/or 5.2.2 make use of for the Grantee’s own benefit or for the benefit of any other person, company or organisation whatsoever, any trade secrets or Confidential Information that has or will come to the Grantee’s knowledge during the Grantee’s employment, or that has been or will be given to the Grantee in confidence by the Employer and/or any Group Company, or which the Grantee as a person of honesty and reasonable intelligence should reasonably treat as confidential, whether or not the same is specifically marked as confidential and whether provided orally, in writing or on electronic media, or memorized by the Grantee, except in the proper course of the Grantee’s duties to the Employer and/or any Group Company, as required by law or as authorised by the Board of Directors. 5.3 The term “Confidential Information” includes but is not limited to: 5.3.1 financial information relating to the Employer and any Group Company including (but not limited to) management accounts, sales forecasts, dividend forecasts, profit and loss accounts and balance sheets, draft accounts, results, order schedules, profit margins, pricing strategies, and other information regarding the performance or future performance of the Employer or any Group Company; client or customer lists and contact lists, details of the terms of business with, the fees and commissions charged to or by and the requirements of customers or clients, prospective customers or clients of, buyers from and suppliers to the Employer or any Group Company, price lists, discount structures, pricing statistics, market research reports, renewal dates and any customer or prospective customer complaints; any information relating to expansion plans, maturing business opportunities, business strategy, marketing plans, and presentations, tenders, projects, joint ventures or acquisitions and developments contemplated, offered, or undertaken by the Employer or any Group Company; details of the employees, officers, and workers of and consultants to the Employer or any Group Company, their job skills and capabilities and the remuneration and other benefits paid to them; 5.3.2 copies or details of and information relating to know-how, research activities, inventions, creative briefs, ideas, computer programs (whether in source code or object code), secret processes, designs and formulae, or other intellectual property undertaken, commissioned, or produced by or on behalf of the Employer or any Group Company;

5.3.3 confidential reports or research commissioned by or provided to the Employer or any Group Company and any trade secrets and confidential transactions of the Employer or any Group Company; 5.3.4 details of any marketing, development, pre-selling or other exploitation of any intellectual property, or other rights of the Employer or any Group Company, any proposed options or agreements to purchase, license, or otherwise exploit any intellectual property of the Employer or any Group Company, any intellectual property which is under consideration for development by the Employer or any Group Company, any advertising, marketing, or promotional campaign which the Employer or any Group Company is to conduct; 5.3.5 any information which the Grantee ought reasonably to know is confidential and any information which has been given to the Employer or any Group Company in confidence by any third party; and 5.3.6 any compilation of information which in its individual parts may not be Confidential Information but which derives its commercial value and its confidential nature from its aggregation. 5.4 No trade secrets and/or Confidential Information may be reproduced or memorised (except in the proper exercise of the Grantee’s duties to the Employer or any Group Company), or given to the press or any publication whatsoever or in the form of a paper to a professional body without the prior written consent of the Employer. 5.5 The Grantee shall on the Termination Date return to the Employer any records in any form of trade secrets and/or Confidential Information acquired or received by the Grantee during the course of the Grantee’s employment and shall not retain any copy or summary of the same. 5.6 The restrictions in Sub-Sections 5.2 and 5.4 will not apply to any information which the Grantee can demonstrate: (i) was known to the Grantee prior to the commencement of the Grantee’s employment by the Employer; or (ii) is in the public domain, other than by way of unauthorised disclosure (whether by the Grantee or any other person). 5.7 This Agreement shall not prevent the Grantee from: 5.7.1 reporting misconduct, or a serious breach of applicable regulatory requirements to a law enforcement agency or anybody responsible for supervising or regulating the matters in question; 5.7.2 disclosing any information which the Grantee is entitled to disclose under the Protected Disclosures Act 2014 (provided that such disclosure is in accordance with the Protected Disclosures Act 2014) and in accordance with the Employer’s Whistleblowing Policy; or 5.7.3 co-operating with a criminal investigation or prosecution. 5.8The Grantee agrees, during the period of twelve (12) months immediately following the termination of the Grantee’s employment with the Employer or the Group Company for any reason, to disclose to the Employer, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the

Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity. 5.9 While the Grantee is employed with the Employer or any Group Company and for a period of at least twelve (12) months thereafter, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Sections 5 and 6 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. 5.10 The Grantee agrees that the Employer may send a copy of this Agreement to, or otherwise make the provisions of Sections 5 or 6 of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The Grantee agrees not to assert any claim that such conduct by the Employer is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Sections 5 or 6 are later found to be enforceable in whole or in part. Non-Solicitation and Non-Competition: The following provisions replace Section 6 of the Agreement in its entirety: 6A. Definitions. The following definitions apply to the Sub-Sections in 5 above and 6B below: 6A.1. “Critical Employee” means any person at a manager level or above: 6A.1.1. who is employed or engaged by or seconded or assigned to the Employer or any Group Company during the Restricted Period; and 6A.1.2. for whom, during the Relevant Period: 6A.1.2.1. the Grantee has had direct or indirect managerial responsibility; or 6A.1.2.2. with whom the Grantee had material contact or dealings; and 6A.1.3 who, during the Relevant Period: 6A.1.3.1. had material contact with Customers or Prospective Customers in performing the Grantee’s duties of employment with the Employer or any Group Company; and/or 6A.1.3.2. is in possession of Confidential Information about Customers or Prospective Customers; 6A.2. “Customer” means any person, firm, company, business entity or other organization whatsoever to which the Employer or any Group Company distributed, sold or supplied Restricted Goods or Restricted Services during the Relevant Period and with which, during that period: 6A.2.1. the Grantee, or

6A.2.2. any employee under the Grantee’s direct or indirect supervision, had material dealings in the course of employment with the Employer or any Group Company, or about whom the Grantee was in possession of Confidential Information, but always excluding therefrom any subsidiary, division, branch or office of such person, firm, company or other organisation whatsoever with which the Grantee and/or any such employee had no dealings during that period; 6A.3. “Permitted Investment” means holding an investment by way of shares or other securities of not more than five percent (5%) of the total issued share capital of any company, whether or not it is listed or dealt in on a recognised stock exchange. 6A.4 “Potential Adverse Party” means: (i) any competitor of the Employer or any Group Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Employer or any Group Company, (iii) a member of the media, (iv) any prospective acquirer of the Employer or any Group Company, (v) any litigant or potential litigant against the Employer or any Group Company, (vi) any other person seeking information regarding the Employer or any Group Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Employer or any Group Company, or (v) any person acting on behalf of any of the foregoing. 6A.5 “Prospective Customer” means any person, firm, company or other organisation whatsoever with which the Employer or any Group Company had discussions during the Relevant Period regarding the possible distribution, sale or supply of Restricted Goods or Restricted Services and with which, during such period: 6A.5.1. the Grantee, or 6A.5.2. any employee who was under the Grantee’s direct or indirect supervision, had material dealings in the course of employment by the Employer or any Group Company, or about which the Grantee was in possession of Confidential Information, but always excluding therefrom any subsidiary, division, branch or office of that person, firm, company or other organisation with which the Grantee and/or any such employee had no dealings during that period; 6A.6. “Relevant Period” means the period of twelve (12) months immediately preceding the start of the Restricted Period; 6A.7. “Restricted Area” means the Republic of Ireland and any other country in the world where the Employer or any Group Company is providing or supplying, or is planning to provide or supply, any Restricted Goods or Restricted Services and in or for which, during the Relevant Period: 6A.7.1. the Grantee, or 6A.7.2. any employee under the Grantee’s direct supervision, performed material duties for the Employer or relevant Group Company; 6A.8. “Restricted Goods or Restricted Services” means any products and services:

6A.8.1. (a) provided by the Employer or any Group Company as at the Termination Date or which the Employer or any Group Company has planned to start providing within six (6) months of the Termination Date including, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information; and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards; and/or (b) any products or services of the same type or materially similar to such products or services; and 6A.8.2. with which the Grantee’s duties were materially concerned or for which the Grantee, or any employee who was under the Grantee’s direct or indirect supervision, was responsible during the Relevant Period. 6A.9. “Restricted Period” means the period commencing on the earlier of (i) the Termination Date; (ii) the date when the Grantee commences Garden Leave; or (iii) such date on which the Grantee ceases providing services to the Employer, and continuing for twelve (12) months in respect of the Non-Solicitation of Customers, Prospective Customers and Critical Employees in Sub-Sections 6B.1.1 and 6B.1.2, and six (6) months in respect of the Non-Competition restriction in Sub-Section 6B.1.3; and twelve (12) months in respect of Sub-Section 6B.1.4; 6A.10. “Termination Date” means the date upon which the Grantee’s employment with the Employer terminates for whatever reason and howsoever arising, whether lawfully or unlawfully. 6B. Non-Solicitation and Non-Competition. 6B.1. The Grantee agrees that, in order to protect the Confidential Information, business/customer connections and workforce stability of the Employer and any Group Company, during the Grantee’s employment with the Employer, and during the Restricted Period, the Grantee shall not without the Employer’s consent, whether on the Grantee’s own behalf or in conjunction with any person, firm, company, business entity or other organisation whatsoever, (and whether as an employee, employer, consultant, agent, principal, partner corporate officer, board member, director, or in any other individual or representative capacity whatsoever), directly or indirectly: 6B.1.1. In competition with the Employer and/or any Group Company within the Restricted Area, contact, call on, provide advice to, solicit, take away, or divert, and/or influence or attempt to influence any Customer or Prospective Customer of the Employer or any Group Company in respect of Restricted Goods or Restricted Services;

6B.1.2. Solicit or induce, either directly or indirectly, any Critical Employee to leave the employ of the Employer or any Group Company; or within the Restricted Area hire or employ, or assist in the hire or employment of, either directly or indirectly, any Critical Employee in the business of researching into, developing or otherwise dealing with Restricted Goods or Restricted Services; 6B.1.3. (i) Become employed by; or (ii) be engaged in; or (iii) be materially interested in; or (iv) render services to, any business which provides or supplies Restricted Goods or Restricted Services within the Restricted Area, if the business: (a) is in competition with the Employer and/or any Group Company with respect to Restricted Goods or Restricted Services; or (b) is intending to compete with the Employer and/or any Group Company with respect to Restricted Goods or Restricted Services within the Restricted Period. 6.B.1.4 Without prejudice to Section 5, save where legally required, directly or through others: (a) provide any Confidential Information, including any information derived from the Grantee’s experience with the Employer or any Group Company to a Potential Adverse Party; (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Employer or any Group Company and/or any current or former officer, director or employee of the Employer or any Group Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Employer or any Group Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Employer or any Group Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Employer or any Group Company, (iii) proposing to acquire the Employer or any Group Company or any of its assets or subsidiaries or (iv) making any other demands of the Employer or any Group Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Employer’s Chief Legal Officer (the “CLO”) and shall not discuss the Employer or any Group Company with any such Potential Adverse Party without prior written approval from the CLO. For the purposes of this Section 6, acts done by the Grantee outside the Restricted Area shall nonetheless be deemed to be done within the Restricted Area where their primary purpose is to distribute, sell, supply or otherwise deal with Restricted Goods or Restricted Services in the Restricted Area.

6B.1.5 This Section 6 shall not prevent the Grantee from: (i) holding a Permitted Investment; or (ii) being engaged in or rendering services to, any business concern during the Restricted Period, provided that the Grantee’s duties or work shall relate solely to services or activities of a kind with which the Grantee (or an employee under the Grantee’s direct supervision) was not concerned to a material extent during the Relevant Period; or (iii) acting in any capacity where there is no risk of conscious or subconscious direct or indirect transmission or use of Confidential Information. 6B.2. The Employer has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Employer, (c) solicitation or hire of employees of the Employer, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Sections 5 or 6 of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect first to the enforceable restrictions in this Agreement. 6B.3. The Grantee hereby agrees that the Grantee will at the request and cost of the Employer enter into a direct agreement or undertaking with any Group Company whereby the Grantee will accept restrictions and provisions corresponding to the restrictions and provisions in this Section 6 (or such of them as may be appropriate in the circumstances) in relation to such activities and such area and for such a period as such Group Company may reasonably require for the protection of its legitimate business interests. 6B.4. If the Grantee’s employment transfers by operation of law to a third party (the “Transferee”), this Section 6 shall with effect from that transfer of employment apply to the Grantee as if references to the Employer included the Transferee and references to any Group Company were construed accordingly, and as if the references to defined terms in respect of the Employer and any Group Company including but not limited to "Customer", "Prospective Customer" and "Critical Employee", applied to the customers, prospective customers and critical employees of the Transferee and their respective Group Companies. The Grantee agrees to execute any such documents as may be required to effectuate said benefit. 6B.5. Each of the restrictions contained in this Sub-Section 6B, each definition set out in Sub-Section 6A, each limb of such definition and each operative word within each Sub-Section or definition is intended to be an entirely separate, severable and independent restriction, notwithstanding that they are combined together for the sake of brevity, and the Grantee agrees not to advance any argument to the contrary. In the event that any of the restrictions shall be held to be void or ineffective but would be valid and effective if some part of the wording thereof were deleted such restriction shall apply with such modification as may be necessary to make it valid and effective. If such a deletion applies to a definition, such deletion shall not apply to any other restriction, so that each definition is deemed to be repeated each time it is used. 6B.6. The Grantee warrants that s/he will provide a copy of this Agreement to any employer or other person to whom or with whom the Grantee is intending to provide services or enter into employment within the Restricted Period, and that the Grantee will do so before entering into any contractually binding agreement to perform such services or enter into employment. 6B.7. Immediately after agreeing to provide services to or enter into employment with any third party during the Restricted Period, the Grantee will notify the Employer of the identity of that third party. 6B.8. Mindful of the obligations set forth in Sections 5 and 6, upon termination of the Grantee’s employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Employer. 6B.9. The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Employer and Group Company. No Rights to Continued Service: The following provisions replace Section 9 of the Agreement in its entirety: 9) No Rights to Continued Service. a) Neither this Agreement nor the Award shall be construed as giving the Grantee any right to continue in the employ of the Company or any of its subsidiaries, or shall interfere in any way with the right of the Company or any of its subsidiaries to terminate such employment. b) The grant of Awards under the Plan is made at the discretion of the Company and the Plan may be suspended or terminated by the Company at any time. The grant of an Award in one (1) year or at one time does not in any way entitle the Grantee to an Award in the future. The Plan is wholly discretionary and is not to be considered part of the Grantee's normal or expected compensation subject to severance, resignation, redundancy or similar compensation. The value of the Award is an extraordinary item of compensation which is outside the scope of the Grantee's employment contract (if any). c) The rights and obligations of the Grantee under the terms of the Grantee’s office or employment with the Grantee’s employing entity, any past or present subsidiary, or associated or affiliate company of the Company shall not be affected by the Grantee’s participation in the Plan or the grant of this Award or any right which the Grantee may have to participate therein, and the Grantee hereby waives all and any rights to compensation or damages in consequence of the termination of the Grantee’s office or employment with any such company for any reasons whatsoever (whether lawful or unlawful and including, without prejudice to the generality of the foregoing, in circumstances giving rise to a claim for wrongful dismissal) insofar as those rights arise or may arise from the Grantee’s ceasing to have rights under the Plan or being entitled to this Award as a result of such termination, or from the loss or diminution in value of such rights or entitlements.

Governing Law: The following provisions replace Section 10 of the Agreement in its entirety: 10) Governing Law. Save for taxation, which shall be governed by the laws of Ireland, this Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof. Tax Obligations: The following provisions replace Section 8 of the Agreement in its entirety: 8) Tax Obligations. Regardless of any action the Company or the subsidiary that employs the Grantee (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account, or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items owed by the Grantee is and remains the Grantee’s responsibility and that such amount may exceed the amount actually withheld by the Company and/or the Employer. The Grantee further acknowledges that the Company and/or the Employer (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the Restricted Stock Units, the issuance of shares of Common Stock upon settlement of the Restricted Stock Units, the subsequent sale of shares of Common Stock, and the receipt of any dividends or dividend equivalents; and (ii) does not commit and is under no obligation to take any action or structure the terms of the grant or any aspect of the Award to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee becomes subject to tax in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Prior to vesting of the Restricted Stock Units, the Grantee shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company. In this regard, the Grantee authorizes the Company to withhold all applicable Tax-Related Items legally payable by the Grantee (i) from proceeds of the sale of the shares of Common Stock, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent); and/or (ii) by the Company retaining a portion of the vested Restricted Stock Units to be settled. Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the Grantee may receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Common Stock, for tax purposes, the Grantee is deemed to have been issued the full number of shares of Common Stock subject to the vested Restricted Stock Units, notwithstanding that a number of shares are held back solely for purposes of paying the Tax-Related Items due as a result of any aspect of the Grantee’s participation in the Plan.

Finally, the Grantee shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue and deliver shares of Common Stock in payment of any earned and vested Restricted Stock Units if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items as described in this Section 10. The following provisions replace Section 14 of the Agreement in its entirety: Nature of Award: 14) Nature of Award. By entering into this Agreement and accepting the grant of Restricted Stock Units evidenced hereby, the Grantee acknowledges, understands, and agrees that: a) the Grantee’s participation in the Plan is voluntary; b) this Award is made solely by the Company, and the Company is solely responsible for the administration of the Plan and the Grantee’s participation in the Plan; c) the Plan is established voluntarily by the Company, is discretionary in nature, and may be terminated by the Company at any time, except as otherwise set forth in the Plan; d) the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units or benefits in lieu of Restricted Stock Units, even if such awards have been awarded in the past; e) all decisions with respect to future awards, if any, will be at the sole discretion of the Company; f) this Award and the underlying shares of Common Stock, and the income from and value of same, are not intended to replace any pension rights or compensation; g) this Award and the underlying shares of Common Stock, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any vacation, severance, resignation, termination, redundancy, dismissal, or end-of-service payments; bonuses; long-service awards; pension, retirement, or welfare benefits; or similar payments; h) unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out, or substituted, in connection with any corporate transaction affecting the Common Stock;

i) the value of the underlying shares of Common Stock is not fixed and may increase or decrease in value over the vesting period without compensation to the Grantee; j) the future value of the shares of Common Stock that may be delivered in settlement of the Restricted Stock Units (to the extent earned) is unknown, indeterminable, and cannot be predicted with certainty; k) neither the Company, the Employer, nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units, any payment made pursuant to the Restricted Stock Units, or the subsequent sale of any shares of Common Stock acquired under the Plan; l) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the Grantee’s acquisition or sale of the underlying shares of Common Stock..; and m) the Grantee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan. Data Privacy: 26) Data Privacy. a) The Company, in its capacity as Controller, grants Awards under the Plan to employees of the Company and its subsidiaries in its sole discretion. In conjunction with the Company’s grant of the Award under the Plan and its ongoing administration of such awards, the Company collects, uses and otherwise processes (“Process(es)(ing)”) the Grantee’s personal data (“Personal Data”), including the Grantee’s name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Awards or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Grantee’s favor, which the Company receives from the Grantee or the Employer. b) Data Collection, Processing and Usage. In granting the Award under the Plan, the Company will Process the Grantee’s Personal Data for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis, where required, for the Processing of the Grantee’s Personal Data is the necessity for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the European Union, European Economic Area, and the United Kingdom (“EEA+”), and/or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+.

c) Stock Plan Administration Service Provider. The Company transfers the Grantee’s Personal Data to Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, independent service providers based in the United States, which assist the Company with the implementation, administration and management of the Plan (the “Service Provider”). In the future, the Company may select a different Service Provider and share the Grantee’s Personal Data with another company that serves in a similar manner. The Service Provider will open an account for the Grantee to receive and trade shares of Common Stock acquired under the Plan. The Grantee will be asked to agree on separate terms and data processing practices with the Service Provider, which is a condition to the Grantee’s ability to participate in the Plan. d) International Data Transfers. The Company and the Service Provider are based in the United States. The Grantee should note that the Grantee’s country of residence may have enacted data privacy laws that are different from the United States. In order to protect the Grantee’s privacy, where Personal Data are transferred by or on behalf of the Company to other countries or organizations that have not been recognized as providing regulatory protection similar to the Grantee’s country, the Company contractually obliges its international entities, affiliates and service providers to comply with the applicable data protection laws and principles through standard clauses that have been approved or recognized by the relevant regulators. The Company also relies on the Grantee’s consent per this Agreement as the legal basis for the transfer of the Grantee’s Personal Data to the United States is the Grantee’s consent. e) Voluntariness and Consequences of Failure to Perform Under the Agreement, Consent Denial or Consent Withdrawal. The Grantee’s participation in the Plan and his or her performance under this Agreement, including agreeing to the Processing of the necessary Personal Data is purely voluntary. The Grantee may end his or her participation in the Plan, terminate this Agreement or deny or withdraw his or her consent to the transfer of his or her Personal Data at any time. If the Grantee does not consent, or if the Grantee later withdraws his or her consent, the Grantee may be unable to participate in the Plan. This will not affect the Grantee’s existing employment or salary; instead, the Grantee merely may forfeit the opportunities associated with the Plan. f) Data Subjects Rights. The Grantee may have a number of rights under the data privacy laws in the Grantee’s country of residence. For example, the Grantee’s rights may include the right to (i) request access or copies of Personal Data the Company Processes, (ii) request rectification of incorrect Personal Data, (iii) request deletion of Personal Data, (iv) place restrictions on Processing, (v) lodge complaints with competent privacy or data protection authorities in the Grantee’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Grantee’s Personal Data. To receive clarification regarding the Grantee’s rights or to exercise his or her rights, the Grantee should refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/ and contact his or her local human resources department. g) Personal Data Retention. The Company and its Service Provider will retain the Grantee’s Personal Data no longer than necessary for the purpose for which it was processed for the duration of this Agreement, unless a longer period is required to comply with applicable laws. Retention periods may vary depending on i) purpose for which the Personal Data was collected and used, which may differ depending on the nature of the Personal Data and the activities involved, ii) the length of the Grantee’s participation in the Plan, or iii) whether there are legal obligations to which either the Company or the Grantee are subject.

h) For more information on how the Company processes the Grantee’s Personal Data, please refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/. Italy The Grantee is employed by WEX Europe Services SRL (the “Employer”), a wholly-owned subsidiary of the Company (a “Group Company” and collectively, with all other subsidiaries of the Company, the “Group Companies”). The Company has the authority under and pursuant to the Plan to grant awards to eligible employees of the Company and its subsidiaries (each a “Group Company” and, collectively, the “Group Companies”). "Eligible employees" for the purposes of Restricted Stock Unit Awards made to participants resident in Italy shall include employees and executive directors only of the Employer. For purposes of the following “Italy” provisions, and with respect to any Grantee resident in Italy, the Company and the Company Group shall be defined to specifically include the Employer. The following provisions replace Section 5 of the Agreement in its entirety: 5. Confidential and Proprietary Information. The Grantee shall not disclose any confidential information relating to the Company Group’s organization and clients and shall not use any information gained during the employment relationship, which may cause damage or prejudice to the Company. Confidential Information includes, without limitation, information relating to the Company Group’s past, present, or future research, development, or business affairs, such as trade secrets, inventions (whether or not patentable), software, software and technology architecture, networks, business methodologies, facilities, billing records, policies, financial and operational information, contracts, officer, director, and shareholder information, suppliers, client lists, marketing or sales prospects, projected projects, personal data pertaining to users of Company Group’s websites and services, Company “know how”, and all copies, reproductions, notes, analyses, compilations, studies, interpretations, summaries, and other documents, whether or not prepared by employee, Inventions, Invention disclosures, patent applications, techniques, technologies, procedures, methods, and all other materials and concepts relating to products, processes, and trade secrets. Confidential Information does not include information that (i) at the time of its disclosure was in the public domain or subsequently becomes part of the public domain through no breach of this Agreement; (ii) is acquired by the Grantee without obligation of confidentiality from a third party which itself owes no direct or indirect obligation of confidentiality to Company; or (iii) must be disclosed by law. The Grantee shall not, in any way, give, procure or supply, in any manner whatsoever, to any person, firm, association or company, the name or address of any client, or any trade secret or confidential information concerning the business of the Company, its customers, and its personnel, except with the written authorization of a representative of the Company. The compliance with the above-mentioned duties is to be considered essential for the continuation, even temporary, of the employment relationship. During the employment relationship, the Grantee shall respect all the Company Group’s guidelines in force from time to time including those regarding exclusivity and confidentiality. *** Non-Competition and Non-Solicitation: The following provisions replace Section 6 of the Agreement in its entirety: 6.1 Non-Competition and Non-Solicitation. Pursuant to Article 2125 of the Italian Civil Code, the Grantee shall be irrevocably bound, during employment, during any period between Retirement and the final Vesting Date (if applicable) and for the Restricted Period by the following obligations: (a) not to carry out personally or in association with third parties, on third parties’ behalf, directly or indirectly, by any means, any operation within the Territory Italy, in the Company sector, its controlling and controlled companies, specifically with respect to companies: (i) whose business includes, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of the Grantee’s knowledge contemplated to be sold by the Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards; (ii) whose business sells or offers, or attempts to sell or offer, products or services similar to or competitive with the products or services offered by the Company, its controlling and controlled companies; (b) not to hold, directly or indirectly, participation in companies that operate in the same field of our Company/its controlling and controlled companies operate, it being agreed that participations lower than three percent (3%) held as mere financial investment in companies listed in the Italian or foreign regulated markets, shall not be included; (c) not to solicit or offer, directly or indirectly, employment opportunities to employees, agents, co-operators and consultants of our Company/its controlling and controlled companies, also with respect to operation not competition with those of the Company. 6.2 The Grantee shall not, except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise provided for by the law or explicitly directed in writing by an officer of the Company, directly or through others: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (v) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (v), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO. 6.3 For the avoidance of doubt, the Restricted Period does not apply to Sub-Section 6.2. above, it being understood that the Grantee’s obligations continue in perpetuity. 6.4 The following definitions apply with respect to the non-competition agreement: (a) “Territory Italy” means the territory represented by Italy, it being however understood that any operation carried on by any means also outside Italy, but targeting entities residing in Italy, or anyway operating within Italy, shall be considered as being carried on within the Territory Italy; (b) “personally” refers to any business carried out as an entrepreneur as defined by Article 2082 of the Italian Civil Code or as a self-employee as defined by Article 2222 of the Italian Civil Code; (c) “in association with third parties” refers to any and all business carried out within the frame of an association in participation or any other association relationship of a whatsoever nature;

(d) “on third parties’ behalf” refers to any and all activity carried out as employee, a co-operator, consultant of whatsoever nature on third party’s behalf; (e) “indirectly” refers to the carrying out of a business by means of permanent establishments, representative offices, subsidiaries, branches, sales networks, or other companies and entities of different nature, directly or through relatives, fiduciaries and attorneys; (f) “Restricted Period” means the period commencing on (i) the Termination Date except in the event of Retirement; (ii) in the event of termination of employment due to Retirement, the final Vesting Date, and continuing for twelve (12) months thereafter. During the Restricted Period, the Grantee undertakes to communicate, with a registered letter which must be sent to the Company, the exact indication and/or company name of all the subjects for whom the Grantee shall perform the Grantee’s activity and/or in which the Grantee shall assume responsibilities. These communications must be sent at the latest within the beginning of the activity and/or the assumption of the responsibility, in order to permit any control and defense of its legitimate rights by the Company. In case of non-fulfillment of the information obligations aforementioned, the Grantee shall pay to the Company a penalty equal to EUR 500,00 (five hundred/00), for each day of delay. While the Grantee is employed with the Company, during any period between Retirement and the final Vesting Date (if applicable) and during the Restricted Period, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Sections 5 and 6 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Sections 5 or 6of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee during the mentioned periods. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Sections 5 or 6are later found to be enforceable in whole or in part. With respect to the obligations pointed out in this covenant, and as consideration for such undertakings, the Company will pay to the Grantee, on the date of termination of the relationship, for any reason whatsoever, an amount equal to thirty percent (30%) of the last gross annual salary. The Grantee irrevocably acknowledges that the above compensation for the non-competition covenant is fair and that the non-competition covenant is limited as to its purpose so that the Grantee shall be able to find an alternative job during the validity of such non-competition agreement and to exercise in full the Grantee’s professional skills. In the event of breach of this non-competition covenant, the Grantee shall pay, also as a penalty, an amount of money equal to the double of the amount agreed as compensation of the non-competition agreement, even if not cashed yet, any claim to obtain further compensation for damages suffered by the Company being freely operable. The payment of the penalty and/or of the compensation for further damages shall not cause the termination of this undertaking, which shall anyway preserve its validity until its natural expiry date. The Parties undertake not to ask for the reduction of the penalties, as provided for by section 1348 of the Italian Civil Code, remuneration, compensations mentioned in this Agreement that were agreed having considered the mutual financial interests. The potential invalidity and/or unlawfulness of one or more clauses of this covenant shall not entail the resolution or the voidability of the same; however, in every case of resolution or voidability or invalidity of this covenant, the Grantee shall be irrevocably obliged to the total restitution of the amount received under this covenant. Tax Obligations: The following provisions replace Section 8 of the Agreement in its entirety: 8) Tax Obligations. Regardless of any action the Company or the subsidiary that employs the Grantee (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account, or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax- Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items owed by the Grantee is and remains the Grantee’s responsibility and that such amount may exceed the amount actually withheld by the Company and/or the Employer. The Grantee further acknowledges that the Company and/or the Employer (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the Restricted Stock Units, the issuance of shares of Common Stock upon settlement of the Restricted Stock Units, the subsequent sale of shares of Common Stock, and the receipt of any dividends or dividend equivalents; and (ii) does not commit and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee becomes subject to tax in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Prior to vesting of the Restricted Stock Units, the Grantee shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company. In this regard, the Grantee authorizes the Company to withhold all applicable Tax- Related Items legally payable by the Grantee (i) from proceeds of the sale of the shares of Common Stock, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent); and/or (ii) by the Company retaining a portion of the vested Restricted Stock Units to be settled. Depending on the withholding method, the Company may withhold or account for Tax-Related

Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the Grantee may receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Common Stock, for tax purposes, the Grantee is deemed to have been issued the full number of shares of Common Stock subject to the vested Restricted Stock Units, notwithstanding that a number of shares are held back solely for purposes of paying the Tax-Related Items due as a result of any aspect of the Grantee’s participation in the Plan. Finally, the Grantee shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue and deliver shares of Common Stock in payment of any earned and vested Restricted Stock Units if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items as described in this Section 8. Additional Acknowledgments: 26) Additional Acknowledgments. By entering into this Agreement and accepting the grant of Restricted Stock Units evidenced hereby, the Grantee acknowledges, understands, and agrees that: (a) the Grantee acknowledges that the Grantee has read and specifically and expressly approves the sections of the Plan and the Agreement; (b) the Grantee’s participation in the Plan is voluntary; (c) this Award is made solely by the Company, and the Company is solely responsible for the administration of the Plan and the Grantee’s participation in the Plan; (d) the Plan is established voluntarily by the Company, is discretionary in nature, and may be terminated by the Company at any time, except as otherwise set forth in the Plan; (e) the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units or benefits in lieu of Restricted Stock Units, even if such awards have been awarded in the past; (f) all decisions with respect to future awards, if any, will be at the sole discretion of the Company; (g) this Award and the underlying shares of Common Stock, and the income from and value of same, are not intended to replace any pension rights or compensation; (h) this Award and the underlying shares of Common Stock, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any vacation, severance, resignation, termination, redundancy, dismissal, or end-of-service payments; bonuses; long-service awards; pension, retirement, or welfare benefits; or similar payments; (i) unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out, or substituted, in connection with any corporate transaction affecting the Common Stock; (j) the value of the underlying shares of Common Stock is not fixed and may increase or decrease in value over the vesting period without compensation to the Grantee; (k) the future value of the shares of Common Stock that may be delivered in settlement of the Restricted Stock Units (to the extent earned) is unknown, indeterminable, and cannot be predicted with certainty; (l) neither the Company, the Employer, nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units, any payment made pursuant to the Restricted Stock Units, or the subsequent sale of any shares of Common Stock acquired under the Plan; (m) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the Grantee’s acquisition or sale of the underlying shares of Common Stock; and (n) the Grantee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan. Imposition of Other Requirements: 27) Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Data Privacy: 28) Data Privacy. (a) The Company, in its capacity as Controller, grants Awards under the Plan to employees of the Company and its subsidiaries in its sole discretion. In conjunction with the

Company’s grant of the Award under the Plan and its ongoing administration of such awards, the Company collects, uses and otherwise processes (“Process (es)(ing)”) the Grantee’s personal data (“Personal Data”), including the Grantee’s name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Awards or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Grantee’s favor, which the Company receives from the Grantee or the Employer. (b) Data Collection, Processing and Usage. In granting the Award under the Plan, the Company will Process the Grantee’s Personal Data for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis, where required, for the Processing of the Grantee’s Personal Data is the necessity for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the European Union, European Economic Area, and the United Kingdom (“EEA+”), and/or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+. (c) Stock Plan Administration Service Provider. The Company transfers the Grantee’s Personal Data to Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, independent service providers based in the United States, which assist the Company with the implementation, administration and management of the Plan (the “Service Provider”). In the future, the Company may select a different Service Provider and share the Grantee’s Personal Data with another company that serves in a similar manner. The Service Provider will open an account for the Grantee to receive and trade shares of Common Stock acquired under the Plan. The Grantee will be asked to agree on separate terms and data processing practices with the Service Provider, which is a condition to the Grantee’s ability to participate in the Plan. (d) International Data Transfers. The Company and the Service Provider are based in the United States. The Grantee should note that the Grantee’s country of residence may have enacted data privacy laws that are different from the United States. In order to protect the Grantee’s privacy, where Personal Data are transferred by or on behalf of the Company to other countries or organizations that have not been recognized as providing regulatory protection similar to the Grantee’s country, the Company contractually obliges its international entities, affiliates and service providers to comply with the applicable data protection laws and principles through standard clauses that have been approved or recognized by the relevant regulators. The Company also relies on the Grantee’s consent per this Agreement as the legal basis for the transfer of the Grantee’s Personal Data to the United States is the Grantee’s consent. (e) Voluntariness and Consequences of Failure to Perform Under the Agreement, Consent Denial or Consent Withdrawal. The Grantee’s participation in the Plan and his or her performance under this Agreement, including agreeing to the Processing of the necessary Personal Data is purely voluntary. The Grantee may end his or her participation in the Plan, terminate this Agreement or deny or withdraw his or her consent to the transfer of his or her Personal Data at any time. If the Grantee does not consent, or if the Grantee later withdraws his or her consent, the Grantee may be unable to participate in the Plan. This will not affect the Grantee’s existing employment or salary; instead, the Grantee merely may forfeit the opportunities associated with the Plan. (f) Data Subjects Rights. The Grantee may have a number of rights under the data privacy laws in the Grantee’s country of residence. For example, the Grantee’s rights may include the right to (i) request access or copies of Personal Data the Company Processes, (ii) request rectification of incorrect Personal Data, (iii) request deletion of Personal Data, (iv) place restrictions on Processing, (v) lodge complaints with competent privacy or data protection authorities in the Grantee’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Grantee’s Personal Data. To receive clarification regarding the Grantee’s rights or to exercise his or her rights, the Grantee should refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal- notices/ and contact his or her local human resources department. (g) Personal Data Retention. The Company and its Service Provider will retain the Grantee’s Personal Data no longer than necessary for the purpose for which it was processed for the duration of this Agreement, unless a longer period is required to comply with applicable laws. Retention periods may vary depending on i) purpose for which the Personal Data was collected and used, which may differ depending on the nature of the Personal Data and the activities involved, ii) the length of the Grantee’s participation in the Plan, or iii) whether there are legal obligations to which either the Company or the Grantee are subject. (h) For more information on how the Company processes the Grantee’s Personal Data, please refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/. The Netherlands The Company has the authority under and pursuant to the Plan to grant awards to eligible employees of the Company and its subsidiaries (each a “Group Company” and, collectively, the “Group Companies”). The Grantee is employed by WEX Europe Services B.V. (the “Employer”), a wholly-owned subsidiary of the Company; and “eligible employees” for the purposes of Restricted Stock Unit Awards made to participants resident in the Netherlands shall include employees and executive directors only of the Employer. Confidential and Proprietary Information: The following provisions replace Section 5 of the Agreement in its entirety: 5. Confidential and Proprietary Information. The Grantee acknowledges that in connection with the Grantee’s employment with the Employer or any Group Company, the Grantee has and will continue to have access to information of a nature not generally disclosed to the public. The Grantee agrees to keep confidential and not: (i) use or (ii) disclose to anyone, any

Confidential Information, except in the proper course of the Grantee’s duties to the Employer or any Group Company, as required by law or as authorized by the Board of Directors. 5.1. The term “Confidential and Proprietary Information” includes but is not limited to: 5.1.1. financial information relating to the Employer and any Group Company including (but not limited to) management accounts, sales forecasts, dividend forecasts, profit and loss accounts and balance sheets, draft accounts, results, order schedules, profit margins, pricing strategies, and other information regarding the performance or future performance of the Employer or any Group Company; 5.1.2. client or customer lists and contact lists, details of the terms of business with, the fees and commissions charged to or by and the requirements of customers or clients, prospective customers or clients of, buyers from and suppliers to the Employer or any Group Company, price lists, discount structures, pricing statistics, market research reports, renewal dates and any customer or prospective customer complaints; 5.1.3. any information relating to expansion plans, maturing business opportunities, business strategy, marketing plans, and presentations, tenders, projects, joint ventures or acquisitions and developments contemplated, offered, or undertaken by the Employer or any Group Company; 5.1.4. details of the employees, officers, and workers of and consultants to the Employer or any Group Company, their job skills and capabilities and the remuneration and other benefits paid to them; 5.1.5. copies or details of and information relating to know-how, research activities, inventions, creative briefs, ideas, computer programs (whether in source code or object code), secret processes, designs and formulae, or other intellectual property undertaken, commissioned, or produced by or on behalf of the Employer or any Group Company; 5.1.6. confidential reports or research commissioned by or provided to the Employer or any Group Company and any trade secrets and confidential transactions of the Employer or any Group Company; 5.1.7. details of any marketing, development, pre-selling or other exploitation of any intellectual property, or other rights of the Employer or any Group Company, any proposed options or agreements to purchase, license, or otherwise exploit any intellectual property of the Employer or any Group Company, any intellectual property which is under consideration for development by the Employer or any Group Company, any advertising, marketing, or promotional campaign which the Employer or any Group Company is to conduct; and 5.1.8. any information which the Grantee ought reasonably to know is confidential and any information which has been given to the Employer or any Group Company in confidence by agents, buyers, clients, consultants, customers, suppliers, or other persons. 5.2. The previous Sub-Section will apply to any such information whether designated as confidential and proprietary or not and whether provided orally, in writing or on electronic media. The previous Sub-Section will not apply to any information which is in the public domain, other than by way of unauthorized disclosure (whether by the Grantee or any other person) or which the Grantee is entitled to disclose under the laws of the Netherlands. 5.3. No Confidential and Proprietary Information may be reproduced (except in the proper exercise of the Grantee’s duties to the Employer or any Group Company) or given to the press or any publication whatsoever or in the form of a paper to a professional body without the prior written consent of the Company. 4.1. The Grantee shall not make copies of, or memorize any, Confidential and Proprietary Information and shall on the Termination Date return to the Company any records in any form of Confidential and Proprietary Information acquired or received by the Grantee during the course of the Grantee’s employment and shall not retain any copy or summary of the same. Definitions for Restrictive Covenants, Non-Solicitation and Non-Competition: The following provisions replace Section 6 of the Agreement in its entirety: 6A. Definitions for Restrictive Covenants. The following definitions apply to the Clauses below: 6A.1 “Critical Employee” means any person who: 6A.1.1 is employed or engaged by or seconded or assigned to the Employer or any Group Company during the Restricted Period; and 6A.1.2 for whom, during the Relevant Period: 6A.1.2.1 the Grantee has had direct or indirect managerial responsibility; or 6A.1.2.2 with whom the Grantee had material contact or dealings; and 6A.1.3 who, during the Relevant Period: 6A.1.3.1 had material contact with Customers or Prospective Customers or Suppliers in performing the Grantee’s duties of employment with the Employer or any Group Company; and/or 6A.1.3.2 is in possession of Confidential and Proprietary Information about Customers or Prospective Customers or Suppliers; 6A.2 “Customer” means any person, firm, company, business entity or other organization whatsoever to which the Employer or any Group Company distributed, sold or supplied Restricted Goods or Restricted Services during the Relevant Period and with which, during that period: 6A.2.1 the Grantee, or 6A.2.2 any employee under the Grantee’s direct or indirect supervision, had material dealings in the course of employment with the Employer or any Group Company, or about whom the Grantee was in possession of Confidential and

Proprietary Information, but always excluding therefrom any subsidiary, division, branch or office of such person, firm, company or other organization whatsoever with which the Grantee and/or any such employee had no dealings during that period; 6A.3 “Prospective Customer” means any person, firm, company or other organization whatsoever with which the Employer or any Group Company had discussions during the Relevant Period regarding the possible distribution, sale or supply of Restricted Goods or Restricted Services and with which, during such period: 6A.3.1 the Grantee, or 6A.3.2 any employee who was under the Grantee’s direct or indirect supervision, had material dealings in the course of employment by the Employer or any Group Company, or about whom the Grantee was in possession of Confidential and Proprietary Information, but always excluding therefrom any subsidiary, division, branch or office of that person with which the Grantee and/or any such employee had no dealings during that period; 6A.4 “Relevant Period” means the period of twelve (12) months immediately preceding the start of the Restricted Period; 6A.5 “Restricted Area” means the Netherlands and any other country in the world where the Employer or any Group Company is providing or supplying, or is planning to provide or supply, any Restricted Goods or Restricted Services and in or for which, during the course of the Grantee’s employment: 6A.5.1 the Grantee, or 6A.5.2 any employee under the Grantee’s direct supervision, performed material duties for the Employer or relevant Group Company; 6A.6 “Restricted Goods or Restricted Services” means: 6A.6.1 any products and services provided by the Employer or any Group Company as at the Termination Date or which the Employer or any Group Company has planned to start providing within six (6) months of the Termination Date including, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of the Grantee’s knowledge contemplated to be sold by the Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards researched, developed, manufactured, distributed or sold by the Employer or any Group Company; and

6A.6.2 with which the Grantee’s duties were materially concerned or for which the Grantee, or any employee who was under the Grantee’s direct or indirect supervision, was responsible during the Relevant Period, or any products or services of the same type or materially similar to such products or services; 6A.7 “Restricted Period” means the period commencing on the earlier of (i) the Termination Date except in the event of Retirement; (ii) the date when the Grantee commences Garden Leave; (iii) such date on which the Grantee ceases providing services to the Employer or any Group Company for any reason other than Retirement; or (iv) in the event of termination of employment due to Retirement, the final Vesting Date, and continuing for twelve (12) months in respect of the Non-Solicitation of Customers, Prospective Customers and Critical Employees in Sub-Section 6B.1.1 and 6B.1.2, and six (6) months in respect of the Non-Competition restriction in Sub- Section 6B.1.3; 6A.8 “Termination Date” means the date upon which the Grantee’s employment with the Employer or any Group Company terminates for whatever reason and howsoever arising, whether lawfully or unlawfully. 6B Non-Solicitation and Non-Competition. 6B.1 In order to protect the Confidential and Proprietary Information, and business/customer connections and workforce stability of the Employer and any Group Company, the Grantee agrees that during the Grantee’s employment with the Employer or any Group Company, during any period between Retirement and the final Vesting Date (if applicable) and during the Restricted Period, without the Employer’s consent, the Grantee shall not whether on the Grantee’s own behalf or in conjunction with any person, firm, company, business entity or other organization whatsoever, (and whether as an employee, employer, consultant, agent, principal, partner corporate officer, board member, director, or in any other individual or representative capacity whatsoever), directly or indirectly: 6B.1.1 In competition with the Employer and/or any Group Company, contact, call on, provide advice to, solicit, take away, or divert, and/or influence or attempt to influence any Customer or Prospective Customer of the Employer or any Group Company in respect of Restricted Goods or Restricted Services; 6B.1.2 Solicit or induce, either directly or indirectly, any Critical Employee to leave the employ of the Employer or any Group Company; or hire or employ, or assist in the hire or employment of, either directly or indirectly, any Critical Employee in the business of researching into, developing or otherwise dealing with Restricted Goods or Restricted Services; 6B.1.3 Within the Restricted Area become employed by, render services to or directly or indirectly (whether for compensation or otherwise), manage, operate, or control, or join or participate in the management, operation or control of, any business which provides or supplies Restricted Goods or Restricted Services within the Restricted Area (or is intending to do so within the Restricted Period), if the business:

6B.1.3.1 is in competition with the Employer and/or any Group Company with respect to Restricted Goods or Restricted Services; or 6B.1.3.2 is intending to compete with the Employer and/or any Group Company with respect to Restricted Goods or Restricted Services within the Restricted Period, save that this shall not prohibit the Grantee from acting in any capacity where there is no risk of conscious or subconscious direct or indirect transmission or use of Confidential and Proprietary Information. For the purposes of this restriction, acts done by the Grantee outside the Restricted Area shall nonetheless be deemed to be done within the Restricted Area where their primary purpose is to distribute, sell, supply or otherwise deal with Restricted Goods or Restricted Services in the Restricted Area. 6B.2 Subject to the reporting of possible violations of the securities laws to the Dutch supervisory authority, the Financial Services and Markets Authority (FSMA), and except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others, the Grantee agrees to keep confidential and not: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO. For the avoidance of doubt, the Restricted Period will not apply to this Sub-Section 6B.2, it being understood that the Grantee’s obligations will continue in perpetuity.

6B.3 The Employer has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Employer, (c) solicitation or hire of employees of the Employer, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Section 5 or Sub-Section 6B of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to restrictions in this Agreement. 6B.4 The Grantee hereby agrees that the Grantee will at the request and cost of the Employer enter into a direct agreement or undertaking with any Group Company whereby the Grantee will accept restrictions and provisions corresponding to the restrictions and provisions in this Sub-Section 6B (or such of them as may be appropriate in the circumstances) in relation to such activities and such area and for such a period as such Group Company may reasonably require for the protection of its legitimate business interests. 6B.5 If the Grantee’s employment transfers by operation of law to a third party (the “Transferee”), this Sub-Section 6B shall with effect from that transfer of employment apply to the Grantee as if references to the Employer included the Transferee and references to any Group Company were construed accordingly, and as if the references to defined terms in respect of the Employer and any Group Company including but not limited to "Customer", "Prospective Customer" and "Critical Employee", applied to the customers, prospective customers and critical employees of the Transferee and their respective Group Companies. The Grantee agrees to execute any such documents as may be required to effectuate said benefit. 6B.6 Each of the restrictions contained in this Sub-Section 5B, each definition set out in Sub-Section 5A, each limb of such definition and each operative word within each Sub-Section or definition is intended to be an entirely separate, severable and independent restriction, notwithstanding that they are combined together for the sake of brevity, and the Grantee agrees not to advance any argument to the contrary. In the event that any of the restrictions shall be held to be void or ineffective but would be valid and effective if some part of the wording thereof were deleted such restriction shall apply with such modification as may be necessary to make it valid and effective. If such a deletion applies to a definition, such deletion shall not apply to any other restriction, so that each definition is deemed to be repeated each time it is used. 6B.7 The Grantee agrees, during any period between Retirement and the final Vesting Date (if applicable) and during the Restrictive Period, to disclose to the Company, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity.

6B.8 While the Grantee is employed with the Company, during any period between Retirement and the final Vesting Date (if applicable) and during the Restricted Period, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Sections 5 and 6 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Sections 5 or 6 of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Sections 5 or 6are later found to be enforceable in whole or in part. 6B.9 Mindful of the obligations set forth in Section 5, Sub-Section 5A and Sub-Section 5B, upon termination of the Grantee’s employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company. No Rights to Continued Service: The following provisions replace Section 9 of the Agreement in its entirety: 8. No Rights to Continued Service. (a) Neither this Agreement nor the Award shall be construed as giving the Grantee any right to continue in the employ of the Company or any of its subsidiaries, or shall interfere in any way with the right of the Company or any of its subsidiaries to terminate such employment. (b) The grant of Awards under the Plan is made at the discretion of the Company and the Plan may be suspended or terminated by the Company at any time. The grant of an Award in one (1) year or at one time does not in any way entitle the Grantee to an Award in the future. The Plan is wholly discretionary and is not to be considered part of the Grantee's normal or expected compensation subject to severance, resignation, redundancy or similar compensation. The value of the Award is an extraordinary item of compensation which is outside the scope of the Grantee's employment contract (if any). (c) The rights and obligations of the Grantee under the terms of the Grantee’s office or employment with the Grantee’s employing entity, any past or present subsidiary, or associated or affiliate company of the Company shall not be affected by the Grantee’s participation in the Plan or the grant of this Award or any right which the Grantee may have to participate therein, and the Grantee hereby waives all and any rights to compensation or damages in consequence of the termination of the Grantee’s office or employment with any such company for any reasons whatsoever (whether lawful or unlawful and including, without prejudice to the generality of the foregoing, in circumstances giving rise to a claim for wrongful dismissal) insofar as those rights arise or may arise from the

Grantee’s ceasing to have rights under the Plan or being entitled to this Award as a result of such termination, or from the loss or diminution in value of such rights or entitlements. Governing Law: The following provisions replace Section 10 of the Agreement in its entirety: 10) Governing Law. Save for taxation, which shall be governed by the law of the Netherlands, this Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof. Tax Obligations: The following provisions replace Sections 8 and 13 of the Agreement in their entirety: 8) Tax Obligations. As a condition to the granting of the Award and the vesting thereof, the Grantee acknowledges and agrees that the Grantee is responsible for the payment of applicable Dutch wage taxes, social security premiums and any other taxes required to be withheld payable in connection with the vesting of an Award. Accordingly, the Grantee agrees to remit to the Company or any applicable subsidiary an amount sufficient to pay such taxes. Such payment shall be made to the Company or the applicable subsidiary of the Company in a form that is reasonably acceptable to the Company, as the Company may determine in its sole discretion. Notwithstanding the foregoing, the Company may retain and withhold from delivery at the time of vesting that number of shares of Common Stock having a fair market value equal to the taxes owed by the Grantee, which retained shares shall fund the payment of such taxes by the Company on behalf of the Grantee. Further to the above, the Grantee agrees to indemnify and keep indemnified the Employer and all Group Companies in respect of any income tax and National Insurance liability which fails to be paid to the Dutch tax authorities by the Company or the Employer in connection with the grant, vesting or cancellation of the Award or the acquisition or other dealing in the shares of Common Stock acquired. Severability: Section 20 of the Agreement does not apply. Insider Trading Restrictions: 26) Insider Trading Restrictions. a) By accepting the Restricted Stock Units and participating in the Plan, the Grantee acknowledges that Grantee is subject to insider trading restrictions, which may affect the Grantee’s ability to acquire or sell shares of Common Stock under the Plan during such times as the Grantee is considered to have “inside information”. b) More specific, under Article 14 of the Market Abuse Regulation (Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse) and the Financial Supervision Act, anyone who has “inside information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of details concerning the issuing company to which the securities relate, which is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. c) Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. d) The Grantee acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Grantee is advised to speak to his or her personal advisor on this matter. Data Privacy: 27) Data Privacy. a) The Company, in its capacity as Controller, grants Awards under the Plan to employees of the Company and its subsidiaries in its sole discretion. In conjunction with the Company’s grant of the Award under the Plan and its ongoing administration of such awards, the Company collects, uses and otherwise processes (“Process (es)(ing)”) the Grantee’s personal data (“Personal Data”), including the Grantee’s name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Awards or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Grantee’s favor, which the Company receives from the Grantee or the Employer. b) Data Collection, Processing and Usage. In granting the Award under the Plan, the Company will Process the Grantee’s Personal Data for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis, where required, for the Processing of the Grantee’s Personal Data is the necessity for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the European Union, European Economic Area, and the United Kingdom (“EEA+”), and/or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+. c) Stock Plan Administration Service Provider. The Company transfers the Grantee’s Personal Data to Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, independent service providers based in the United States, which assist the Company with the implementation, administration and management of the Plan (the “Service Provider”). In the future, the Company may select a different Service Provider and share the Grantee’s Personal Data with another company that serves in a similar manner. The Service Provider will open an account for the Grantee to receive and trade shares of Common Stock acquired under the Plan. The Grantee will be asked to agree on separate terms and data processing practices with the Service Provider, which is a condition to the Grantee’s ability to participate in the Plan. d) International Data Transfers. The Company and the Service Provider are based in the United States. The Grantee should note that the Grantee’s country of residence may have enacted data privacy laws that are different from the United States. In order to protect the Grantee’s privacy, where Personal Data are transferred by or on behalf of the Company to other countries or organizations that have not been recognized as providing regulatory protection similar to the Grantee’s country, the Company contractually obliges its international entities, affiliates and service providers to comply with the applicable data protection laws and principles through standard clauses that have been approved or recognized by the relevant regulators. The Company also relies on the Grantee’s consent per this Agreement as the legal basis for the transfer of the Grantee’s Personal Data to the United States is the Grantee’s consent. e) Voluntariness and Consequences of Failure to Perform Under the Agreement, Consent Denial or Consent Withdrawal. The Grantee’s participation in the Plan and his or her performance under this Agreement, including agreeing to the Processing of the necessary Personal Data is purely voluntary. The Grantee may end his or her participation in the Plan, terminate this Agreement or deny or withdraw his or her consent to the transfer of his or her Personal Data at any time. If the Grantee does not consent, or if the Grantee later withdraws his or her consent, the Grantee may be unable to participate in the Plan. This will not affect the Grantee’s existing employment or salary; instead, the Grantee merely may forfeit the opportunities associated with the Plan. f) Data Subjects Rights. The Grantee may have a number of rights under the data privacy laws in the Grantee’s country of residence. For example, the Grantee’s rights may include the right to (i) request access or copies of Personal Data the Company Processes, (ii) request rectification of incorrect Personal Data, (iii) request deletion of Personal Data, (iv) place restrictions on Processing, (v) lodge complaints with competent privacy or data protection authorities in the Grantee’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Grantee’s Personal Data. To receive clarification regarding the Grantee’s rights or to exercise his or her rights, the Grantee should refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/ and contact his or her local human resources department. g) Personal Data Retention. The Company and its Service Provider will retain the Grantee’s Personal Data no longer than necessary for the purpose for which it was processed for the duration of this Agreement, unless a longer period is required to comply with applicable laws. Retention periods may vary depending on i) purpose for which the Personal Data was collected and used, which may differ depending on the nature of the Personal Data and the activities involved, ii) the length of the Grantee’s participation in the Plan, or iii) whether there are legal obligations to which either the Company or the Grantee are subject. h) For more information on how the Company processes the Grantee’s Personal Data, please refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/. Language: 28) Language. The Grantee warrants and represents that the Grantee is fluent in English and fully and unmistakably understands the terms and conditions of this Agreement. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control. Imposition of Other Requirements: 29) Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Additional Acknowledgements and Authorizations: 30) Additional Acknowledgements and Authorizations. By accepting the Award, the Grantee acknowledges, understands and agrees that: a) the future value of the shares of Common Stock underlying the Award is unknown, indeterminable and cannot be predicted with certainty; b) neither the Company, the Employer, nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award, any payment made pursuant to the Award, or the subsequent sale of any shares of Common Stock acquired under the Plan; and c) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan or the acquisition or sale of the shares of Common Stock. The Grantee should consult with his or her personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan. New Zealand Warning This is an offer of Restricted Stock Units in WEX Inc. Upon their vesting (as further set out in this document) as Common Stock, Common Stock gives you a stake in the ownership of WEX Inc. You may receive a return on Common Stock if dividends are paid. If WEX Inc. runs into financial difficulties and is wound up, you will be paid only after all creditors and holders of preference shares have been paid. You may lose some or all of your investment. New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment. Ask questions, read all documents carefully, and seek independent financial advice before committing yourself. The Restricted Stock Units themselves are not quoted and are not transferable. You are not able to sell Restricted Stock Units. However, upon vesting in accordance with these terms, the Restricted Stock Units will be vested as shares of Common Stock. Common Stock is quoted on the New York Stock Exchange. This means you may be able to sell your vested Common Stock on the New York Stock Exchange if there are interested buyers. You may get less than you invested. The price will depend on the demand for the Common Stock.

Confidential and Proprietary Information: The following provisions replace Section 5 of the Agreement in its entirety: 5. Confidential and Proprietary Information. The Grantee acknowledges that in connection with the Grantee’s Company Group Service, the Grantee is placed in a position of confidence and trust with the Company, and in line with that position has and will continue to have access to information of a nature not generally disclosed to the public. The Grantee agrees to keep confidential and not: (i) use or (ii) disclose to anyone any Confidential and Proprietary Information, except in the proper course of the Grantee’s duties to the Company, as required by law or as authorized by the Board of Directors. “Confidential and Proprietary Information” includes but is not limited to all Company Group trade secrets, business and strategic plans, financial details, computer programs, manuals, contracts, current and prospective client and supplier lists, and all other documentation, business knowledge, data, material, property and supplier lists, and developments owned, possessed or controlled by the Company Group, regardless of whether possessed or developed by the Grantee in the course of the Grantee’s employment. Such Confidential and Proprietary Information may or may not be designated as confidential or proprietary and may be oral, written or electronic media. The Grantee understands that such information is owned and shall continue to be owned solely by the Company, and hereby represents that the Grantee has not and will not disclose, directly or indirectly, in whole or in part, any Confidential and Proprietary Information. The Grantee acknowledges that the Grantee has complied and will continue to comply with this commitment, both as an employee and after the termination of the Grantee’s employment. Notwithstanding the foregoing, Confidential and Proprietary Information does not include any information that: (1) is already in the public domain or becomes available to the public through no breach by the Grantee of this Agreement; (2) was lawfully in the Grantee’s possession prior to disclosure to the Grantee by the Company Group; (3) is lawfully disclosed to the Grantee by a third party (other than the Company, or any of its representatives, agents or employees) without any obligations of confidentiality attaching to such disclosure; or (4) is developed by the Grantee entirely on the Grantee’s own time without the Company Group’s equipment, supplies or facilities and does not relate at the time of conception to the Company’s (and/or its subsidiaries’) business or actual or demonstrably anticipated research or development. Information shall not be deemed to be in the public domain merely because any part of said information is embodied in general disclosures or because individual features, components, or combinations thereof are now or become known to the public or are in the public domain. Non-Competition and Non-Solicitation: The following provisions replace Section 6 of the Agreement in its entirety: 6. Non-Competition and Non-Solicitation. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information provided to the Grantee, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that during the Grantee’s Service and for the Restraint Period following the termination of the Grantee’s Service for any reason, the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise:

(a) Contact, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company Group, where such prospective customers, clients and/or patrons were in negotiations with the Company, and with whom the Grantee directly performed any services or had direct business dealings; (b) Contact, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company Group, where such prospective customers, clients and/or patrons were in negotiations with the Company, whose entity- or other customer-specific information the Grantee had access to and contact with as a result of the Grantee’s access to Company Confidential and Proprietary Information; (c) Solicit or induce, either directly or indirectly, any employee of the Company Group, with whom the Grantee had a business relationship and/or dealings, to leave the employ of the Company Group or become employed with or otherwise engaged by any person, entity or organization other than the Company Group; or take any action to assist any subsequent employer or any other person, entity or organization, either directly or indirectly, in soliciting or inducing any Company employee to leave the employ of the Company Group become employed with or otherwise engaged by any person, entity or organization other than the Company Group; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any individual employed by the Company Group; (d) In the Restraint Area, become employed by, render services to or directly or indirectly (whether for compensation or otherwise, and whether as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity) own or hold a proprietary interest in, manage, operate, or control, or join or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with, any Competing Enterprise. For purposes of this Sub-Section 6.(d), a “Competing Enterprise” means any entity, organization or person engaged, or planning to become engaged, in substantially the same or similar business to that being conducted or actively and specifically planned to be conducted during the Grantee’s employment with the Company, or its subsidiaries, and of which the Grantee was aware. It includes, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of the Grantee’s knowledge contemplated to be sold by the Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards. Furthermore, the restrictions in this Section shall not be construed to prevent the Grantee from, following the termination of the Grantee’s Company Group Service, working for a business entity that does not compete with the Company or its subsidiaries simply because the entity is affiliated with a Competing Enterprise, so long as the entity is operationally separate and distinct from the Competing Enterprise and the Grantee’s job responsibilities at that entity are unrelated to the Competing Enterprise. The restrictions in this Section will not apply to employment by or the rendering of services to businesses that sell fuel or convenience items if those businesses are not directly competing with the Company or its subsidiaries, owned or controlled. The restrictions in this Section shall also not be deemed to prohibit the Grantee from owning not more than one percent (1%) of the total shares of all classes of stock of any publicly held company; and/or (e) Subject to Section 5, and except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) to the extent permitted by law, aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO. For the purposes of this Section 6, “Restraint Period” means:

(1) Twelve (12) months from the Grantee’s last day of employment with the Company, or if a court holds this period to be unreasonable or invalid, then: (2) Nine (9) months from the Grantee’s last day of employment with the Company, or if a court holds this period to be unreasonable or invalid, then: (3) Six (6) months from the Grantee’s last day of employment with the Company. For the purposes of this Section 6, “Restraint Area" means: (1) New Zealand, or if a court holds this geographical scope to be unreasonable or invalid for any reason, then: (2) Auckland and/or any other region and/or location in which the Company or any other company in the WEX group conducts business during the Grantee’s employment with the Company and in which the Grantee was involved and/or had knowledge of Confidential and Proprietary Information in respect of, or if a court holds this geographical scope to be unreasonable or invalid for any reason, then; (3) Auckland. For the purposes of this Section 6, the parties understand and agree that the “Company” means WEX Inc. and any of its holding or subsidiary companies as defined by the Companies Act 1993 (NZ) as amended from time to time. The Company Group have previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company Group, (c) solicitation or hire of Company employees, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions, rather than the Restrictions contained in this Section 6. The Grantee agrees and acknowledges that the Restraint Period, Restraint Area, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Company. The Grantee also acknowledges that in the event the Grantee breaches any part of Sections 5 or 6, the damages to the Company and its subsidiaries would be irreparable. Therefore, in addition to penalties, monetary damages and interest and/or legal costs, the Company shall have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the restrictive covenants contained in this Agreement. Further, the Grantee consents to the issuance of an interim injunction to maintain the status quo pending the outcome of any proceeding. The Grantee further understands and agrees that if the Grantee breaches any covenant set forth in Section 6, the duration of any covenant so breached shall, to the fullest extent permitted by law, automatically be tolled from the date of the first breach until the date judicial relief providing effective remedy for such breach or breaches is obtained by the Company, or until the Company states in writing that it will seek no judicial relief for such breach. The parties undertake and agree that the restrictive covenants outlined in Section 6 constitute a reasonable bargain between the parties for the consideration that will be provided by the

Company in exchange for the Grantee entering into the restrictive covenants as outlined. Each restrictive covenant in this Section 6 (resulting from any combination of the wording in this Section 6, including the relevant definitions) constitutes a separate restrictive covenant that is severable from the other restrictive covenants. If any one or more provisions of this Section 6 shall for any reason be held to be unreasonable, void, voidable, unenforceable or illegal by a court or tribunal as to the Restraint Period, Restraint Area, activity or subject, because it goes beyond what is reasonable to protect the Company and its business or for any other reason, then the parties specifically agree that in accordance with section 83 of the Contract and Commercial Law Act 2017 (NZ) as amended from time to time, the offensive part will be severed and the other restrictive covenants will remain in full force and effect to the greatest extent permitted by law or a court may modify the provision to the extent that it would be deemed reasonable in order to give effect to the terms of the restrictive covenant so modified. For the avoidance of doubt, the parties agree that a court may modify provision contained within this Section 6 notwithstanding that such a modification cannot be effected by the deletion of words from the provision. The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Sections 5 or 6of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee where such engagement would breach the terms of this Agreement. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Sections 5 or 6are later found to be enforceable in whole or in part. The Grantee understands, acknowledges and agrees that the Grantee has been provided with an opportunity to seek independent legal advice before deciding whether or not to enter into this Agreement and that the Grantee has made the decision on the Grantee’s own accord to agree to the restrictive covenants contained within this Section 6 in exchange for the consideration that the Company is providing as outlined herein. Mindful of the obligations set forth in Sections 5 and 6, upon termination of the Grantee’s employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company. No Rights to Continued Service: The following provision supplements Section 9 of the Agreement: The grant of Awards under the Plan is made at the discretion of the Company and the Plan may be suspended or terminated by the Company at any time. The grant of an Award in one (1) year or at one time does not in any way entitle the Grantee to an Award in the future. The Plan is wholly discretionary and is not to be considered part of the Grantee's normal or expected compensation subject to severance, resignation, redundancy or similar compensation. The value of the Award is an extraordinary item of compensation which is outside the scope of the Grantee's employment contract (if any). Imposition of Other Requirements: 26) Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Additional Acknowledgements and Authorizations: 27) Additional Acknowledgements and Authorizations. By accepting the Award, the Grantee acknowledges, understands and agrees that: a) the future value of the shares of Common Stock underlying the Award is unknown, indeterminable and cannot be predicted with certainty; b) neither the Company, the Employer, nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award, any payment made pursuant to the Award, or the subsequent sale of any shares of Common Stock acquired under the Plan; and c) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan or the acquisition or sale of the shares of Common Stock. The Grantee should consult with his or her personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan. Singapore The Grantee is employed by WEX Asia Pte Ltd (the “Employer”), a wholly-owned subsidiary of the Company (each a “Group Company” and collectively, with all other subsidiaries of the Company, the “Group Companies”). Confidential Information: The following provisions replace Section 5 of the Agreement in its entirety: 5. Confidential Information. 5.1. The Grantee acknowledges that in connection with the Grantee’s employment with the Employer, the Grantee has and will continue to have access to, obtain, and become aware of Employer’s trade secrets and Confidential Information (as defined below) of a nature not generally disclosed to the public such that the Grantee will be placed in a position whereby the Grantee may cause commercial and irreparable damage to the legitimate business interests of the Employer and/or any Group Company by using or disclosing the Employer’s trade secrets and/or such Confidential Information. 5.2. In order to protect the legitimate business interests of the Employer and/or any Group Company, the Grantee agrees that during employment and after the Termination Date (without limitation in time), and without prejudice to the Grantee’s common law duties, the Grantee shall keep confidential and not directly or indirectly: 5.2.1. make any unauthorised disclosure to any other person, company or organisation whatsoever; and/or

5.2.2. for the Grantee’s own benefit or for the benefit of any other person, company or organisation whatsoever, make use of any trade secrets or Confidential Information that has or will come to the Grantee’s knowledge during the Grantee’s employment, or that has been or will be given to the Grantee in confidence by the Employer and/or any Group Company, or which the Grantee as a person of honesty and reasonable intelligence should reasonably treat as confidential, whether or not the same is specifically marked as confidential and whether provided orally, in writing or on electronic media, or memorised by the Grantee, except in the proper course of the Grantee’s duties to the Employer and/or Group Company, as required by law or as authorised by the Board of Directors. 5.3.The term “Confidential Information” includes but is not limited to: 5.3.1. financial information relating to the Employer and any Group Company including (but not limited to) management accounts, sales forecasts, dividend forecasts, profit and loss accounts and balance sheets, draft accounts, results, order schedules, profit margins, pricing strategies, and other information regarding the performance or future performance of the Employer or any Group Company; 5.3.2. client or customer lists and contact lists, details of the terms of business with, the fees and commissions charged to or by and the requirements of customers or clients, prospective customers or clients of, buyers from and suppliers to the Employer or any Group Company, price lists, discount structures, pricing statistics, market research reports, renewal dates and any customer or prospective customer complaints; 5.3.3. any information relating to expansion plans, maturing business opportunities, business strategy, marketing plans, and presentations, tenders, projects, joint ventures or acquisitions and developments contemplated, offered, or undertaken by the Employer or any Group Company; 5.3.4. details of the employees, officers, and workers of and consultants to the Employer or any Group Company, their job skills and capabilities and the remuneration and other benefits paid to them; 5.3.5. copies or details of and information relating to know-how, research activities, inventions, creative briefs, ideas, computer programs (whether in source code or object code), secret processes, designs and formulae, or other intellectual property undertaken, commissioned, or produced by or on behalf of the Employer or any Group Company; 5.3.6. confidential reports or research commissioned by or provided to the Employer or any Group Company and any trade secrets and confidential transactions of the Employer or any Group Company; 5.3.7. details of any marketing, development, pre-selling or other exploitation of any intellectual property, or other rights of the Employer or any Group Company, any proposed options or agreements to purchase, license, or otherwise exploit any intellectual property of the Employer or any Group Company, any intellectual property which is under consideration for development by the Employer or any Group Company, any advertising, marketing, or promotional campaign which the

Employer or any Group Company is to conduct; any information which the Grantee ought reasonably to know is confidential and any information which has been given to the Employer or any Group Company in confidence by agents, buyers, clients, consultants, customers, suppliers, or other persons; and 5.3.8. any compilation of information which in its individual parts may not be Confidential Information but which derives its commercial value and its confidential nature from its aggregation. 5.4. No trade secrets and/or Confidential Information may be reproduced (except in the proper exercise of the Grantee’s duties to the Employer or any Group Company) or given to the press or any publication whatsoever or in the form of a paper to a professional body without the prior written consent of the Company. 5.5. Grantee shall on the date upon which the Grantee’s employment with the Employer terminates for whatever reason and howsoever arising, whether lawfully or unlawfully, return to the Company any records in any form of Confidential Information acquired or received by the Grantee during the course of the Grantee’s employment and shall not retain any copy or summary of the same. 5.6. The restrictions in Sub-Sections 5.2 and 5.4 shall not apply to information which the Grantee can demonstrate: (i) was known to the Grantee prior to the commencement of the Grantee’s employment by the Employer; or (ii) is in the public domain, other than by way of unauthorised disclosure (whether by the Grantee or any other person). 5.7. This Agreement shall not prevent the Grantee from: 5.7.1. Reporting misconduct, or a serious breach of applicable regulatory requirements to a law enforcement agency or anybody responsible for supervising or regulating the matters in question; or 5.7.2. co-operating with a criminal investigation or prosecution to the extent required by law. Non-Solicitation and Non-Competition: The following provisions replace Section 6 of the Agreement in its entirety: 6A. Definitions. The following definitions apply to Sub-Section 6B below: 6A.1. “Critical Employee” means any person at a manager level or above: 6A.1.1. who is employed or engaged by or seconded or assigned to the Employer or any Group Company during the Restricted Period and: 6A.1.2. for whom: 6A.1.2.1. the Grantee has had direct or indirect managerial responsibility during the Relevant Period; or 6A.1.2.2. with whom the Grantee had material contact or dealings during the course of the Grantee’s employment; and 6A.1.3. who, during the Relevant Period:

6A.1.3.1 had material contact with Customers or Prospective Customers in performing the Grantee’s duties of employment with the Employer or any Group Company; and/or 6A.1.3.2. who is in possession of Confidential Information about Customers or Prospective Customers. 6A.2. “Customer” means any person, firm, company, business entity or other organization whatsoever to which the Employer or any Group Company distributed, sold or supplied goods or services which are the same as or similar to the Restricted Goods or Restricted Services during the Relevant Period and with which, during that period: 6A.2.1. the Grantee, or 6A.2.2. any employee under the Grantee’s direct or indirect supervision, had material dealings in the course of employment with the Employer or any Group Company, or about whom the Grantee was in possession of Confidential Information, but always excluding therefrom any division, branch or office of such person, firm, company or other organization whatsoever with which the Grantee and/or any such employee had no dealings during that period; 6A.3. “Permitted Investment” means holding an investment by way of shares or other securities of not more than five percent (5%) of the total issued share capital of any company, whether or not it is listed or dealt in on a recognised investment exchange. 6A.4. “Potential Adverse Party” means (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (v) any person acting on behalf of any of the foregoing. 6A.5. “Prospective Customer” means any person, firm, company or other organisation whatsoever with which the Employer or any Group Company had discussions during the Relevant Period regarding the possible distribution, sale or supply of goods or services which are the same as or similar to the Restricted Goods or Restricted Services and with which, during such period: 6A.5.1. the Grantee, or 6A.5.2. any employee who was under the Grantee’s direct or indirect supervision, had material dealings in the course of employment by the Employer or any Group Company, or about whom the Grantee was in possession of Confidential Information, but always excluding therefrom any division, branch or office of that person with which the Grantee and/or any such employee had no dealings during that period;

6A.6. “Recognised Investment Exchange” means a recognised investment exchange or an overseas investment exchange; 6A.7. “Relevant Period” means the period of twelve (12) months immediately preceding the start of the Restricted Period; 6A.8. “Restricted Area” means 6A.8.1 Singapore; and 6A.8.2 any other country in the world where the Employer or any Group Company is providing or supplying, or is planning to provide or supply, any goods or services which are the same as or similar to the Restricted Goods or Restricted Services and in or for which, during the Relevant Period: (i) the Grantee, or (ii) any employee under the Grantee’s direct or indirect supervision, performed material duties for the Employer or relevant Group Company; 6A.9. “Restricted Goods and Restricted Services” means any products and services: 6A.9.1. (a) provided by the Employer or any Group Company as at the Termination Date or which the Employer or any Group Company has planned to start providing within six (6) months of the Termination Date including, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of the Grantee’s knowledge contemplated to be sold by the Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards ; and/or (b) any products of the same type or materially similar to such products; and 6A.9.2. with which the Grantee’s duties were materially concerned or for which the Grantee, or any employee who was under the Grantee’s direct or indirect supervision, was responsible during the Relevant Period. 6A.10. “Restricted Period” means the period commencing on the Termination Date, or the date when the Grantee commences Garden Leave, or such date on which the Grantee ceases providing services to the Employer if earlier, and continuing for twelve (12) months in respect of the Non-Solicitation of Customers, Prospective Customers and Critical Employees in Sub-Sections 6B.1.1 and 6B.1.2, and six (6) months in respect of the Non-Competition restriction in Sub-Section 6B.1.3; and twelve (12) months in respect of the Potential Adverse Party and Non-Disparagement in Sub-Section 6.C; 6A.11. “Securities” means any shares, debentures (whether or not secured), warrants or options to purchase any shares or debentures; and 6A.12. “Termination Date” means the date upon which the Grantee’s employment with the Employer terminates for whatever reason and howsoever arising, whether lawfully or unlawfully. 6B. Non-Solicitation and Non-Competition. 6B.1. The Grantee agrees that, in order to protect the Confidential Information, trade secrets, business and customer connections and workforce stability of the Employer and any Group Company, during the Grantee’s employment with the Employer, and during the Restricted Period, the Grantee shall not without the Employer’s consent, whether on the Grantee’s own behalf or in conjunction with any person, firm, company, business entity or other organisation whatsoever, (and whether as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity whatsoever), directly or indirectly: 6B.1.1. in competition with the Employer and/or any Group Company, contact, call on, provide advice to, solicit, take away, or divert, and/or influence or attempt to influence any Customer or Prospective Customer of the Employer or any Group Company in respect of Restricted Goods or Restricted Services; 6B.1.2. solicit or induce, either directly or indirectly, any Critical Employee to leave the employ of the Employer or any Group Company; or hire or employ, or assist in the hire or employment of, either directly or indirectly, any Critical Employee in the business of researching into, developing or otherwise dealing with goods or services which are the same as or similar to Restricted Goods or Restricted Services if that business is, or seeks to be at that time or in the future, in competition with the Employer and/or any Group Company. 6B.1.3. (i) be employed by: or (ii) be engaged in; or (iii) be materially interested in; or (iv) render services to, any business which provides or supplies Restricted Goods or Restricted Services within the Restricted Area, if: (a) the business:  is in competition with the Employer and/or any Group Company with respect to Restricted Goods or Restricted Services; or  is intending to compete with the Employer and/or any Group Company with respect to Restricted Goods or Restricted Services within the Restricted Period, or (b) it is likely to result in the intentional or unintentional disclosure or use of Confidential Information by the Grantee in order for the Grantee to properly discharge the Grantee’s duties or to further the Grantee’s interest in that business.

6C. Potential Adverse Party and Non-Disparagement. 6C.1 Subject to Sub-Section 5.7 above, and except in the proper course of the Grantee’s duties to the Employer in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Employer or the Company, the Grantee shall not during the Grantee’s employment with Employer and thereafter, directly or through others: 6C.1.1 provide to a Potential Adverse Party any information derived from the Grantee’s experience with the Employer or any Group Company; 6C.1.2 make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Employer or any Group Company and/or any current or former officer, director or employee of the Employer, whether or not such statements amount to defamation at law; 6C.1.3 join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; or 6C.1.4 aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in: (i) asserting, prosecuting or defending any claim, action or proceeding against the Employer or the Company (unless required by law); (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company; or (iii) proposing to acquire the Employer, or the Company or any of its assets or subsidiaries. 6C.1.5 If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Employer, the Company or any Group Company with any such Potential Adverse Party without prior written approval from the CLO. 6D. The restrictions imposed in Sub-Sections 6B and 6C of this Agreement apply to the Grantee acting: (i) directly or indirectly; and (ii) on the Grantee’s own behalf or on behalf of, or in conjunction with, any firm, company or person. 6E. This Section 6 shall not prevent the Grantee from:

6E.1 holding a Permitted Investment; or 6F. The Employer has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company, (c) solicitation or hire of Company employees, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Sections 5 or 6 of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect first to the restrictions in this Agreement. 6G. The Grantee hereby agrees that the Grantee will at the request and cost of the Employer enter into a direct agreement or undertaking with any Group Company whereby the Grantee will accept restrictions and provisions corresponding to the restrictions and provisions in the Non-Solicitation and Non-Competition Sections (or such of them as may be appropriate in the circumstances) in relation to such activities and such area and for such a period as such Group Company may reasonably require for the protection of its legitimate business interests. 6H. Each of the restrictions contained in this Section 6, each definition set out in Sub- Section 6A, each limb of such definition and each operative word within each Sub- Section or definition is intended to be an entirely separate, severable and independent restriction, notwithstanding that they are combined together for the sake of brevity, and the Grantee agrees not to advance any argument to the contrary. In the event that any of the restrictions shall be held to be void or ineffective but would be valid and effective if some part of the wording thereof were deleted such restriction shall apply with such modification as may be necessary to make it valid and effective. 6I. The Grantee warrants that the Grantee will provide a copy of the “Singapore” section of Exhibit A to any employer or other person to whom or with whom the Grantee is intending to provide services or enter into employment within the Restricted Period, and that the Grantee will do so before entering into any contractually binding agreement to perform such services or enter into employment. For the avoidance of doubt, the remainder of the Agreement should not be provided and should remain strictly confidential. 6J. Within two (2) working days of agreeing to provide services to or enter employment with any third party during the Restricted Period, the Grantee will notify the Employer of the identity of that third party. 6K. Mindful of the obligations set forth in Sections 5 and 6 herein, upon termination of the Grantee’s employment, the Grantee shall promptly sign and deliver the

Certificate of Compliance Post Termination forthwith in a form reasonably satisfactory to the Employer. 6L. The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Employer and Group Company. No Rights to Continued Service: The following provisions supplement Section 9 of the Agreement: The grant of Awards under the Plan is made at the discretion of the Company and the Plan may be suspended or terminated by the Company at any time. The grant of an Award in one (1) year or at one time does not in any way entitle the Grantee to an Award in the future. The Plan is wholly discretionary and is not to be considered part of the Grantee's normal or expected compensation subject to severance, resignation, redundancy or similar compensation. The value of the Award is an extraordinary item of compensation which is outside the scope of the Grantee's employment contract (if any). The rights and obligations of the Grantee under the terms of the Grantee’s office or employment with the Grantee’s employing entity, any past or present subsidiary, or associated or affiliate company of the Company shall not be affected by the Grantee’s participation in the Plan or the grant of this Award or any right which the Grantee may have to participate therein, and the Grantee hereby waives all and any rights to compensation or damages in consequence of the termination of the Grantee’s office or employment with any such company for any reasons whatsoever (whether lawful or unlawful and including, without prejudice to the generality of the foregoing, in circumstances giving rise to a claim for wrongful dismissal) insofar as those rights arise or may arise from the Grantee’s ceasing to have rights under the Plan or being entitled to this Award as a result of such termination, or from the loss or diminution in value of such rights or entitlements. Governing Law: The following provision replaces Section 10 of the Agreement in its entirety: 10) Governing Law. Save for taxation and the Sections which have been replaced or amended as set forth herein for Singapore which shall be governed by the laws of Singapore, this Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof. Consent to Jurisdiction: The following provision replaces Section 11 of the Agreement in its entirety: 11) Consent to Jurisdiction. The Company and the Grantee, by the Grantee’s execution hereof, (a) hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State of Delaware for the purposes of any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof, save for any claim or action arising out of or based upon the “Singapore” section of Exhibit A of this Agreement, which each party irrevocably agrees to submit to the non-exclusive jurisdiction of the Courts of Singapore (b) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that the Grantee is not subject personally to the jurisdiction of the above-named courts, that the Grantee’s property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agree not to commence any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above- named courts whether on the grounds of inconvenient forum or otherwise; provided, however, that the Company and the Grantee may seek to enforce a judgment issued by the above-named courts in any proper jurisdiction. The Company and the Grantee hereby consent to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at the Grantee’s address specified pursuant to Section 15 is reasonably calculated to give actual notice. Severability: Section 20 of the Agreement does not apply. Electronic Delivery and Acceptance: The following provision replaces Section 25 of the Agreement in its entirety: 25) Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company. Director Notification Obligation: 26) CEO / Director Notification Obligation. If the Grantee is a Chief Executive Officer (CEO), director (as defined under the Companies Act 1967), associate director, or shadow director (each of which, a “Director”) of the Employer, the Grantee is subject to certain notification requirements under the Companies Act 1967. The Grantee is obliged to notify the Employer in writing of any interest the Grantee has in any Group Company, including any interest in shares, debentures, participatory interests, rights, options, and contracts in relation to the Restricted Stock Units entitling the Grantee to Common Stock. The Grantee must notify the Company of such interest(s) within two (2) business days after (i) becoming a CEO or Director or (ii) becoming a registered holder of or acquiring an interest in the same, whichever is later. In addition, the Participant must notify such Subsidiary in Singapore in writing of any change in a previously-disclosed interest within two (2) business days after the occurrence of the event giving rise to the change (including when the Grantee sells shares in any Group Company, including any Restricted Stock Units acquired). Collection, Use and Disclosure of Personal Data: 27) Collection, Use and Disclosure of Personal Data. For the purposes of implementing and administering the Plan, responding to instructions or enquiries made or purportedly made by the Grantee, the sending of materials or other notices, documents or correspondence and enforcing rights or fulfilling obligations under any applicable laws or pursuant to these rules of the Plan and/or the provisions of this Agreement, the Group Companies will collect, use and disclose the Personal Data of the Grantee, contained in each document submitted pursuant to the rules of the Plan or which is otherwise collected from a Grantee and public sources. The Grantee consents to the collection, use and disclosure of his or her Personal Data for all such purposes, including disclosure of data to Group Companies, and to third parties who provide services to the Group Companies, whether such transfers of data occur in or outside Singapore, and further consents to the collection, use and further disclosure by such persons of such data for such purposes, provided always that both the Employer and Group Companies shall take reasonable steps to ensure that such Personal Data remains adequately protected, and any disclosure of personal data is made in accordance with requirements prescribed and receives a standard of protection that is at least comparable to that provided under the Personal Data Protection Act 2012. The Grantee may request a list with the names and addresses of any potential recipients of the Grantee’s Personal Data from the Company at privacy@wexinc.com. The Grantee understands that his or her Personal Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee may, at any time, view the Grantee’s Personal Data, request additional information about the storage and processing of the Grantee’s Personal Data, require any necessary amendments to the Grantee’s Personal Data or refuse or withdraw the consents herein by contacting privacy@wexinc.com (please note that depending on the nature and scope of the Grantee’s request, the Company may not be in a position to continue the Grantee’s participation in the Plan or entitlements under the Plan). For the purposes of this clause, “Personal Data” has the same meaning as set out in Singapore’s Personal Data Protection Act 2012. Securities Law Information: 28) Securities Law Information. The grant of the Restricted Stock Units is being made pursuant to the “Qualifying Person” exemption under section 273(1)(i), read with section 273(4) of Singapore’s Securities and Futures Act 2001 (“SFA”) under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying shares of Common Stock being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that the Restricted Stock Units are being offered in reliance that section 257(2) of the SFA would not apply, and the Grantee will not be able to make any subsequent sale of the shares of Common Stock acquired under the Plan in Singapore, or any offer of such subsequent sale of such shares in Singapore, unless such sale or offer is made (i) after 6 months of the grant of the RSUs to the Participant; or (ii) pursuant to the exemptions under Part 13 Division (1) Subdivision (4) (other than section 280) of the SFA. Language: 29) Language. The Grantee warrants and represents that the Grantee is fluent in English and fully and unmistakably understands the terms and conditions of this Agreement. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control. Imposition of Other Requirements: 30) Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Additional Acknowledgements and Authorizations: 31) Additional Acknowledgements and Authorizations. By accepting the Award, the Grantee acknowledges, understands and agrees that: (a) the future value of the shares of Common Stock underlying the Award is unknown, indeterminable and cannot be predicted with certainty; (b) neither the Company, the Employer, nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award, any payment made pursuant to the Award, or the subsequent sale of any shares of Common Stock acquired under the Plan; and (c) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan or the acquisition or sale of the shares of Common Stock. The Grantee should consult with his or her personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan. Rights of Third Parties: 32) Rights of Third Parties. Save for Group Companies that are beneficiaries of this Agreement, the Contracts (Rights of Third Parties) Act 2001 shall not under any circumstances apply to this Agreement and any person who is not a party to this Agreement (whether or not such person shall be named, referred to, or otherwise identified, or form part of a class of persons so named, referred to or identified, in this Agreement) shall have no right whatsoever under the Contracts (Rights of Third Parties) Act 2001 to enforce this Agreement or any of its terms. Spain The Grantee is employed by WEX Europe Limited, a wholly-owned subsidiary of the Company (a “Group Company” and collectively, with all other subsidiaries of the Company, the “Group Companies”). The Company has the authority under and pursuant to the Plan to grant awards to Eligible employees. "Eligible employees" for the purposes of Restricted Stock Unit Awards made to participants resident in Spain shall include employees and executive directors only of the Employer. Confidential and Proprietary Information: The following provisions replace Section 5 of the Agreement in its entirety:

5. Confidential and Proprietary Information. The Grantee acknowledges that in connection with the Grantee’s employment with Employer, the Grantee has and will continue to have access to information of a nature not generally disclosed to the public. The Grantee agrees to keep confidential and not: (i) use or (ii) disclose to anyone, any Confidential Information, except in the proper course of the Grantee’s duties to the Employer and/or Company, as required by law or as authorized by the Board of Directors. 5.1.The term “Confidential and Proprietary Information” includes but is not limited to: 5.1.1. financial information relating to the Employer and any Group Company including (but not limited to) management accounts, sales forecasts, dividend forecasts, profit and loss accounts and balance sheets, draft accounts, results, order schedules, profit margins, pricing strategies, and other information regarding the performance or future performance of the Employer or any Group Company; 5.1.2. client or customer lists and contact lists, details of the terms of business with, the fees and commissions charged to or by and the requirements of customers or clients, prospective customers or clients of, buyers from and suppliers to the Employer or any Group Company, price lists, discount structures, pricing statistics, market research reports, renewal dates and any customer or prospective customer complaints; 5.1.3. any information relating to expansion plans, maturing business opportunities, business strategy, marketing plans, and presentations, tenders, projects, joint ventures or acquisitions and developments contemplated, offered, or undertaken by the Employer or any Group Company; 5.1.4. details of the employees, officers, and workers of and consultants to the Employer or any Group Company, their job skills and capabilities and the remuneration and other benefits paid to them; 5.1.5. copies or details of and information relating to know-how, research activities, inventions, creative briefs, ideas, computer programs (whether in source code or object code), secret processes, designs and formulae, or other intellectual property undertaken, commissioned, or produced by or on behalf of the Employer or any Group Company; 5.1.6. confidential reports or research commissioned by or provided to the Employer or any Group Company and any trade secrets and confidential transactions of the Employer or any Group Company; 5.1.7. details of any marketing, development, pre-selling or other exploitation of any intellectual property, or other rights of the Employer or any Group Company, any proposed options or agreements to purchase, license, or otherwise exploit any intellectual property of the Employer or any Group Company, any intellectual property which is under consideration for development by the Employer or any Group Company, any advertising, marketing, or promotional campaign which the Employer or any Group Company is to conduct; and 5.1.8. any information which the Grantee ought reasonably to know is confidential and any information which has been given to the Employer or any Group Company in confidence by agents, buyers, clients, consultants, customers, suppliers, or other persons. 5.2.The previous Sub-Section will apply to any such information whether designated as confidential and proprietary or not and whether provided orally, in writing or on electronic media. The previous Sub-Section will not apply to any information which the Grantee can demonstrate: (i) was known to the Grantee prior to the commencement of the Grantee’s employment by the Employer; or (ii) is in the public domain, other than by way of unauthorized disclosure (whether by the Grantee or any other person). 5.3.No Confidential and Proprietary Information may be reproduced (except in the proper exercise of Grantee’s duties to the Employer) or given to the press or any publication whatsoever or in the form of a paper to a professional body without the prior written consent of the Employer or the Company. 5.4. The Grantee shall not make copies of, or memorize any, Confidential and Proprietary Information and shall on the Termination Date return to the Company any records in any form of Confidential and Proprietary Information acquired or received by the Grantee during the course of the Grantee’s employment and shall not retain any copy, in whatever means, or summary of the same. 5.5. This Agreement shall not prevent the Grantee from: 5.5.1. reporting misconduct, or a serious breach of applicable regulatory requirements to anybody responsible for supervising or regulating the matters in question; 5.5.2. disclosing the information specifically requested by a mandatory order issued by a competent administrative authority or court; 5.5.3. reporting an offence to a law enforcement agency; or 5.5.4. co-operating with a criminal investigation or prosecution. Non-Solicitation and Non-Competition: The following provisions replace Section 6 of the Agreement in its entirety: 6. Restrictive Covenants: 6.1 Definitions The following definitions apply herein unless the context requires otherwise: 6.1.1 “Critical Employee” means any person who is employed or engaged by or seconded or assigned to the Company or any Group Company during the Restricted Period and: 6.1.1.1 for whom, during the Relevant Period: a. the Grantee have had direct or indirect managerial responsibility; or b. with whom the Grantee had contact or dealings; and 6.1.1.2 who, during the Relevant Period: a. had contact with Customers or Prospective Customers or suppliers in performing the Grantee’s duties of employment with the Company or any Group Company; and/or

b. is in possession of Confidential and Proprietary Information about Customers or Prospective Customers or suppliers; 6.1.2 “Customer” means any person, firm, company, business entity or other organization whatsoever to which the Company or any Group Company distributed, sold or supplied Restricted Goods or Restricted Services during the Relevant Period; 6.1.3 “Prospective Customer” means any person, firm, company, business entity or other organization whatsoever with which the Company or any Group Company had discussions during the Relevant Period regarding the possible distribution, sale or supply of Restricted Goods or Restricted Services; 6.1.4 “Relevant Period” means the period of twelve (12) months immediately preceding the start of the Restricted Period; 6.1.5 “Restricted Area” means Spain and any other country in the world where the Employer or any Group Company is providing or supplying, or is planning to provide or supply, any Restricted Goods or Restricted Services and in or for which, during the course of the Grantee’s employment, the Grantee, or any employee under the Grantee’s direct supervision, performed material duties for the Company or relevant Group Company; 6.1.6 “Restricted Goods or Restricted Services” means: 6.1.6.1 any products and services provided by the Company or any Group Company as at the Termination Date or which the Company or any Group Company has planned to start providing within six (6) months of the Termination Date including, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of the Grantee’s knowledge contemplated to be sold by the Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards researched, developed, manufactured, distributed or sold by the Company or any Group Company; and 6.1.6.2 with which the Grantee duties were materially concerned or for which the Grantee, or any employee who was under the Grantee’s direct or indirect supervision, were responsible during the Relevant Period, 6.1.6.3 or any products or services of the same type or materially similar to such products or services; 6.1.7 “Restricted Period” means a period of twelve (12) months following the earlier of (i) the Termination Date except in the event of Retirement; (ii) such date on which the Grantee cease providing services to the Company for any reason other than Retirement; or (iii) in the event of termination due to Retirement, the final Vesting Date, and limited to twenty- four (24) months after termination of employment; 6.1.8 “Termination Date” means the date upon which the Grantee’s Service terminates for whatever reason and howsoever arising, whether lawfully or unlawfully. 6.2 Non-Competition and Non-Solicitation. 6.2.1 In order to protect the Confidential and Proprietary Information, and business/customer connections and workforce stability of the Company and any Group Company, and the Grantee’s access and exposure to Confidential and Proprietary Information provided to the Grantee, the Grantee agrees that during the appointment, during any period between Retirement and the final Vesting Date (if applicable) and during the Restricted Period, without the Company’s consent, the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company and any Group Company, (and whether as an employee, employer, consultant, agent, principal, partner, corporate officer, board member, director, service provider or in any other individual or representative capacity whatsoever), directly or indirectly: 6.2.1.1 In competition with the Company and/or any Group Company, contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, any Customer, or Prospective Customers of the Company or any Group Company in respect of Restricted Goods or Restricted Services; 6.2.1.2 Solicit or induce, either directly or indirectly, any Critical Employee to leave the employ of the Company or any Group Company; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any Critical Employee in the business of researching into, developing or otherwise dealing with Restricted Goods or Restricted Services; and/or 6.2.1.3 Within the Restricted Area become employed by, render services to or directly or indirectly (whether for compensation or otherwise,), manage, operate, or control, or join or participate in the management, operation or control of any business which provides or supplies Restricted Goods or Restricted Services within the Restricted Area (or is intending to do so within the Restricted Period) if the business: a. is in competition with the Company and/or any Group Company with respect to Restricted Goods or Restricted Services; or b. is intending to compete with the Company and/or any Group Company with respect to Restricted Goods or Restricted Services within the Restricted Period, For the purposes of this restriction, acts done by the Grantee outside the Restricted Area shall nonetheless be deemed to be done within the Restricted Area where their primary purpose is to distribute, sell, supply or otherwise deal with Restricted Goods or Restricted Services in the Restricted Area. 6.2.2 As compensation for the non-competition restrictions set out in Sub-Section 6.2.1 above imposed after the termination of employment, as described above, the Company agrees to pay the Grantee an amount equivalent to forty percent (40%) of the Grantee’s last annual fix monetary salary (pro-rated to the Restricted Period (the “Restriction

Payment”), payable in equal monthly instalments in arrears (for each month of the Restricted Period). In the event that the Grantee breaches the Grantee’s obligations under Sub-Section 6.2.1, the Company shall immediately stop making payments. In the event of breach of the non-competition restrictions set out above, the Grantee shall reimburse the Restriction Payment, with delayed interests, in addition to compensation for damages caused to the Company and any Group Company together with all costs reasonably incurred by the Company in recovering the Restriction Payment and/or in relation to such claim or proceedings, including legal fees, and shall pay to the Company a penalty equal to the Restriction Payment. 6.2.3 Subject to the reporting of possible violations of the securities laws to the Spanish supervisory authority, the Financial Services and Markets Authority (FSMA), and except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others, the Grantee agrees, during employment, any period between Retirement and the final Vesting Date and during the Restricted Period, to keep confidential and not: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO. 6.2.4 The Company has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is a party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company and any Group Company, (c) solicitation or hire of Company and any Group Company employees, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions and the amount to be paid to the Grantee in consideration for the post-termination non- competition obligations shall be the highest of both considerations, but not the addition of both consideration. To the extent the restrictions contained in this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to the restrictions in this Agreement. If after the date of this Agreement the Grantee subsequently agrees to enter into an agreement containing restrictive covenants (“Subsequent Restrictions”), to the extent that the restrictions contained in this Agreement conflict in any way with any Subsequent Restrictions, such conflict shall be resolved by giving effect to the Subsequent Restrictions. 6.2.5 The Grantee hereby agrees that the Grantee will at the request and cost of the Company enter into a direct agreement or undertaking with any Group Company whereby the Grantee will accept restrictions and provisions corresponding to the restrictions and provisions in this Agreement (or such of them as may be appropriate in the circumstances) in relation to such activities and such area and for such a period as such Group Company may reasonably require for the protection of its legitimate business interests. 6.2.6 If the Grantee’s employment transfers by operation of law to a third party (the “Transferee”), this Agreement shall with effect from that transfer of employment apply to the Grantee as if references to the Company included the Transferee and references to any Group Company were construed accordingly, and as if the references to defined terms in respect of the Company and any Group Company including but not limited to "Customer", "Prospective Customer" and "Critical Employee", applied to the customers, prospective customers and critical employees of the Transferee and their respective Group Companies. The Grantee agrees to execute any such documents as may be required to effectuate said benefit. 6.2.7 Each of the restrictions contained in this Section 6.2, each definition set out in Section 6.1, each limb of such definition and each operative word within each Sub-Section or definition is intended to be an entirely separate, severable and independent restriction, notwithstanding that they are combined together for the sake of brevity, and the Grantee agrees not to advance any argument to the contrary. In the event that any of the restrictions shall be held to be void or ineffective but would be valid and effective if some part of the wording thereof were deleted such restriction shall apply with such modification as may be necessary to make it valid and effective. If such a deletion applies to a definition, such deletion shall not apply to any other restriction, so that each definition is deemed to be repeated each time it is used. 6.2.8 The Grantee agrees, during the period of twelve (12) months immediately following the termination of the Grantee’s Service for any reason, to disclose to the Company, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity.

6.2.9 While the Grantee is employed with the Company and for a period of at least twelve (12) months thereafter, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Sections 5 and 6 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Sections 5 or 6of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Sections 5 or 6are later found to be enforceable in whole or in part. 6.2.10 Upon termination of the Grantee’s employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company as a reminder and ratification of the Grantee undertaking to comply with the Grantee obligations under this agreement. 6.2.11 The Grantee acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, reasonable and necessary under the circumstances and are reasonably required for the protection of the Company and any Group Company. Electronic Delivery and Acceptance The following provisions replace Section 25 of the Agreement in its entirety: 25) Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company. Language: 26) Language. The Grantee warrants and represents that the Grantee is fluent in English and fully and unmistakably understands the terms and conditions of this Agreement and has been given the opportunity to seek assistance in translation. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control. Imposition of Other Requirements: 27) Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Data Privacy:

28) Data Privacy. a) The Company, in its capacity as Controller, grants Awards under the Plan to employees of the Company and its subsidiaries in its sole discretion. In conjunction with the Company’s grant of the Award under the Plan and its ongoing administration of such awards, the Company collects, uses and otherwise processes (“Process (es)(ing)”) the Grantee’s personal data (“Personal Data”), including the Grantee’s name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Awards or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Grantee’s favor, which the Company receives from the Grantee or the Employer. b) Data Collection, Processing and Usage. In granting the Award under the Plan, the Company will Process the Grantee’s Personal Data for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis, where required, for the Processing of the Grantee’s Personal Data is the necessity for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the European Union, European Economic Area, and the United Kingdom (“EEA+”), and/or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+. c) Stock Plan Administration Service Provider. The Company transfers the Grantee’s Personal Data to Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, independent service providers based in the United States, which assist the Company with the implementation, administration and management of the Plan (the “Service Provider”). In the future, the Company may select a different Service Provider and share the Grantee’s Personal Data with another company that serves in a similar manner. The Service Provider will open an account for the Grantee to receive and trade shares of Common Stock acquired under the Plan. The Grantee will be asked to agree on separate terms and data processing practices with the Service Provider, which is a condition to the Grantee’s ability to participate in the Plan. d) International Data Transfers. The Company and the Service Provider are based in the United States. The Grantee should note that the Grantee’s country of residence may have enacted data privacy laws that are different from the United States. In order to protect the Grantee’s privacy, where Personal Data are transferred by or on behalf of the Company to other countries or organizations that have not been recognized as providing regulatory protection similar to the Grantee’s country, the Company contractually obliges its international entities, affiliates and service providers to comply with the applicable data protection laws and principles through standard clauses that have been approved or recognized by the relevant regulators. The Company also relies on the Grantee’s consent per this Agreement as the legal basis for the transfer of the Grantee’s Personal Data to the United States is the Grantee’s consent. e) Voluntariness and Consequences of Failure to Perform Under the Agreement, Consent Denial or Consent Withdrawal. The Grantee’s participation in the Plan and his or her performance under this Agreement, including agreeing to the Processing of the necessary Personal Data is purely voluntary. The Grantee may end his or her participation in the Plan, terminate this Agreement or deny or withdraw his or her consent to the transfer of his or her Personal Data at any time. If the Grantee does not consent, or if the Grantee later withdraws his or her consent, the Grantee may be unable to participate in the Plan. This will not affect the Grantee’s existing employment or salary; instead, the Grantee merely may forfeit the opportunities associated with the Plan. f) Data Subjects Rights. The Grantee may have a number of rights under the data privacy laws in the Grantee’s country of residence. For example, the Grantee’s rights may include the right to (i) request access or copies of Personal Data the Company Processes, (ii) request rectification of incorrect Personal Data, (iii) request deletion of Personal Data, (iv) place restrictions on Processing, (v) lodge complaints with competent privacy or data protection authorities in the Grantee’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Grantee’s Personal Data. To receive clarification regarding the Grantee’s rights or to exercise his or her rights, the Grantee should refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/ and contact his or her local human resources department. g) Personal Data Retention. The Company and its Service Provider will retain the Grantee’s Personal Data no longer than necessary for the purpose for which it was processed for the duration of this Agreement, unless a longer period is required to comply with applicable laws. Retention periods may vary depending on i) purpose for which the Personal Data was collected and used, which may differ depending on the nature of the Personal Data and the activities involved, ii) the length of the Grantee’s participation in the Plan, or iii) whether there are legal obligations to which either the Company or the Grantee are subject. (h) For more information on how the Company processes the Grantee’s Personal Data, please refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal- notices/. Additional Acknowledgements and Authorizations: 29) Additional Acknowledgements and Authorizations By accepting the Award, the Grantee consents to participation in the Plan and acknowledges that the Grantee has received a copy of the Plan. The Grantee understands that the Company has unilaterally, gratuitously, and in its sole discretion decided to grant the Award under the Plan to employees of the Company and its subsidiaries. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any subsidiary, other than to the extent set forth in this Agreement. Consequently, the Grantee understands that the Award is granted on the assumption and condition that the Award and any shares acquired at vesting of the Award are not part of any employment or service contract (either with the Company or any subsidiary), and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever. In addition, the Grantee understands that this grant would not be made but for the assumptions and conditions referred to above; thus, the Grantee acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to the Award shall be null and void. Further, the Grantee understands that he or she will not be entitled to continue vesting in any Award upon cessation of the Grantee’s employment or service, except as otherwise provided in this Agreement. This will be the case, for example, even in the event of a termination of the

United Kingdom Grantee’s employment by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjusted or recognized to be without cause (“improcedente”), individual or collective dismissal or objective grounds, whether adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985. The Grantee acknowledges that the Grantee has read and specifically accepts the vesting and termination conditions in the Agreement. The Grantee further acknowledges that: a) the future value of the shares of Common Stock underlying the Award is unknown, indeterminable and cannot be predicted with certainty; b) neither the Company, the Employer, nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award, any payment made pursuant to the Award, or the subsequent sale of any shares of Common Stock acquired under the Plan; and c) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan or the acquisition or sale of the shares of Common Stock. The Grantee should consult with his or her personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan. The Grantee is employed either by WEX Europe Limited, a wholly-owned subsidiary of the Company, WEX Europe UK Limited, a wholly-owned subsidiary of the Company or WEX Europe Services Limited, a wholly-owned subsidiary of the Company (each a “Group Company” and collectively, with all other subsidiaries of the Company, the “Group Companies”); (each, respectively, the “Employer”). "Eligible employees" for the purposes of Restricted Stock Unit Awards made to participants resident in the United Kingdom shall include employees and executive directors only of the Employer. Confidential and Proprietary Information: The following provisions replace Section 5 of the Agreement in its entirety: 5. Confidential Information. 5.1. The Grantee acknowledges that in connection with the Grantee’s employment with the Employer, the Grantee has and will continue to have access to, obtain, and become aware of the Employer’s trade secrets and/or Confidential Information (as defined below) of a nature not generally disclosed to the public, such that Grantee will be placed in a position whereby the Grantee may cause commercial and irreparable damage to the legitimate business interests of the Employer and/or any Group Company by using or disclosing Employer’s trade secrets and/or such Confidential Information. 5.2. In order to protect the legitimate business interests of the Employer and/or any Group Company, the Grantee agrees that during employment and after the Termination Date (without limitation in time), and without prejudice to the Grantee’s common law duties, the Grantee shall keep confidential and not directly or indirectly: 5.2.1. make any disclosure to any other person, company or organisation whatsoever; and/or 5.2.2. for the Grantee’s own benefit or for the benefit of any other person, company or organisation whatsoever, make use of any trade secrets or Confidential Information that has or will come to the Grantee’s knowledge during the Grantee’s employment, or that has been or will be given to the Grantee in confidence by the Employer and/or any Group Company, or which the Grantee as a person of honesty and reasonable intelligence should reasonably treat as confidential, whether or not the same is specifically marked as confidential and whether provided orally, in writing or on electronic media, or memorised by the Grantee, except in the proper course of the Grantee’s duties to the Employer and/or any Group Company, as required by law or as authorised by the Board of Directors. 5.3.The term “Confidential Information” includes but is not limited to: 5.3.1. financial information relating to the Employer and any Group Company including (but not limited to) management accounts, sales forecasts, dividend forecasts, profit and loss accounts and balance sheets, draft accounts, results, order schedules, profit margins, pricing strategies, and other information regarding the performance or future performance of the Employer or any Group Company; 5.3.2. client or customer lists and contact lists, details of the terms of business with, the fees and commissions charged to or by and the requirements of customers or clients, prospective customers or clients of, buyers from and suppliers to the Employer or any Group Company, price lists, discount structures, pricing statistics, market research reports, renewal dates and any customer or prospective customer complaints; 5.3.3. any information relating to expansion plans, maturing business opportunities, business strategy, marketing plans, and presentations, tenders, projects, joint ventures or acquisitions and developments contemplated, offered, or undertaken by the Employer or any Group Company; 5.3.4. details of the employees, officers, and workers of and consultants to the Employer or any Group Company, their job skills and capabilities and the remuneration and other benefits paid to them; 5.3.5. copies or details of, and information relating to, know-how, research activities, inventions, creative briefs, ideas, computer programs (whether in source code or object code), secret processes, designs and formulae, or other intellectual property undertaken, commissioned, or produced by or on behalf of the Employer or any Group Company;

5.3.6. confidential reports or research commissioned by or provided to the Employer or any Group Company and any trade secrets and confidential transactions of the Employer or any Group Company; 5.3.7. details of any marketing, development, pre-selling or other exploitation of any intellectual property, or other rights of the Employer or any Group Company, any proposed options or agreements to purchase, license, or otherwise exploit any intellectual property of the Employer or any Group Company, any intellectual property which is under consideration for development by the Employer or any Group Company, any advertising, marketing, or promotional campaign which the Employer or any Group Company is to conduct; 5.3.8. any information which the Grantee ought reasonably to know is confidential and any information which has been given to the Employer or any Group Company in confidence by any third party; and 5.3.9. any compilation of information which in its individual parts may not be Confidential Information but which derives its commercial value and its confidential nature from its aggregation. 5.4. No trade secrets and/or Confidential Information may be reproduced (except in the proper exercise of the Grantee’s duties to the Employer or any Group Company), memorised, or given to the press or any publication whatsoever or in the form of a paper to a professional body without the prior written consent of the Employer. 5.5. The Grantee shall on the date upon which the Grantee’s employment with the Employer terminates for whatever reason and howsoever arising, whether lawfully or unlawfully, return to the Employer any records in any form of trade secrets and/or Confidential Information acquired or received by the Grantee during the course of the Grantee’s employment and shall not retain any copy or summary of the same. 5.6. The restrictions in Sub-Sections 5.2 and 5.4 will not apply to any information which the Grantee can demonstrate: (i) was known to the Grantee prior to the commencement of the Grantee’s employment by the Employer; or (ii) is in the public domain, other than by way of unauthorised disclosure (whether by the Grantee or any other person). 5.7. This Agreement shall not prevent the Grantee from: 5.7.1. reporting misconduct, or a serious breach of applicable regulatory requirements to a law enforcement agency or anybody responsible for supervising or regulating the matters in question; or 5.7.2. disclosing any information which the Grantee is entitled to disclose under the Public Interest Disclosure Act 1998 provided that such disclosure is in accordance with that Act and in accordance with the Employer’s Whistleblowing Policy; or 5.7.3. disclosing Confidential Information or other information where it is required to be disclosed by judicial, administrative, governmental or regulatory process in connection with any action, suit, proceeding or claim or otherwise by applicable law; or 5.7.4. making a disclosure to regulated health and legal professionals who owe the

Grantee a duty of confidentiality; or 5.7.5. co-operating with a criminal investigation or prosecution. Non-Solicitation and Non-Competition: The following provisions replace Section 6 of the Agreement in its entirety: 6A. Definitions. The following definitions apply to the Sub-Section in 5B below: 6A.1. “Critical Employee” means any person at a manager level or above: 6A.1.1. who is employed or engaged by or seconded or assigned to the Employer or any Group Company during the Restricted Period; and 6A.1.2. for whom, during the Relevant Period: 6A.1.2.1. the Grantee has had direct or indirect managerial responsibility; or 6A.1.2.2. with whom the Grantee had material contact or dealings; and 6A.1.3 who, during the Relevant Period: 6A.1.3.1. had material contact with Customers or Prospective Customers in performing the Grantee’s duties of employment with the Employer or any Group Company; and/or 6A.1.3.2. is in possession of trade secrets or Confidential Information about Customers or Prospective Customers. 6A.2. “Customer” means any person, firm, company, business entity or other organization whatsoever to which the Employer or any Group Company distributed, sold or supplied Restricted Goods or Restricted Services during the Relevant Period and with which, during that period: 6A.2.1. the Grantee, or 6A.2.2. any employee under the Grantee’s direct or indirect supervision, had material dealings in the course of employment with the Employer or any Group Company, or about whom the Grantee was in possession of trade secrets or Confidential Information, but always excluding therefrom any subsidiary, division, branch or office of such person, firm, company or other organisation whatsoever with which the Grantee and/or any such employee had no dealings during that period. 6A.3. “Permitted Investment” means holding an investment by way of shares or other securities of not more than five percent (5%) of the total issued share capital of any company, whether or not it is listed or dealt in on a recognised stock exchange. 6A.4. “Potential Adverse Party” means (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (v) any person acting on behalf of any of the foregoing. 6A.5. “Prospective Customer” means any person, firm, company or other organisation whatsoever with which the Employer or any Group Company had discussions during the Relevant Period regarding the possible distribution, sale or supply of Restricted Goods or Restricted Services and with which, during such period: 6A.5.1. the Grantee, or 6A.5.2. any employee who was under the Grantee’s direct or indirect supervision, had material dealings in the course of employment by the Employer or any Group Company, or about which the Grantee was in possession of trade secrets or Confidential Information, but always excluding therefrom any subsidiary, division, branch or office of that person, firm, company or other organisation with which the Grantee and/or any such employee had no dealings during that period. 6A.6. “Relevant Period” means the period of twelve (12) months immediately preceding the start of the Restricted Period. 6A.7. “Restricted Area” means (i) the United Kingdom; (ii) any country within the European Union or EEA; and (iii) any other country in the world where the Employer or any Group Company is providing or supplying, or is planning to provide or supply, any Restricted Goods or Restricted Services and in or for which, during the Relevant Period: 6A.7.1. the Grantee, or 6A.7.2. any employee under the Grantee’s direct supervision, performed material duties for the Employer or relevant Group Company. 6A.8. “Restricted Goods or Restricted Services” means any products and services: 6A.8.1. (a) provided by the Employer or any Group Company as at the Termination Date or which the Employer or any Group Company has planned to start providing within six (6) months of the Termination Date including, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information; and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards; and/or (b) any products or services of the same type or materially similar to such products or services; and

6A.8.2. with which the Grantee’s duties were materially concerned or for which the Grantee, or any employee who was under the Grantee’s direct or indirect supervision, was responsible during the Relevant Period. 6A.9. “Restricted Period” means the period commencing on the earlier of (i) the Termination Date; (ii) the date when the Grantee commences Garden Leave; or (iii) such date on which the Grantee ceases providing services to the Employer, and continuing for twelve (12) months in respect of the Non-Solicitation of Customers, Prospective Customers and Critical Employees in Sub-Sections 6B.1.1 and 6B.1.2, six (6) months in respect of the Non-Competition restriction in Sub-Section 6B.1.3, and twelve (12) months in respect of the Potential Adverse Party and Non- Disparagement in Sub-Section 6.C. 6A.10. “Termination Date” means the date upon which the Grantee’s employment with the Employer terminates for whatever reason and howsoever arising, whether lawfully or unlawfully. 6B. Non-Solicitation and Non-Competition. 6B.1. The Grantee agrees that, in order to protect the trade secrets and/or Confidential Information, business and/or customer connections and workforce stability of the Employer and any Group Company, during the Grantee’s employment with the Employer, and during the Restricted Period, the Grantee shall not without the Employer’s written consent, whether on the Grantee’s own behalf or in conjunction with any person, firm, company, business entity or other organisation whatsoever, (and whether as an employee, employer, consultant, agent, principal, partner corporate officer, board member, director, or in any other individual or representative capacity whatsoever), directly or indirectly, in competition with the Employer and/or any Group Company within the Restricted Area: 6B.1.1. contact, call on, provide advice to, solicit, take away, or divert, and/or influence or attempt to influence any Customer or Prospective Customer in respect of Restricted Goods or Restricted Services; 6B.1.2. solicit or induce any Critical Employee to leave the employ of the Employer or any Group Company; or within the Restricted Area hire or employ, or assist in the hire or employment of any Critical Employee in the business of researching into, developing or otherwise dealing with Restricted Goods or Restricted Services; 6B.1.3. (i) be employed by; or (ii) be engaged in; or (iii) be materially interested in; or (iv) render services to, any business which provides or supplies Restricted Goods or Restricted Services within the Restricted Area, if: (a) the business

 is in competition with the Employer and/or any Group Company with respect to Restricted Goods or Restricted Services; or  is intending to compete with the Employer and/or any Group Company with respect to Restricted Goods or Restricted Services within the Restricted Period; or (b) it is likely to result in the intentional or unintentional disclosure or use of (i) trade secrets, or (ii) Confidential Information by the Grantee in order for the Grantee to properly discharge the Grantee’s duties or to further the Grantee’s interest in that business. 6C. Potential Adverse Party and Non-Disparagement 6C.1 Subject to Sub-Section 5.7 above, and except in the proper course of the Grantee’s duties to the Employer in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Employer or the Company, the Grantee shall not during the Grantee’s employment with Employer and during the Restricted Period, directly or through others: 6C.1.1 provide to a Potential Adverse Party any information derived from the Grantee’s experience with the Employer or any Group Company; 6C.1.2 make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Employer or any Group Company and/or any current or former officer, director or employee of the Employer; 6C.1.3 join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; or 6C.1.4 aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in: (i) asserting, prosecuting or defending any claim, action or proceeding against the Employer or the Company; (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company; or (iii) proposing to acquire the Employer, or the Company or any of its assets or subsidiaries. 6C.1.5 If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Employer, the Company or any Group Company with any such Potential Adverse Party without prior written approval from the CLO. 6D. For the purposes of this Section 6, acts done by the Grantee outside the Restricted Area shall nonetheless be deemed to be done within the Restricted Area where their primary purpose is to distribute, sell, supply or otherwise deal with Restricted

Goods or Restricted Services in the Restricted Area. The restrictions imposed in Sub-Sections 5B and 5C of this Agreement apply to the Grantee acting: (i) directly or indirectly; and (ii) on the Grantee’s own behalf or on behalf of, or in conjunction with, any firm, company or person. 6E. This Section 6 shall not prevent the Grantee from: 6E.1. holding a Permitted Investment; or 6E.2. being engaged in or rendering services to, any business concern during the Restricted Period, provided that the Grantee’s duties or work shall 6E.2.1. relate solely to services or activities of a kind with which the Grantee (or an employee under the Grantee’s direct supervision) was not concerned to a material extent during the Relevant Period; and 6E.2.2. there is no risk of conscious or subconscious direct or indirect transmission of Confidential Information or trade secrets. 6F. The Employer has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Employer, (c) solicitation or hire of employees of the Employer, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Sections 5 or 6of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect first to the enforceable restrictions in this Agreement. 6G. The Grantee hereby agrees that the Grantee will at the request and cost of the Employer enter into a direct agreement or undertaking with any Group Company whereby the Grantee will accept restrictions and provisions corresponding to the restrictions and provisions in Sections 5 and 6 (or such of them as may be appropriate in the circumstances) in relation to such activities and such area and for such a period as such Group Company may reasonably require for the protection of its legitimate business interests. 6H. If the Grantee’s employment transfers by operation of law to a third party (the “Transferee”), Sections 5 and 6 shall with effect from that transfer of employment apply to the Grantee as if references to the Employer included the Transferee and references to any Group Company were construed accordingly, and as if the references to defined terms in respect of the Employer and any Group Company including but not limited to "Customer", "Prospective Customer" and "Critical Employee", applied to the customers, prospective customers and critical employees of the Transferee and their respective Group Companies. The Grantee agrees to execute any such documents as may be required to effectuate said benefit. 6I. Each of the restrictions contained in this Section 6, each definition set out in Sub-Section 5A, each limb of such definition and each operative word within each Sub-Section or definition is intended to be an entirely separate, severable and independent restriction, notwithstanding that they are combined together for the sake of brevity, and the Grantee agrees not to advance any argument to the contrary. In the event that any of the restrictions shall be held to be void or ineffective but would be valid and effective if some part of the wording thereof were deleted such restriction shall apply with such modification as may be necessary to make it valid and effective. If such a deletion applies to a definition, such deletion shall not apply to any other restriction, so that each definition is deemed to be repeated each time it is used. 6J. The Grantee warrants that s/he will provide a copy of this Agreement to any employer or other person to whom or with whom the Grantee is intending to provide services or enter into employment within the Restricted Period, and that the Grantee will do so before entering into any contractually binding agreement to perform such services or enter into employment. 6K. Immediately after agreeing to provide services to or enter into employment with any third party during the Restricted Period, the Grantee will notify the Employer of the identity of that third party. 6L. Mindful of the obligations set forth in Sections 5 and 6, upon termination of the Grantee’s employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Employer. 6M. The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Employer and Group Company. No Rights to Continued Service: The following provisions supplement Section 9 of the Agreement: The grant of Awards under the Plan is made at the discretion of the Company and the Plan may be suspended or terminated by the Company at any time. The grant of an Award in one (1) year or at one time does not in any way entitle the Grantee to an Award in the future. The Plan is wholly discretionary and is not to be considered part of the Grantee's normal or expected compensation subject to severance, resignation, redundancy or similar compensation. The value of the Award is an extraordinary item of compensation which is outside the scope of the Grantee's employment contract. The rights and obligations of the Grantee under the terms of the Grantee’s office or employment with the Grantee’s employing entity, any past or present subsidiary, or associated or affiliate company of the Company shall not be affected by the Grantee’s participation in the Plan or the grant of this Award or any right which the Grantee may have to participate therein, and the Grantee hereby waives all and any rights to compensation or damages in consequence of the termination of the Grantee’s office or employment with any such company for any reasons whatsoever (whether lawful or unlawful and including, without prejudice to the generality of the foregoing, in circumstances giving rise to a claim for wrongful dismissal) insofar as those rights arise or may arise from the Grantee’s ceasing to have rights under the Plan or being entitled to this Award as a result of such termination, or from the loss or diminution in value of such rights or entitlements.

Governing Law The following provision replaces Section 10 of the Agreement in its entirety: 10) Governing Law. Save for taxation and the Sections which have been replaced or amended for the United Kingdom as set forth herein (Sections 5, 6, 10,11, 13, 26, 27, 28, 29) which shall be governed by the laws of England and Wales, this Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Delaware, without effect to the conflicts of laws principles thereof. Consent to Jurisdiction: The following provision replaces Section 11 of the Agreement in its entirety: 11) Consent to Jurisdiction. The Company and the Grantee, by the Grantee’s execution hereof, (a) hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State of Delaware for the purposes of any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof, save for any claim or action arising out of or based upon the “United Kingdom” section of Exhibit A of this Agreement, which each party irrevocably agrees to submit to the non-exclusive jurisdiction of the English courts (b) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that the Grantee is not subject personally to the jurisdiction of the above-named courts, that the Grantee’s property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agree not to commence any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above- named courts whether on the grounds of inconvenient forum or otherwise; provided, however, that the Company and the Grantee may seek to enforce a judgment issued by the above-named courts in any proper jurisdiction. The Company and the Grantee hereby consent to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at the Grantee’s address specified pursuant to Section 15 is reasonably calculated to give actual notice. Tax Obligations: The following provisions replace Section 8 of the Agreement in its entirety: 8) Tax Obligations. As a condition to the granting of the Award and the vesting thereof, the Grantee acknowledges and agrees that the Grantee is responsible for the payment of UK income tax and employee's primary Class 1 national insurance contribution liabilities (and any other taxes required to be withheld) payable in connection with the vesting of an Award. Accordingly, the Grantee agrees to remit to the Company or any applicable subsidiary an amount sufficient to pay such taxes. Such payment shall be made to the Company or the applicable subsidiary of the Company in a form that is reasonably acceptable to the Company, as the Company may determine in its sole discretion. Notwithstanding the foregoing, the Company may retain and withhold from delivery at the time of vesting that number of shares of Common

Stock having a fair market value equal to the taxes owed by the Grantee, which retained shares shall fund the payment of such taxes by the Company on behalf of the Grantee. Further to the above, the Grantee agrees to indemnify and keep indemnified the Company and the Employer in respect of any income tax liability which falls to be paid to UK HM Revenue & Customs ("HMRC") by the Company or the Employer under the Income Tax (Earnings & Pensions) Act 2003 ("ITEPA") and the PAYE regulations referred to in it, and any employees' primary Class 1 national insurance contributions which fall to be paid to HMRC by the Company or the Employer under the PAYE system as it applies for national insurance purposes under the Social Security Contributions and Benefits Act 1992 and the regulations referred to in it arising in connection with the grant, vesting or cancellation of the Award or the acquisition or other dealing in the shares of Common Stock acquired. If so required by the Company, and if the shares subject to the Award are considered to be "restricted securities" for the purposes of Part 7, Chapter 2 ITEPA (such determination to be made by the Company in its absolute discretion), settlement of the Award will be conditional on the Grantee executing a joint election pursuant to section 431 ITEPA together with the Employer in order to elect that the market value of the shares subject to the Award be calculated as if such shares were not "restricted securities". Electronic Delivery and Acceptance: The following provision replaces Section 25 of the Agreement in its entirety: 25) Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company. Data Privacy: 26) Data Privacy a) The Company, in its capacity as Controller, grants Awards under the Plan to employees of the Company and its subsidiaries in its sole discretion. In conjunction with the Company’s grant of the Award under the Plan and its ongoing administration of such awards, the Company collects, uses and otherwise processes (“Process (es)(ing)”) the Grantee’s personal data (“Personal Data”), including the Grantee’s name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Awards or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Grantee’s favor, which the Company receives from the Grantee or the Employer.

b) Data Collection, Processing and Usage. In granting the Award under the Plan, the Company will Process the Grantee’s Personal Data for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis, where required, for the Processing of the Grantee’s Personal Data is the necessity for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the European Union, European Economic Area, and the United Kingdom (“EEA+”), and/or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+. c) Stock Plan Administration Service Provider. The Company transfers the Grantee’s Personal Data to Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, independent service providers based in the United States, which assist the Company with the implementation, administration and management of the Plan (the “Service Provider”). In the future, the Company may select a different Service Provider and share the Grantee’s Personal Data with another company that serves in a similar manner. The Service Provider will open an account for the Grantee to receive and trade shares of Common Stock acquired under the Plan. The Grantee will be asked to agree on separate terms and data processing practices with the Service Provider, which is a condition to the Grantee’s ability to participate in the Plan. d) International Data Transfers. The Company and the Service Provider are based in the United States. The Grantee should note that the Grantee’s country of residence may have enacted data privacy laws that are different from the United States. In order to protect the Grantee’s privacy, where Personal Data are transferred by or on behalf of the Company to other countries or organizations that have not been recognized as providing regulatory protection similar to the Grantee’s country, the Company contractually obliges its international entities, affiliates and service providers to comply with the applicable data protection laws and principles through standard clauses that have been approved or recognized by the relevant regulators. The Company also relies on the Grantee’s consent per this Agreement as the legal basis for the transfer of the Grantee’s Personal Data to the United States is the Grantee’s consent. e) Voluntariness and Consequences of Failure to Perform Under the Agreement, Consent Denial or Consent Withdrawal. The Grantee’s participation in the Plan and his or her performance under this Agreement, including agreeing to the Processing of the necessary Personal Data is purely voluntary. The Grantee may end his or her participation in the Plan, terminate this Agreement or deny or withdraw his or her consent to the transfer of his or her Personal Data at any time. If the Grantee does not consent, or if the Grantee later withdraws his or her consent, the Grantee may be unable to participate in the Plan. This will not affect the Grantee’s existing employment or salary; instead, the Grantee merely may forfeit the opportunities associated with the Plan.

f) Data Subjects Rights. The Grantee may have a number of rights under the data privacy laws in the Grantee’s country of residence. For example, the Grantee’s rights may include the right to (i) request access or copies of Personal Data the Company Processes, (ii) request rectification of incorrect Personal Data, (iii) request deletion of Personal Data, (iv) place restrictions on Processing, (v) lodge complaints with competent privacy or data protection authorities in the Grantee’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Grantee’s Personal Data. To receive clarification regarding the Grantee’s rights or to exercise his or her rights, the Grantee should refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/ and contact their local human resources department. g) Personal Data Retention. The Company and its Service Provider will retain the Grantee’s Personal Data no longer than necessary for the purpose for which it was processed for the duration of this Agreement, unless a longer period is required to comply with applicable laws. Retention periods may vary depending on i) purpose for which the Personal Data was collected and used, which may differ depending on the nature of the Personal Data and the activities involved, ii) the length of the Grantee’s participation in the Plan, or iii) whether there are legal obligations to which either the Company or the Grantee are subject. h) For more information on how the Company processes the Grantee’s Personal Data, please refer to the relevant privacy policy available at https://www.wexinc.com/workday/legal-notices/. Imposition of Other Requirements: 27) Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Electronic Delivery and Acceptance: 28) Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company. Additional Acknowledgements and Authorizations: 29) Additional Acknowledgements and Authorizations. By accepting the Award, the Grantee acknowledges, understands and agrees that: (a) the future value of the shares of Common Stock underlying the Award is unknown, indeterminable and cannot be predicted with certainty; (b) neither the Company, the Employer, nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States

Dollar that may affect the value of the Award, any payment made pursuant to the Award, or the subsequent sale of any shares of Common Stock acquired under the Plan; and (c) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan or the acquisition or sale of the shares of Common Stock. The Grantee should consult with his or her personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan. Rights of Third Parties: 30) Rights of Third Parties. With the exception of Group Companies and assignees of the Company who may enforce the rights and benefits of this Agreement pursuant to Section 1 of the Contracts (Rights of Third Parties) Act 1999: a) a person who is not a party to this Agreement will not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement; and b) the parties to this Agreement may vary or terminate this Agreement by agreement between them without requiring the consent of any Group Company or assignees of the Company and without needing to comply with Section 2(1) of the Contracts (Rights of Third Parties) Act 1999. United States – North Dakota, Nebraska, Oklahoma, Oregon Non-Solicitation: The following provisions replace Section 6 of the Agreement in its entirety: 6) Non-Solicitation. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information provided to the Grantee, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that: (a) During Grantee’s Service and continuing thereafter until (i) twelve (12) months following the termination of Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company whose entity- or other customer-specific information the Grantee discovered or gained access to as a result of the Grantee’s access to Company Confidential and Proprietary Information; (b) During the Grantee’s Service and continuing thereafter until (i) twelve (12) months following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, utilize the Company Group’s Confidential and Proprietary Information to solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company; (c) During the Grantee’s Service and continuing thereafter until (i) twelve (12) months following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, solicit or induce, either directly or indirectly, any employee of the Company to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or take any action to assist any subsequent employer or any other person, entity or organization, either directly or indirectly, in soliciting or inducing any Company employee to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any individual employed by the Company within sixty (60) days preceding that individual’s hire by the Grantee or the Grantee’s subsequent employer; (d) During the term of the Grantee’s Service, the Grantee promises and agrees that the Grantee will not, in any way, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity, engage or attempt to engage in any competitive activity relating to the subject matter of the Grantee’s Service or relating to the Company Group’s business; and/or (e) Subject to Sub-Section 5(b), and except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a

“Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO. The restrictions in this Section shall not be deemed to prohibit the Grantee from owning not more than one percent (1%) of the total shares of all classes of stock of any publicly held company. The Grantee acknowledges that the Company Group’s businesses are conducted internationally and agrees that the provisions in this Section shall operate in any country in which the Company conducts business while the Grantee is/was employed by the Company. The Company has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company, (c) solicitation or hire of Company employees, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Sections 5 or 6 of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to the provision that provides the greatest protection to the Company that is enforceable under applicable law. The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Company. The Grantee also acknowledges that in the event the Grantee breaches any part of Sections 5 or 6 of this Agreement, the damages to the Company would be irreparable. Therefore, in addition to monetary damages and/or reasonable attorney fees, the Company shall have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the restrictive covenants contained in this Agreement. Further, the Grantee consents to the issuance of a temporary restraining order or preliminary injunction to maintain the status quo pending the outcome of any proceeding. The Grantee further understands and agrees that if the Grantee breaches any covenant set forth in Section 6, the duration of any covenant so breached shall, to the fullest extent permitted by law, automatically be tolled from the date of the first breach until the date judicial relief providing effective remedy for such breach or breaches is obtained by the Company, or until the Company states in writing that it will seek no judicial relief for such breach. If any one or more provisions of Sections 5 or 6 shall for any reason be held to be excessively broad as to time, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the greatest extent compatible with applicable law as it shall then appear, and the parties expressly agree that any of the provisions of Sections 5 or 6 may be reformed, modified, revised, edited or blue-penciled to make such provision enforceable, to the fullest extent permitted by law, and the parties consent to the enforcement of such provision as so reformed, modified, revised, edited or blue-penciled. The Grantee agrees, during (i) the twelve (12) month period following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, the twelve (12) month period following the final Vesting Date, to disclose to the Company, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity. While the Grantee is employed with the Company and continuing thereafter until (i) twelve (12) months following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Sections 5 and 6 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Sections 5 or 6 of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Sections 5 or 6 are later found to be enforceable in whole or in part. Mindful of the obligations set forth in Sections 5 and 6, upon termination of the Grantee’s employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company. United States – Colorado Only Non-Solicitation: The following provisions replace Section 6 of the Agreement in its entirety: 6. Non-Solicitation. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information and trade secrets provided to the Grantee, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that: (a) During the Grantee’s Service, the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company whose entity- or other customer-specific trade secret information the Grantee discovered or gained access to as a result of the Grantee’s access to Company trade secrets; (b) During the Grantee’s Service, the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, utilize the Company Group’s trade secrets to solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company; (c) During the Grantee’s Service and continuing thereafter until (i) twelve (12) months following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, solicit or induce, either directly or indirectly, any employee of the Company to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or take any action to assist any subsequent employer or any other person, entity or organization, either directly or indirectly, in soliciting or inducing any Company employee to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any individual employed by the Company within sixty (60) days preceding that individual’s hire by the Grantee or the Grantee’s subsequent employer; (d) During the term of the Grantee’s Service, the Grantee promises and agrees that the Grantee will not, in any way, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity, engage or attempt to engage in any competitive activity relating to the subject matter of the Grantee’s Service or relating to the Company’s business; and/or (e) Subject to Sub-Section 5(b), and except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO. If Grantee earns from the Company an amount of annualized cash compensation equivalent to or greater than sixty-percent of the threshold amount for highly compensated workers, as adjusted annually by the Colorado Division of Labor Standards and Statistics in the Department of Labor and Employment (for 2024, $74,250), then Sub-Sections 6(a) and 6(b) shall apply both during the term of Grantee’s Service and for a period of one year thereafter. Grantee stipulates that the customer non-solicitation covenants in Sub-Sections 6(a) and 6(b) are reasonable and necessary for the protection of trade secrets within the meaning of the Colorado Noncompete Act. The restrictions in this Section shall not be deemed to prohibit the Grantee from owning not more than one percent (1%) of the total shares of all classes of stock of any publicly held company. The Grantee acknowledges that the Company Group’s and its subsidiaries’ businesses are conducted internationally and agrees that the provisions in this Section shall operate in any country in which the Company conducts business while the Grantee is/was employed by the Company. The Company has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company, (c) solicitation or hire of Company employees, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Sections 5 or 6 of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to the provision that provides the greatest protection to the Company that is enforceable under applicable law. The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Company. The Grantee also acknowledges that in the event the Grantee breaches any part of Sections 5 or 6 of this Agreement, the damages to the Company would be irreparable. Therefore, in addition to monetary damages and/or reasonable attorney fees, the Company shall have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the restrictive covenants contained in this Agreement. Further, the Grantee consents to the issuance of a temporary restraining order or preliminary injunction to maintain the status quo pending the outcome of any proceeding. The Grantee further understands and agrees that if the Grantee breaches any covenant set forth in Section 6, the duration of any covenant so breached shall, to the fullest extent permitted by law, automatically be tolled from the date of the first breach until the date judicial relief providing effective remedy for such breach or breaches is obtained by the Company, or until the Company states in writing that it will seek no judicial relief for such breach. If any one or more provisions of Sections 5 or 6 shall for any reason be held to be excessively broad as to time, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the greatest extent compatible with applicable law as it shall then appear, and the parties expressly agree that any of the provisions of Sections 5 or 6 may be reformed, modified, revised, edited or blue-penciled to make such provision enforceable, to the fullest extent permitted by law, and the parties consent to the enforcement of such provision as so reformed, modified, revised, edited or blue-penciled. The Grantee agrees, during (i) the twelve (12) month period following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, the twelve (12) month period following the final Vesting Date, to disclose to the Company, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity. While the Grantee is employed with the Company and continuing thereafter until (i) twelve (12) months following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Sections 5 and 6 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Sections 5 or 6 of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Sections 5 or 6 are later found to be enforceable in whole or in part. Nothing in this Agreement prohibits disclosure of information that arises from Grantee’s general training, knowledge, skill, or experience, whether gained on the job or otherwise, information that is readily ascertainable to the public, or information that Grantee otherwise has a right to disclose as legally protected conduct. Nothing in this Agreement or in any Company policy limits or prevents Grantee from disclosing information about workplace health and safety practices or hazards, or limits or affects Grantee’s right to disclose or discuss sexual harassment or sexual assault disputes. Nothing in this Agreement limits the ability of an employee or prospective employee to disclose or discuss, either orally or in writing, any alleged discriminatory or unfair employment practices. Mindful of the obligations set forth in Sections 5 and 6, upon termination of the Grantee’s employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company. Grantee acknowledges that Grantee received notice of the covenants not to compete in this Agreement and their terms in a separate document before Grantee accepted the offer of employment, or, if Grantee was a current employee at the time Grantee entered into this Agreement, at least fourteen (14) days before the effective date of this Agreement. United States - California Only Non-Solicitation: The following provisions replace Section 6 of the Agreement in its entirety: 6) Non-Solicitation. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information provided to the Grantee, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that: (a) During the Grantee’s Service and continuing thereafter until (i) twelve (12) months following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company whose entity- or other customer-specific information the Grantee discovered or gained access to as a result of the Grantee’s access to Company Confidential and Proprietary Information;

(b) During the Grantee’s Service and continuing thereafter until (i) twelve (12) months following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, utilize the Company Group’s Confidential and Proprietary Information to solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company; (c) During the Grantee’s Service and continuing thereafter until (i) twelve (12) months following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, utilize the Company Group’s Confidential and Proprietary Information to solicit or induce, either directly or indirectly, any employee of the Company to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or utilize the Company Group’s Confidential and Proprietary Information to assist any subsequent employer or any other person, entity or organization, either directly or indirectly, in soliciting or inducing any Company employee to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or utilize the Company Group’s Confidential and Proprietary Information to hire or employ, or assist in the hiring or employment of, either directly or indirectly, any individual employed by the Company within sixty (60) days preceding that individual’s hire by the Grantee or the Grantee’s subsequent employer; (d) During the term of the Grantee’s Service, the Grantee promises and agrees that the Grantee will not, in any way, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity, engage or attempt to engage in any competitive activity relating to the subject matter of the Grantee’s Service or relating to the Company Group’s business; and/or (e) Subject to Sub-Section 5(b), and except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company

(including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO. The restrictions in this Section shall not be deemed to prohibit the Grantee from owning not more than one percent (1%) of the total shares of all classes of stock of any publicly held company. The Grantee acknowledges that the Company Group’s businesses are conducted internationally and agrees that the provisions in this Section shall operate in any country in which the Company conducts business while the Grantee is/was employed by the Company. The Company has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company, (c) solicitation or hire of Company employees, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Sections 5 or 6 of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to the provision that provides the greatest protection to the Company that is enforceable under applicable law. The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Company. The Grantee also acknowledges that in the event the Grantee breaches any part of Sections 5 or 6 of this Agreement, the damages to the Company would be irreparable. Therefore, in addition to monetary damages and/or reasonable attorney fees, the Company shall have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the restrictive covenants contained in this Agreement. Further, the Grantee consents to the issuance of a temporary restraining order or preliminary injunction to maintain the status quo pending the outcome of any proceeding. The Grantee further understands and agrees that if the Grantee breaches any covenant set forth in Section 6, the duration of any covenant so breached shall, to the fullest extent permitted by law, automatically be tolled from the date of the first breach until the date judicial relief providing effective remedy for such breach or breaches is obtained by the Company, or until the Company states in writing that it will seek no judicial relief for such breach. If any one or more provisions of Sections 5 or 6 shall for any reason be held to be excessively broad as to time, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the greatest extent compatible with applicable law as it shall then appear, and the parties expressly agree that any of the provisions of Sections 5 or 6 may be reformed, modified, revised, edited or blue-penciled to make such provision enforceable, to the fullest extent permitted by law, and the parties consent to the enforcement of such provision as so reformed, modified, revised, edited or blue-penciled. The Grantee agrees, during (i) the twelve (12) month period following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, the twelve (12) month period following the final Vesting Date, to disclose to the Company, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity. While the Grantee is employed with the Company and continuing thereafter until (i) twelve (12) months following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Sections 5 and 6 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Sections 5 or 6 of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Sections 5 or 6 are later found to be enforceable in whole or in part. Mindful of the obligations set forth in Sections 5 and 6, upon termination of the Grantee’s employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company. Governing Law:

The following provision replaces Section 10 of the Agreement in its entirety: 10) Governing Law. This Agreement, and all claims or causes of action or other matters that may be based upon, arise out of or relate to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict or choice of law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction; except that Sections 5 and 6 shall be governed by and construed in accordance with the internal laws of the State of California, without effect to the conflicts of laws principles thereof. Consent to Jurisdiction: The following provision replaces Section 11 of the Agreement in its entirety: 11) Consent to Jurisdiction. Nothing in this Agreement will require Grantee to adjudicate outside of California a claim arising in California or be applied so as to deprive Grantee of the substantive protection of California law with respect to a controversy arising in California. Waiver of Jury Trial: Section 12 is deleted in its entirety. Nothing in this Agreement shall be construed to prohibit Grantee from disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Grantee has reason to believe is unlawful. Nothing in this Agreement shall be construed as a waiver of Grantee’s right to testify in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged sexual harassment on the part of the Company, or on the part of the agents or employees of the Company, when Grantee has been required or requested to attend such a proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature United States – District of Columbia Only The following provisions replace Section 6 of the Agreement in its entirety: 6) Non-Solicitation. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information provided to the Grantee, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that: (a) During the Grantee’s Service and continuing thereafter until (i) twelve (12) months following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company whose entity- or other customer-specific information the Grantee discovered or gained access to as a result of the Grantee’s access to Company Confidential and Proprietary Information; (b) During the Grantee’s Service and continuing thereafter until (i) twelve (12) months following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, utilize the Company Group’s Confidential and Proprietary Information to solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company; (c) During the Grantee’s Service and continuing thereafter until (i) twelve (12) months following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, solicit or induce, either directly or indirectly, any employee of the Company to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or take any action to assist any subsequent employer or any other person, entity or organization, either directly or indirectly, in soliciting or inducing any Company employee to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any individual employed by the Company within sixty (60) days preceding that individual’s hire by the Grantee or the Grantee’s subsequent employer; and/or (d) Subject to Sub-Section 5(b), and except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the

Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO. The restrictions in this Section shall not be deemed to prohibit the Grantee from owning not more than one percent (1%) of the total shares of all classes of stock of any publicly held company. The Grantee acknowledges that the Company Group’s businesses are conducted internationally and agrees that the provisions in this Section shall operate in any country in which the Company conducts business while the Grantee is/was employed by the Company. Further, nothing in this Agreement or any Company policy restricts Grantee from having additional outside employment or contract work so long as the outside work does not result in disclosure or use of confidential Company information or proprietary Company information, violate Grantee’s duty of loyalty, or create a conflict of interest. The Company has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company, (c) solicitation or hire of Company employees, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Sections 5 or 6 of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to the provision that provides the greatest protection to the Company that is enforceable under applicable law. The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Company. The Grantee also acknowledges that in the event the Grantee breaches any part of Sections 5 or 6 of this Agreement, the damages to the Company would be irreparable. Therefore, in addition to monetary damages and/or reasonable attorney fees, the Company shall have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the restrictive covenants contained in this Agreement. Further, the Grantee consents to the issuance of a temporary restraining order or preliminary injunction to maintain the status quo pending the outcome of any proceeding. The Grantee further understands and agrees that if the Grantee breaches any covenant set forth in Section 6, the duration of any covenant so breached shall, to the fullest extent permitted by law, automatically be tolled from the date of the first breach until the date judicial relief providing effective remedy for such breach or breaches is obtained by the Company, or until the Company states in writing that it will seek no judicial relief for such breach. If any one or more provisions of Sections 5 or 6 shall for any reason be held to be excessively broad as to time, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the greatest extent compatible with applicable law as it shall then appear, and the parties expressly agree that any of the provisions of Sections 5 or 6 may be reformed, modified, revised, edited or blue-penciled to make such provision enforceable, to the fullest extent permitted by law, and the parties consent to the enforcement of such provision as so reformed, modified, revised, edited or blue-penciled. The Grantee agrees, during (i) the twelve (12) month period following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, the twelve (12) month period following the final Vesting Date, to disclose to the Company, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity. While the Grantee is employed with the Company and continuing thereafter until (i) twelve (12) months following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Sections 5 and 6 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Sections 5 or 6 of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Sections 5 or 6 are later found to be enforceable in whole or in part. Mindful of the obligations set forth in Sections 5 and 6, upon termination of the Grantee’s employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company. United States - Illinois Only The following provisions are added to the end of Section 6: The provisions of Sub-Section 6(e) shall only apply if the Grantee’s actual or expected annualized rate of earnings exceeds the amount required by 820 ILCS 90/10(a). The provisions of Sub-Sections 6(a), 6(b), 6(c) and 6(d) shall only apply if the Grantee’s actual or expected annualized rate of earnings exceeds the amount required by 820 ILCS 90/10(b). The Grantee acknowledges that the Grantee had at least fourteen (14) days to consider this Agreement before being required to sign it and if the Grantee signed it before the expiration of the fourteen (14) day period, the Grantee did so of the Grantee’s own volition and waived the remainder of the fourteen (14) day consideration period. The Company advises the Grantee to consult with an attorney before signing this Agreement, and the Grantee acknowledges that Grantee has been so advised. The Grantee further acknowledges that the promises and benefits provided by the Company to the Grantee constitute professional or financial benefits which are adequate consideration by themselves to support the covenants contained in Section 6. United States -Maine Only The following provisions are added to the end of Section 6: The Grantee acknowledges and agrees that (i) the Grantee was provided a copy of this Agreement three (3) or more days in advance of any requirement to sign it, (ii) the Grantee earns wages at or above four hundred percent (400%) of the federal poverty level, (iii) Sub-Section 6(e) will not take effect until after one (1) year of the start of the Grantee’s Service or a period of six (6) months from the date this Agreement is signed, whichever is later, and (iv) the restrictions of Sub-Section 6(e) are necessary to protect the Company Group’s trade secrets, confidential information, and goodwill, and that these business interests cannot be adequately protected through alternative restrictive covenants alone. United States - Massachusetts Only Non-Competition The following provisions replace Section 6 of the Agreement in its entirety: 6) Non-Competition and Non-Solicitation. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information provided to the Grantee, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that during the Grantee’s Service and continuing thereafter (1) with respect to Sub-Sections 5(a) through 5(d), (i) until twelve (12) months following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, until twelve (12) months following the final Vesting Date, (2) with respect to Sub-Section 6(e), until twelve (12) months following the termination of the Grantee’s Service for any reason and (3) with respect to Sub-Section 6(f), in perpetuity, the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise: (a) Contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company with whom the Grantee directly performed any services or had any direct business contact; (b) Contact, call on, provide advice to, solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company whose entity- or other customer-specific information the Grantee discovered or gained access to as a result of the Grantee’s access to Company Confidential and Proprietary Information; (c) Utilize the Company Group’s Confidential and Proprietary Information to solicit, take away business, divert business, and/or influence or attempt to influence, either directly or indirectly, any customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company; (d) Solicit or induce, either directly or indirectly, any employee of the Company to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or take any action to assist any subsequent employer or any other person, entity or organization, either directly or indirectly, in soliciting or inducing any Company employee to leave the employ of the Company or become employed with or otherwise engaged by any person, entity or organization other than the Company; or hire or employ, or assist in the hiring or employment of, either directly or indirectly, any individual employed by the Company within sixty (60) days preceding that individual’s hire by the Grantee or the Grantee’s subsequent employer; (e) Become employed by, render services to or directly or indirectly (whether for compensation or otherwise, and whether as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity), own or hold a proprietary interest in, manage, operate, or control, or join or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with, any Competing Enterprise. For purposes of this Sub-Section 6(e), a “Competing Enterprise” means any entity, organization or person engaged, or planning to become engaged, in substantially the same or similar business to that being conducted or actively and specifically planned to be conducted during the Grantee’s Service or within six (6) months after the Grantee’s termination of Service or its subsidiaries, owned or controlled. It includes, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of the Grantee’s knowledge contemplated to be sold by the Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards. The restrictions in this Section 6 shall be effective and binding only to the extent permissible under Rule 5.6 of the Maine Rules of Professional Conduct or any similar rule governing the practice of law that is applicable to the Grantee. The restrictions in this Section shall not be construed to prevent the Grantee from, following the termination of the Grantee’s Service, working for a business entity that does not compete with the Company or its subsidiaries simply because the entity is affiliated with a Competing Enterprise, so long as the entity is operationally separate and distinct from the Competing Enterprise and the Grantee’s job responsibilities at that entity are unrelated to the Competing Enterprise. The restrictions in this Section will not apply to employment by or the rendering of services to businesses that sell fuel or convenience items if those businesses are not directly competing with the Company or its subsidiaries, owned or controlled. The restrictions in this Section shall also not be deemed to prohibit the Grantee from owning not more than one percent (1%) of the total shares of all classes of stock of any publicly held company. The Grantee acknowledges that the Company Group’s businesses are conducted internationally and agrees that the provisions in this Section shall operate in any country in which the Company conducts business while the Grantee is/was employed by the Company. The Grantee acknowledges that the Company’s grant and provision of the Restricted Stock Units, to which the Grantee would not be entitled absent execution of this Agreement, constitute fair, reasonable, and mutually agreed upon consideration to support this Sub-Section 6(e). This Sub- Section 6(e), only, shall not apply if the Grantee is terminated without Cause or laid off. For purposes of this Sub-Section 6(e), only, the term “Cause” shall mean willful misconduct by the Grantee or willful failure by the Grantee to perform his or her responsibilities to the Company (including, without limitation, breach by the Grantee of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Grantee and the Company), as determined by the Company, which determination shall be conclusive. The Grantee’s employment shall be considered to have been terminated for Cause if the Company determines, within thirty (30) days after the Grantee’s termination, that termination for Cause was warranted; and/or (f) Subject to Sub-Section 5(b), and except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO. The Company has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the Company, (c) solicitation or hire of Company employees, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Sections 5 or 6 of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to the provision that provides the greatest protection to the Company that is enforceable under applicable law. The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Company. The Grantee also acknowledges that in the event the Grantee breaches any part of Sections 5 or 6 of this Agreement, the damages to the Company would be irreparable. Therefore, in addition to monetary damages and/or reasonable attorney fees, the Company shall have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the restrictive covenants contained in this Agreement. Further, the Grantee consents to the issuance of a temporary restraining order or preliminary injunction to maintain the status quo pending the outcome of any proceeding. The Grantee further understands and agrees that if the Grantee breaches any covenant set forth in Section 6, the duration of any covenant so breached shall, to the fullest extent permitted by law, automatically be tolled from the date of the first breach until the date judicial relief providing effective remedy for such breach or breaches is obtained by the Company, or until the Company states in writing that it will seek no judicial relief for such breach; except that the duration of the covenants contained in Sub-Section 6(e), only, shall extend to twenty-four (24) months if the Grantee breached his or her fiduciary duty to the Company and/or if the Grantee has unlawfully taken, physically or electronically, property belonging to the Company. If any one or more provisions of Sections 5 or 6 shall for any reason be held to be excessively broad as to time, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the greatest extent compatible with applicable law as it shall then appear, and the parties expressly agree that any of the provisions of Sections 5 or 6 may be reformed, modified, revised, edited or blue-penciled to make such provision enforceable, to the fullest extent permitted by law, and the parties consent to the enforcement of such provision as so reformed, modified, revised, edited or blue-penciled. The Grantee agrees, during (i) the twelve (12) month period following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, the twelve (12) month period following the final Vesting Date, to disclose to the Company, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity. While the Grantee is employed with the Company and continuing thereafter until (i) twelve (12) months following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Sections 5 and 6 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Sections 5 or 6 of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Sections 5 or 6 are later found to be enforceable in whole or in part. Mindful of the obligations set forth in Sections 5 and 6, upon termination of the Grantee’s employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company. The Grantee is hereby informed that the Grantee has the right to consult with counsel prior to signing this Agreement. Governing Law: The following provision replaces Section 10 of the Agreement in its entirety: 10) Governing Law. This Agreement, and all claims or causes of action or other matters that may be based upon, arise out of or relate to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict or choice of law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction; except that Sub- Section 6(e) only shall be governed by the internal laws of the Commonwealth of Massachusetts if the Grantee was a resident of Massachusetts for thirty (30) days immediately preceding Grantee’s cessation of Service. Consent to Jurisdiction

The following is added to the end of Section 11: Notwithstanding the foregoing, any civil action relating to Section 6(e) shall be brought in the state or federal court in and for the county where Grantee resides. United States - Minnesota Only Non-Competition Sub-section 6(e) of the Agreement, alone, is deleted in its entirety. Consent to Jurisdiction The following is added to the end of Section 11: Nothing in this Agreement will require Grantee to adjudicate outside of Minnesota any claim involving a covenant not to compete arising in Minnesota, or deprive Grantee of the substantive protection of Minnesota law with respect to a controversy arising in Minnesota involving a covenant not to compete. United States - Washington Only The following provisions replace Section 6 of the Agreement in its entirety: 6) Non-Competition and Non-Solicitation. In consideration of the promises contained herein and the Grantee’s access and exposure to Confidential and Proprietary Information provided to the Grantee, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Grantee agrees that: (a) During the Grantee’s Service and continuing thereafter until (i) twelve (12) months following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, solicit any customer of the Company to cease or reduce the extent to which it is doing business with the Company; (b) During the Grantee’s Service and continuing thereafter until (i) twelve (12) months following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, the Grantee shall not, on behalf of the Grantee or on behalf of or in conjunction with any other person, entity or organization other than the Company, whether as an agent or otherwise, solicit any employee of the Company to leave the Company; (c) During the term of the Grantee’s Service, the Grantee promises and agrees that the Grantee will not, in any way, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity, engage or attempt to engage in any competitive activity relating to the subject matter of the Grantee’s Service or relating to the Company Group’s business; (d) If, as of the date enforcement is sought or Grantee’s last day of employment (whichever is earlier), Grantee’s earnings from the Company in the prior year (or portion thereof for which Grantee was employed), when annualized, exceed the amount required by Wash. Rev. Code 49.62.020 as adjusted by 49.62.040 (for 2024, $120,559.99), then Grantee shall not become employed by, render services to or directly or indirectly (whether for compensation or otherwise, and whether as an employee, employer, consultant, agent, principal, partner, stockholder, lender, investor, corporate officer, board member, director, or in any other individual or representative capacity), own or hold a proprietary interest in, manage, operate, or control, or join or participate in the ownership, management, operation or control of, or furnish any capital to or be connected in any manner with, any Competing Enterprise. For purposes of this Sub-Section 6(d), a “Competing Enterprise” means any entity, organization or person engaged, or planning to become engaged, in substantially the same or similar business to that being conducted or actively and specifically planned to be conducted during the Grantee’s Service or within six (6) months after the Grantee’s termination of Service or its subsidiaries, owned or controlled. It includes, without limitation: (i) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing any products or services relating to transaction or payment processing, including those for the benefit of fleets; travel; healthcare; education; payroll; or, benefits through charge cards, credit cards, procurement cards or any other form of payment services or electronic commerce; (ii) the sale, distribution or publication of petroleum product pricing or management information or other products or services currently sold or to the best of the Grantee’s knowledge contemplated to be sold by the Company or any of its owned or controlled subsidiaries, and (iii) the business of developing, managing, operating, marketing, processing, financing, or otherwise being involved in providing commercial travel, entertainment and purchasing credit cards. The restrictions in this Section 6 shall be effective and binding only to the extent permissible under Rule 5.6 of the Maine Rules of Professional Conduct or any similar rule governing the practice of law that is applicable to the Grantee. The restrictions in this Section shall not be construed to prevent the Grantee from, following the termination of the Grantee’s Service, working for a business entity that does not compete with the Company or its subsidiaries simply because the entity is affiliated with a Competing Enterprise, so long as the entity is operationally separate and distinct from the Competing Enterprise and the Grantee’s job responsibilities at that entity are unrelated to the Competing Enterprise. The restrictions in this Section will not apply to employment by or the rendering of services to businesses that sell fuel or convenience items if those businesses are not directly competing with the Company or its subsidiaries, owned or controlled. The restrictions in this Section shall also not be deemed to prohibit the Grantee from owning not more than one percent (1%) of the total shares of all classes of stock of any publicly held company. The Grantee acknowledges that the Company Group’s businesses are conducted internationally and agrees that the provisions in this Section shall operate in any country in which the Company conducts business while the Grantee is/was employed by the Company. In the event Grantee’s employment is terminated as a result of a layoff, this Sub-Section 6(d) will not be enforced by the Company. If Grantee is a new hire, Grantee acknowledges that the terms of this Agreement were disclosed to Grantee in writing no later than the time of the acceptance of the offer of employment. If Grantee is a current employee, Grantee acknowledges that this Agreement provides, and Grantee has received, good, valuable, sufficient and independent consideration for this Sub-Section 6(d); and/or (e) Subject to Sub-Section 5(b), and except in the proper course of the Grantee’s duties to the Company in the ordinary course of business or as otherwise explicitly directed in writing by an officer of the Company, directly or through others: (a) provide any confidential information, including any information derived from the Grantee’s experience with the Company, to (i) any competitor of the Company, (ii) any person the Grantee knows or has reason to believe may be an investor or prospective investor in the Company, (iii) a member of the media, (iv) any prospective acquirer of the Company, (v) any litigant or potential litigant against the Company, (vi) any other person seeking information regarding the Company (including, without limitation, information with respect to its business, executives, directors, balance sheet, history, prospects or opportunities) or seeking to change or influence the control of the Company, or (vii) any person acting on behalf of any of the foregoing (any such person described in clauses (i) to (vii), a “Potential Adverse Party”); (b) make, publicly or privately, any statements that disparage, or could otherwise cause harm to, the business or reputation of the Company and/or any current or former officer, director or employee of the Company; (c) join a “group” or become a “participant” in a solicitation with respect to the Company (other than a solicitation by the Board of Directors), as those terms are defined in applicable securities laws; and (d) aid, encourage, advise or otherwise provide assistance to any Potential Adverse Party in (i) asserting, prosecuting or defending any claim, action or proceeding against the Company, (ii) undertaking a proxy contest, withhold campaign or other shareholder activism campaign or proxy solicitation against the Company, (iii) proposing to acquire the Company or any of its assets or subsidiaries or (iv) making any other demands of the Company. If the Grantee is contacted by any Potential Adverse Party, the Grantee shall promptly provide written notice thereof to the Company’s Chief Legal Officer (the “CLO”), and shall not discuss the Company with any such Potential Adverse Party without prior written approval from the CLO. The Company has previously entered into agreements with certain executives and employees that contain restrictive covenants (“Restrictions”). For the avoidance of doubt, if the Grantee is party to an employment or other agreement containing Restrictions on (a) confidentiality, (b) solicitation of customers, clients, and/or patrons or prospective customers, clients and/or patrons of the

Company, (c) solicitation or hire of Company employees, and/or (d) competition (collectively, “Existing Restrictions”), any such Existing Restrictions will remain in effect and the Grantee shall remain bound by such Existing Restrictions. To the extent the restrictions contained in Sections 5 or 6 of this Agreement conflict in any way with any Existing Restriction(s), such conflict shall be resolved by giving effect to the provision that provides the greatest protection to the Company that is enforceable under applicable law. The Grantee agrees and acknowledges that the period of time, geographical scope, activity and subject of the above-noted restrictive covenants imposed by this Agreement are fair, and reasonable and necessary under the circumstances and are reasonably required for the protection of the Company. The Grantee also acknowledges that in the event the Grantee breaches any part of Sections 5 or 6 of this Agreement, the damages to the Company would be irreparable. Therefore, in addition to monetary damages and/or reasonable attorney fees, the Company shall have the right to seek injunctive and/or other equitable relief in any court of competent jurisdiction to enforce the restrictive covenants contained in this Agreement. Further, the Grantee consents to the issuance of a temporary restraining order or preliminary injunction to maintain the status quo pending the outcome of any proceeding. If any one or more provisions of Sections 5 or 6 shall for any reason be held to be excessively broad as to time, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the greatest extent compatible with applicable law as it shall then appear, and the parties expressly agree that any of the provisions of Sections 5 or 6 may be reformed, modified, revised, edited or blue-penciled to make such provision enforceable, to the fullest extent permitted by law, and the parties consent to the enforcement of such provision as so reformed, modified, revised, edited or blue-penciled. The Grantee agrees, during (i) the twelve (12) month period following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, the twelve (12) month period following the final Vesting Date, to disclose to the Company, in writing, any person or entity with whom the Grantee becomes employed, contracted to, or otherwise affiliated, the Grantee’s date of hire or engagement, the Grantee’s job title, and a complete description of the Grantee’s duties. The Grantee agrees to make such disclosure to the Company no later than the date on which the Grantee accepts or otherwise agrees to become employed by, contracted to, or otherwise affiliated with such person or entity. While the Grantee is employed with the Company and continuing thereafter until (i) twelve (12) months following the termination of the Grantee’s Service for any reason other than Retirement, or (ii) in the event of a termination of employment due to Retirement, twelve (12) months following the final Vesting Date, the Grantee will provide any person or entity that the Grantee seeks an offer of employment or other engagement or retention from notice of the existence of this Agreement and the terms of Sections 5 and 6 before requesting or accepting such an offer. If the Grantee fails to provide such notice, the Grantee understands that the Grantee may be held liable for any consequential damages resulting from such failure. The Grantee agrees that the Company may send a copy of this Agreement to, or otherwise make the provisions of Sections 5 or 6 of this Agreement known to, any of the Grantee’s potential and future employers or other entity considering engaging the Grantee or which has engaged or employed the Grantee. The

Grantee agrees not to assert any claim that such conduct by the Company is legally actionable interference or otherwise impermissible regardless of whether or not the provisions of Sections 5 or 6 are later found to be enforceable in whole or in part. Mindful of the obligations set forth in Sections 5 and 6, upon termination of the Grantee’s employment, the Grantee shall promptly sign and deliver the Certificate of Compliance Post Termination in a form reasonably satisfactory to the Company. Governing Law: The following provision replaces Section 10 of the Agreement in its entirety: 10) Governing Law. This Agreement, and all claims or causes of action or other matters that may be based upon, arise out of or relate to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict or choice of law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction. If the laws of the State of Washington apply to the Grantee, then nothing in this Agreement shall be construed to deprive the Grantee of the protections or benefits of the Washington Noncompete Act (RCW §§49.62.005 – 900). Consent to Jurisdiction: The following is added to the end of Section 11: If the laws of the State of Washington apply to the Grantee, then nothing in this Agreement shall require the Grantee to adjudicate a noncompetition covenant outside of the State of Washington. Grantee understands that nothing in this Agreement or in any Company policy prevents Grantee from discussing or disclosing conduct, or the existence of a settlement involving conduct, that Grantee reasonably believed to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, or that is recognized as illegal under state, federal, or common law, or that is recognized as against a clear mandate of public policy, where the conduct occurred at the workplace, at work-related events coordinated by or through the employer, between employees, or between an employer and an employee, whether on or off the employment premises; provided, however, that Grantee remains subject to any obligation to keep confidential the amount paid in settlement of any claim.